UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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THE WESTERN UNION COMPANY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE WESTERN UNION COMPANY

12500 East Belford Avenue

Englewood, Colorado 80112

April 10, 2012

Dear Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of The Western Union Company (the “Company”), to be held at 8:00 a.m., local time, on Wednesday, May 23, 2012, at 505 Fifth Avenue, 7th Floor, New York, NY 10017. A registration desk will open at 7:30 a.m.

The attached notice and proxy statement contain details of the business to be conducted at the annual meeting. In addition, the Company’s 2011 Annual Report, which is being made available to you along with the proxy statement, contains information about the Company and its performance. Directors and officers of the Company will be present at the annual meeting.

Your vote is important! Whether or not you plan to attend the annual meeting, please read the proxy statement and then vote, at your earliest convenience, by telephone or Internet, or request a proxy card to complete, sign, and date and return by mail. Using the telephone or Internet voting systems, or mailing your completed proxy card, will not prevent you from voting in person at the meeting if you are a stockholder of record and wish to do so.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the Company.

Regards,

Hikmet Ersek

President and Chief Executive Officer

THE WESTERN UNION COMPANY

12500 East Belford Avenue

Englewood, Colorado 80112

(866) 405-5012

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 23, 2012

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Stockholders of The Western Union Company, a Delaware corporation (the “Company”), will be held at 8:00 a.m., local time, on Wednesday, May 23, 2012, at 505 Fifth Avenue, 7th Floor, New York, NY 10017, for the following purposes:

1.	Elect Richard A. Goodman, Roberto G. Mendoza, and Michael A. Miles, Jr. to serve as Class III members of the Company’s Board of Directors until our 2015 annual meeting of stockholders.

2.	Approve amendments to the Company’s Amended and Restated Certificate of Incorporation to eliminate the classification of the Board of Directors.

3.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012.

4.	Hold an advisory vote on executive compensation.

5.	Approve the material terms of the expanded performance measures available under the Company’s 2006 Long-Term Incentive Plan.

6.	Vote on stockholder proposals described in the accompanying Proxy Statement, if properly presented at the 2012 Annual Meeting of Stockholders.

7.	Transact any other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The Board of Directors recommends the following votes:

•	FOR the election of all the nominees for the Board of Directors.

•	FOR the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate classification of the Board of Directors.

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012.

•

FOR the approval of a resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement.

•	FOR the approval of the material terms of the expanded performance measures available under the Company’s 2006 Long-Term Incentive Plan.

•	AGAINST the stockholder proposals described in the accompanying Proxy Statement, if properly presented at the 2012 Annual Meeting of Stockholders.

Our stockholders of record on March 26, 2012 are entitled to notice of and to vote at the meeting and at any adjournment or postponement that may take place. A list of stockholders entitled to vote at the meeting will be available for the examination of any stockholder at the annual meeting and for ten days prior to the annual meeting at our principal executive offices located at 12500 East Belford Avenue, Englewood, Colorado 80112.

You are cordially invited to attend the annual meeting. To gain admission, you will need to show that you are a stockholder of the Company. All stockholders will be required to show valid, government-issued, picture identification or an employee badge issued by the Company. If your shares are registered in your name, your name will be compared to the list of registered stockholders to verify your share ownership. If your shares are in the name of your broker or bank, you will need to bring evidence of your share ownership, such as your most recent brokerage account statement or a legal proxy from your broker. If you do not have valid picture identification and proof that you own Company shares, you will not be admitted to the annual meeting of stockholders. All packages and bags are subject to inspection. Please note that the registration desk will open at 7:30 a.m. Please arrive in advance of the start of the meeting to allow time for identity verification.

Your vote is extremely important. We appreciate your taking the time to vote promptly. After reading the Proxy Statement, please vote, at your earliest convenience by telephone or Internet, or request a proxy card to complete, sign, and return by mail. If you decide to attend the annual meeting and would prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY: (i) TELEPHONE; (ii) INTERNET; (iii) REQUESTING A PAPER PROXY CARD TO COMPLETE, SIGN, AND RETURN BY MAIL; OR (iv) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. Please note that all votes cast via telephone or the Internet must be cast prior to 12:00 p.m., Central Daylight Time on Tuesday, May 22, 2012.

By Order of the Board of Directors

John R. Dye
Executive Vice President, General Counsel and Secretary
April 10, 2012

YOUR VOTE IS IMPORTANT

PLEASE PROMPTLY VOTE BY TELEPHONE OR INTERNET, OR REQUEST A PROXY CARD TO COMPLETE, SIGN AND RETURN BY MAIL SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. YOUR PROMPT ACTION WILL AID THE COMPANY IN REDUCING THE EXPENSE OF PROXY SOLICITATION.

Proxy Statement	1
The Proxy Process and Stockholder Voting	1
Board of Directors Information	6
Proposal 1—Election of Directors	11
Proposal 2—Approval of Amendments to the Company’s Amended and Restated Certificate of Incorporation to Eliminate Classification of the Board of Directors	12
Corporate Governance	14
Independence of Directors	14
Board Leadership Structure and Role in Risk Oversight	15
Committees of the Board of Directors	16
Communications with the Board of Directors	19
Board Attendance at Annual Stockholders’ Meeting	19
Presiding Director of Non-Management Director Meetings	19
Nomination of Directors	19
Submission of Stockholder Proposals	20
Code of Ethics	20
Compensation of Directors	21
Report of the Audit Committee	24
Proposal 3—Ratification of Selection of Auditors	25
Compensation and Benefits Committee Report	26
Compensation Discussion and Analysis	27
Executive Summary	27
Establishing and Evaluating Executive Compensation	29
The Western Union Executive Compensation Program	35
Compensation of Our Named Executive Officers	45
Executive Compensation	50
2011 Summary Compensation Table	50
2011 Realized Compensation Table	51
2011 All Other Compensation Table	52
2011 Grants of Plan-Based Awards Table	53
Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table	54
2011 Outstanding Equity Awards at Fiscal Year End Table	56
2011 Option Exercises and Stock Vested Table	58
2011 Nonqualified Deferred Compensation Table	58
Potential Payments Upon Termination or Change-in-Control	59
Payments Upon a Termination or Change-in-Control	61
Risk Management and Compensation Proposal 4—Advisory Vote on Executive Compensation	65 67
Proposal 5—Approval of the Expanded Performance Measures Available under The Company’s 2006 Long-Term Incentive Plan	69
Proposal 6—Stockholder Proposal regarding Stockholder Proxy Access	73
Proposal 7—Stockholder Proposal regarding an Advisory Vote on Political Contributions	75
Equity Compensation Plan Information	78
Stock Beneficially Owned by Directors, Executive Officers, and Our Largest Stockholders	79
Certain Transactions and Other Matters	81
Section 16(a) Beneficial Ownership Reporting Compliance	81
Annex A—Amendments to Amended and Restated Certificate of Incorporation of The Western Union Company	A-1
Annex B—The Western Union Company’s 2006 Long-Term Incentive Plan	B-1

THE WESTERN UNION COMPANY

12500 East Belford Avenue

Englewood, Colorado 80112

(866) 405-5012

PROXY STATEMENT

The Board of Directors of The Western Union Company (“Western Union” or the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on May 23, 2012 at 8:00 a.m., local time, and any adjournment or postponement of that meeting. The meeting will be held at 505 Fifth Avenue, 7th Floor, New York, NY 10017.

In accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we furnish proxy materials, which include this Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Stockholders, to our stockholders over the Internet unless otherwise instructed by the stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

The Notice of Internet Availability of Proxy Materials was first mailed on or before April 10, 2012 to all stockholders of record as of March 26, 2012 (the “Record Date”). The only voting securities of the Company are shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), of which there were 613,861,350 shares outstanding as of the Record Date.

The Company’s Annual Report to Stockholders, which contains consolidated financial statements for the year ended December 31, 2011, accompanies this Proxy Statement. You also may obtain a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 that was filed with the SEC, without charge, by writing to Investor Relations, The Western Union Company, 12500 East Belford Avenue, Mailstop M23IR, Englewood, Colorado 80112. If you would like to receive a copy of any exhibits listed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, please call (866) 405-5012 or submit a request in writing to Investor Relations at the above address, and the Company will provide you with the exhibits upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits). The Company’s Annual Report on Form 10-K and these exhibits are also available in the “Investor Relations” section of www.westernunion.com.

THE PROXY PROCESS AND STOCKHOLDER VOTING

Why Did I Receive These Materials?

Our Board of Directors has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at our 2012 Annual Meeting of Stockholders, which will take place on May 23, 2012. Our stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this Proxy Statement.

What Does It Mean If I Receive More Than One Notice of Internet Availability of Proxy Materials or Proxy Card?

This means you hold shares of the Company in more than one way. For example, you may own some shares directly as a “Registered Holder” and other shares through a broker or you may own shares through more than one broker. In these situations you may receive multiple Notices of Internet Availability of Proxy Materials or, if you request proxy materials to be delivered to you by mail, Proxy Cards. It is necessary for you to vote, sign, and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Notices of Internet Availability of Proxy Materials you receive in order to vote all of the shares you own. If you request proxy materials to be delivered to you by mail, each Proxy Card you receive will come with its own prepaid return envelope; if you vote by mail, make sure you return each Proxy Card in the return envelope which accompanied that Proxy Card.

Does My Vote Matter?

YES! We are required to obtain stockholder approval for the election of directors and other important matters. Each share of Common Stock is entitled to one vote and every share voted has the same weight. In order for the Company to obtain the necessary stockholder approval of proposals, a “quorum” of stockholders (a majority of the issued and outstanding shares entitled to vote) must be represented at the meeting in person or by proxy. If a quorum is not obtained, the Company must postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of the Company or its stockholders. Since few stockholders can spend the time or money to attend stockholder meetings in person, voting by proxy is important to obtain a quorum and complete the stockholder vote.

How Do I Vote?

By Telephone or Internet—You may vote your shares via telephone as instructed on the Proxy Card, or the Internet as instructed on the Proxy Card or the Notice of Internet Availability of Proxy Materials. The telephone and Internet procedures are designed to authenticate your identity, to allow you to vote your shares, and confirm that your instructions have been properly recorded.

The telephone and Internet voting facilities will close at 12:00 p.m., Central Daylight Time, on May 22, 2012.

By Mail—If you request paper Proxy Cards by telephone or Internet, you may elect to vote by mail. If you elect to do so, you should complete, sign, and date each Proxy Card you receive, indicating your voting preference on each proposal, and return each Proxy Card in the prepaid envelope which accompanied that Proxy Card. If you return a signed and dated Proxy Card but you do not indicate your voting preferences, your shares will be voted in accordance with the recommendations of the Board of Directors. By returning your signed and dated Proxy Card or providing instructions by the alternative voting procedure in time to be received for the 2012 Annual Meeting of Stockholders, you authorize Hikmet Ersek and John R. Dye to act as your Proxies to vote your shares of Common Stock as specified.

At the Meeting—Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held beneficially on your behalf by a broker or agent may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker or agent that holds your shares giving you the right to vote the shares, and you bring such proxy to the annual meeting.

How Many Votes Are Required to Approve a Proposal?

The Company’s By-Laws require directors to be elected by the majority of votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director must exceed the number of votes cast “against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

The proposal to amend the Company’s Amended and Restated Certificate of Incorporation (Proposal 2) and the stockholder proposal regarding stockholder proxy access (Proposal 6) require the affirmative vote of the holders of a majority of the outstanding common stock of the Company entitled to vote thereon. The ratification of Ernst & Young LLP’s appointment as independent registered public accounting firm (Proposal 3), the advisory vote on executive compensation (Proposal 4), the proposal to approve the material terms of the expanded performance measures available under the Company’s 2006 Long-Term Incentive Plan (Proposal 5), and the other stockholder proposal (Proposal 7) set forth in this Proxy Statement require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote thereon.

What Is The Effect Of Not Voting?

It depends on how ownership of your shares is registered and the proposal to be voted upon. If you own shares as a Registered Holder, rather than through a broker, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. With respect to Proposals 2 and 6, a failure to vote will have the same effect as a vote against each of those proposals. Except as described below, and assuming a quorum is obtained, with respect to each of the other proposals your unvoted shares will not affect whether a proposal is approved or rejected.

If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described in the answer to the following Question, in the absence of your voting instruction, your broker may or may not vote your shares.

If I Don’t Vote, Will My Broker Vote For Me?

If you own your shares through a broker and you don’t vote, your broker may vote your shares in its discretion on some “routine matters.” With respect to other proposals, however, your broker may not be able to vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as the “broker non-vote.” “Broker non-vote” shares are counted toward the quorum requirement. With respect to Proposals 2 and 6, “broker non-vote” shares will have the same effect as a vote against. With respect to each of the other proposals, a “broker non-vote” share will not affect the determination of whether the matter is approved. The Company believes that the proposal to ratify Ernst & Young LLP’s appointment as independent registered public accounting firm (Proposal 3) set forth in this Proxy Statement is a routine matter on which brokers will be permitted to vote any unvoted shares.

Other than Proposal 3, the Company believes that all other proposals set forth in this Proxy Statement are not considered routine matters and brokers will not be able to vote on behalf of their clients if no voting instructions have been furnished. Please vote your shares on all proposals.

How Are Abstentions Treated?

Whether you own your shares as a Registered Holder or through a broker, abstentions are counted toward the quorum requirement and are counted as votes “against” a proposal, other than the proposal for the election of directors.

If I Own My Shares Through A Broker, How Is My Vote Recorded?

Brokers typically own shares of Common Stock for many stockholders. In this situation the Registered Holder on the Company’s stock register is the broker or its nominee. This often is referred to as holding shares in “Street Name.” The “Beneficial Owners” do not appear in the Company’s stockholder register. If you hold your shares in Street Name, and elect to vote via telephone or the Internet, your vote will be submitted to your broker. If you request paper Proxy Cards and elect to vote by mail, the accompanying return envelope is addressed to return your executed Proxy Card to your broker. Shortly before the meeting, each broker totals the votes submitted by telephone, Internet, or mail by the Beneficial Owners for whom it holds shares, and submits a Proxy Card reflecting the aggregate votes of such Beneficial Owners.

Is My Vote Confidential?

In accordance with the Company’s Corporate Governance Guidelines, the vote of any stockholder will not be revealed to anyone other than a non-employee tabulator of votes or an independent election inspector, except (i) as necessary to meet applicable legal and stock exchange listing requirements, (ii) to assert claims for or defend claims against the Company, (iii) to allow the Inspectors of Election to certify the results of the stockholder vote, (iv) in the event a proxy, consent, or other solicitation in opposition to the voting recommendation of the Board of Directors takes place, (v) if a stockholder has requested that his or her vote be disclosed, or (vi) to respond to stockholders who have written comments on Proxy Cards.

Can I Revoke My Proxy And Change My Vote?

Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a Registered Holder, your proxy can be revoked in several ways: (i) by timely delivery of a written revocation delivered to the Corporate Secretary, (ii) by timely submission of another valid proxy bearing a later date (including through any alternative voting procedure described on the Notice of Internet Availability of Proxy Materials or Proxy Card), or (iii) by attending the meeting and giving the Inspectors of Election notice that you intend to vote your shares in person. If your shares are held by a broker, you must contact your broker in order to revoke your proxy.

Will Any Other Business Be Transacted At The Meeting? If So, How Will My Proxy Be Voted?

Management does not know of any business to be transacted at the annual meeting of stockholders other than those matters described in this Proxy Statement. The period specified in the Company’s By-Laws for submitting additional proposals to be considered at the meeting has passed and there are no such proposals to be considered. However, should any other matters properly come before the meeting, and any adjournments and postponements thereof, shares with respect to which voting authority has been granted to the Proxies will be voted by the Proxies in accordance with their judgment.

Who Counts The Votes?

Votes will be counted and certified by the Inspectors of Election, who are employees of Wells Fargo Bank, N.A., the Company’s Transfer Agent and Registrar. If you are a Registered Holder, your telephone or Internet vote is submitted, or your executed Proxy Card is returned, directly to Wells Fargo for tabulation. As noted above, if you hold your shares through a broker, your broker returns a single Proxy Card to Wells Fargo on behalf of its clients.

How Much Does The Proxy Solicitation Cost?

The Company has engaged the firm of Morrow & Co., LLC, 470 West Ave, Stamford, Connecticut 06902 to assist in distributing and soliciting proxies for a fee of $10,000, plus expenses. However, the proxy solicitor fee is only a small fraction of the total cost of the proxy process. The largest expense in the proxy process is printing and mailing the proxy materials. The Company will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to Beneficial Owners of our Common Stock. Proxies also may be solicited on behalf of the Company by directors, officers, or employees of the Company in person or by mail, telephone, or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies. The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, and this Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY

OF PROXY MATERIALS

The Company’s Proxy Statement and Annual Report to Stockholders are available at www.ematerials.com/wu for Registered Holders and at www.proxyvote.com for Beneficial Owners. To access such materials, you will need the control/identification numbers provided to you in your Notice of Internet Availability of Proxy Materials or your Proxy Card.

BOARD OF DIRECTORS INFORMATION

In accordance with applicable Delaware law, the business of the Company is managed under the direction of its Board of Directors. Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Board of Directors is to consist of not less than one nor more than 15 directors. Directors are currently divided into three classes and directors in each class are elected for a three-year term. Proposal 2 proposes to amend the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors such that each director would be elected to a one-year term beginning with the directors elected at the 2013 Annual Meeting of Stockholders. During 2011, the Board of Directors met ten times (not including committee meetings). Each of the directors attended at least 75% of the aggregate number of meetings of the Board and Board committees on which they served during 2011.

Board of Directors Members

Name and Age	Principal Occupation, Business Experience and Directorships	Experience, Qualifications, Attributes and Skills Supporting Directorship Position on the Company’s Board*	Director Since
Dinyar S. Devitre Age 64	Special Advisor to General Atlantic LLC since June 2008. Mr. Devitre served as Senior Vice President and Chief Financial Officer of Altria Group, Inc. from March 2002 until March 2008. From 2001 to 2002, Mr. Devitre served as a private business consultant and from 1998 to 2001, he was Executive Vice President at Citibank in Europe. He started with the Altria Group companies in 1970 and served in a variety of positions, including President Philip Morris, Asia, Chairman and Chief Executive Officer Philip Morris, Japan, and Senior Vice President, Corporate Planning, Philip Morris Companies, Inc. from 1995 to 1998. Mr. Devitre was a director of Kraft Foods Inc. from September 2002 to May 2007, and is a director of SABMiller plc and Altria Group, Inc. Mr. Devitre’s term expires in 2013.	Mr. Devitre brings to the Board experience as the chief financial officer of a large U.S.-based multinational company, as an executive and director of large consumer goods corporations subject to regulation in multiple jurisdictions and as an executive of a financial services company. Mr. Devitre has experience with complex capital structures and related issues. Mr. Devitre also provides the Board with diversity in viewpoint and international business experience as a native of India who has lived and worked in many countries.	2006

Name and Age	Principal Occupation, Business Experience and Directorships	Experience, Qualifications, Attributes and Skills Supporting Directorship Position on the Company’s Board*	Director Since
Hikmet Ersek Age 51	President and Chief Executive Officer of the Company since September 2010. Prior to taking this position, Mr. Ersek served as our Chief Operating Officer since January 2010. From December 2008 to December 2009, Mr. Ersek served as the Company’s Executive Vice President and Managing Director, Europe, Middle East, Africa and Asia Pacific Region. From September 2006 to December 2008, Mr. Ersek served as the Company’s Executive Vice President and Managing Director, Europe/Middle East/Africa/South Asia. Prior to September 2006, Mr. Ersek held various positions of increasing responsibility with Western Union. Before joining Western Union in September 1999, Mr. Ersek was with GE Capital and Europay/MasterCard specializing in European payment systems and consumer finance. Mr. Ersek’s term expires in 2014.	Mr. Ersek is the only Director who is also an executive of the Company. Mr. Ersek provides his insight as the Company’s leader, and from his prior roles as the Company’s Chief Operating Officer and leader in the Company’s Europe, Middle East, Africa and Asia Pacific region, a significant area for the Company. Mr. Ersek provides many years of international consumer payment sales, marketing, distribution, and operations insight from his experience with the Company, GE Capital, and Europay/MasterCard.	2010

Richard A. Goodman Age 63	Executive Vice President, Global Operations of PepsiCo Inc. (“PepsiCo”) from March 2010 to December 2011. Prior to that, Mr. Goodman was PepsiCo’s Chief Financial Officer from October 2006. From 2003 until October 2006, Mr. Goodman was Senior Vice President and Chief Financial Officer of PepsiCo International. Mr. Goodman served as Senior Vice President and Chief Financial Officer of PepsiCo Beverages International from 2001 to 2003, and as Vice President and General Auditor of PepsiCo from 2000 to 2001. Before joining PepsiCo in 1992, Mr. Goodman was with W.R. Grace & Co. in a variety of senior financial positions. Mr. Goodman is a director of Johnson Controls Inc. and Toys “R” Us, Inc. Mr. Goodman’s term expires in 2012.	Mr. Goodman brings to the Board experience as the chief financial officer and executive of a large, U.S.-based multinational company that manufactures, markets, and distributes a broad range of consumer goods. Mr. Goodman has experience with complex capital structures, and brings to the Board and management perspective with regard to consumer products, marketing, and brand management. Mr. Goodman also brings to the Board his experience as a board member of a global diversified industrial company.	2012

Name and Age	Principal Occupation, Business Experience and Directorships	Experience, Qualifications, Attributes and Skills Supporting Directorship Position on the Company’s Board*	Director Since
Jack M. Greenberg Age 69	Non-Executive Chairman of the Board of Directors. Mr. Greenberg was Chairman (from May 1999) and Chief Executive Officer (from August 1998) of McDonald’s Corporation until December 2002. Mr. Greenberg joined McDonald’s Corporation as Executive Vice President and Chief Finance Officer and as a member of the Board of Directors in 1982. He served as a director of First Data from 2003 to 2006 and as a director of Abbott Laboratories from 2001 to 2007. Mr. Greenberg is a director of The Allstate Corporation, Hasbro, Inc., Innerworkings, Inc., where he serves as Chairman of the Board, and Manpower Inc. Mr. Greenberg’s term expires in 2014.	Mr. Greenberg’s experience as the Chairman and Chief Executive Officer of McDonald’s Corporation is supportive of his role as Non-Executive Chairman of the Board. He has experience working with large, global distribution networks, similar to the Company’s agent network, and consumer marketing, pricing, and trend analysis. Mr. Greenberg brings to the Board experience as the chief financial officer of a large U.S.-based multinational company. He is also a certified public accountant and an attorney. Mr. Greenberg is the only Director who was a director of the Company’s former parent company, which provides historical context for the Company’s operations.	2006

Betsy D. Holden Age 56	Senior Advisor to McKinsey & Company since April 2007. Ms. Holden served as President, Global Marketing and Category Development of Kraft Foods Inc., a food business unit of Altria Group, Inc., from January 2004 through June 2005, Co-Chief Executive Officer of Kraft Foods Inc. from March 2001 until December 2003, and President and Chief Executive Officer of Kraft Foods North America from May 2000 until December 2003. Ms. Holden began her career at General Foods in 1982. She currently serves as a director of Tribune Company and Diageo plc. Ms. Holden’s term expires in 2013.	Ms. Holden brings to the Board experience as a chief executive officer of a large U.S.-based multinational company and provides the Board with insights into consumer marketing and brand management from her years of experience with Kraft Foods. She is familiar with the challenges of operating in a highly regulated industry. Her current role as Senior Advisor to McKinsey & Company is focused on strategy, marketing, innovation, and board effectiveness initiatives across a variety of industries.	2006

Name and Age	Principal Occupation, Business Experience and Directorships	Experience, Qualifications, Attributes and Skills Supporting Directorship Position on the Company’s Board*	Director Since
Linda Fayne Levinson Age 70	An advisor to professionally funded, privately held ventures. Ms. Fayne Levinson was Non-Executive Chair of the Board of Connexus, Inc., formerly VendareNetblue, a privately held online marketing company until May 2010 when it was merged with Epic Advertising. From February through July 2006, Ms. Fayne Levinson was both Chair and Interim CEO of Vendare Media. From 1997 until May 2004, Ms. Fayne Levinson was a partner at GRP Partners, a venture capital firm, investing in early stage technology companies in the financial services, internet media and online retail sectors. Earlier in her career, Ms. Fayne Levinson was an executive at American Express and a partner at McKinsey & Company. She is a director of NCR Corporation, Jacobs Engineering Group Inc., Ingram Micro, Inc., and Hertz Global Holdings Inc. Ms. Fayne Levinson’s term expires in 2014.	Ms. Fayne Levinson provides a combination of consumer payments business experience with that of emerging technology and online retail services companies. She also provides general management experience from her time at American Express, strategic experience as a former McKinsey partner, and investment experience from her time as a venture capital investor. Each of these areas is central to the Company’s business. Ms. Fayne Levinson also has substantial experience with respect to executive compensation matters and corporate governance, which is beneficial in her role as Chair of the Company’s Compensation and Benefits Committee.	2006

Roberto G. Mendoza Age 66	Senior Managing Director of Atlas Advisors LLC, an independent global investment banking firm, since March 2010. Previously, Mr. Mendoza co-founded Deming Mendoza & Co., LLC, a corporate finance advisory firm, and served as one of its partners from February 2009 to March 2010. Mr. Mendoza served as Non-Executive Chairman of Trinsum Group from February 2007 to November 2008. In January 2007, Trinsum Group was formed as a result of a merger of Marakon Associates and Integrated Finance Limited, a financial advisory company which Mr. Mendoza co-founded and of which he served as Chairman of the Board and Managing Director from 2002 to February 2007. He also served as Managing Director of Goldman Sachs Services from September 2000 to February 2001. From 1967 to 2000, Mr. Mendoza held positions at J.P. Morgan & Co. Inc., serving from 1990 to 2000 as director and Vice Chairman of the Board. Mr. Mendoza served as Chairman of Egg plc from May 2000 to February 2006, and as a director of Prudential plc from May 2000 to May 2007, and of PARIS RE Holdings Limited from January 2007 to September 2009. He currently serves as a director of PartnerRe Ltd. and Manpower Inc. Mr. Mendoza’s term expires in 2012.	Mr. Mendoza has substantial experience in investment banking and financial services. Mr. Mendoza also provides the Board with diversity in viewpoint and international business experience as he has lived and worked, and served on a variety of public company boards, both in the U.S. and abroad.	2006

Name and Age	Principal Occupation, Business Experience and Directorships	Experience, Qualifications, Attributes and Skills Supporting Directorship Position on the Company’s Board*	Director Since
Michael A. Miles, Jr. Age 50	President of Staples, Inc. since January 2006 and Chief Operating Officer since September 2003. Prior to that, Mr. Miles was Chief Operating Officer, Pizza Hut for Yum! Brands, Inc. from January 2000 to August 2003. From 1996 to 1999, he served Pizza Hut as Senior Vice President of Concept Development & Franchise. Mr. Miles’ term expires in 2012.	Mr. Miles is an executive of a consumer goods retailer. He has experience with large acquisitions outside of the U.S. and franchise distribution networks, which are similar to the Company’s agent network. Mr. Miles also brings U.S. and global operational expertise to the Board discussions.	2006

Dennis Stevenson Age 66	Chairman of HBOS plc, based in the United Kingdom, from June 2001 to January 2009. Mr. Stevenson has served as a director of Loudwater Investment Partners Ltd., also based in the United Kingdom, since January 2007. Mr. Stevenson was Chairman of Pearson plc from 1997 to October 2005 and a director of Manpower Inc. from 1988 to April 2006. Mr. Stevenson’s term expires in 2012 and he has declined to stand for re-election.	Mr. Stevenson has extensive experience running large multi-national corporations outside of the U.S. Based in the United Kingdom, he provides perspective regarding the European business and regulatory environment, which is important given the portion of the Company’s revenues associated with Europe.	2006

Wulf von Schimmelmann Age 65	Chief Executive Officer of Deutsche Postbank AG, a Germany-based financial services provider, from 1999 to June 2007. Before that, Mr. von Schimmelmann was a member of the Board of Managing Directors at BHF-Bank in Frankfurt am Main, where he was responsible for investment banking, payment transactions, and corporate customers. Mr. von Schimmelmann is Chair of the Supervisory Board of Deutsche Post AG, a member of the Supervisory Board of Maxingvest AG, and a director of Accenture Ltd. and Thomson Reuters International. Mr. von Schimmelmann served as Chair of the Supervisory Board of BAWAG P.S.K. from 2007 to 2009, and as a member of the Supervisory Board of Deutsche Telekom AG from 2006 to 2009. Mr. von Schimmelmann’s term expires in 2013.	Mr. von Schimmelmann brings to the Board experience as a chief executive officer of a large German multinational company. He has experience running a consumer-focused financial services business which was also an agent of the Company. This provides a perspective to the Board of one of the Company’s largest external constituent groups. Mr. von Schimmelmann has also operated in highly regulated financial services industries in a European jurisdiction. He also provides the viewpoint of a European who has also worked in the U.S.	2009

*	The Board selects nominees for Director on the basis of experience, integrity, skills, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties, all in the context of an assessment of the perceived needs of the Board at a given point in time. In addition to the individual attributes of each of the directors described in the preceding table, the Company highly values the collective business experience and qualifications of the directors. We believe that the experiences, viewpoints, and perspectives of our directors result in a Board with the commitment and energy to advance the interests of our stockholders.

Proposal 1

ELECTION OF DIRECTORS

The Board of Directors is currently divided into three classes serving staggered three-year terms. The terms of office of Mr. Mendoza and Mr. Miles expire at the 2012 Annual Meeting of Stockholders. The term of office of Mr. Stevenson also expires at the 2012 Annual Meeting of Stockholders and he has declined to stand for re-election. The Board of Directors appointed Mr. Goodman as a director in January 2012, subject to election by the stockholders at the 2012 Annual Meeting of Stockholders. Mr. Mendoza and Mr. Miles have been nominated for re-election, and Mr. Goodman has been nominated for election, through the 2015 Annual Meeting of Stockholders, or until a successor is elected and qualified. (See the “Board of Directors Information” section of this Proxy Statement for information concerning all directors.) In the case of a vacancy occurring during the year in any class, the Board of Directors may elect another director as a replacement, may leave the vacancy unfilled or may reduce the number of directors.

The terms of Mr. Devitre, Ms. Holden, and Mr. von Schimmelmann expire at the 2013 Annual Meeting of Stockholders. The terms of Mr. Ersek, Mr. Greenberg, and Ms. Fayne Levinson expire at the 2014 Annual Meeting of Stockholders.

A stockholder may (i) vote for the election of a nominee, (ii) vote against the election of a nominee, or (iii) abstain from voting for a nominee. Your shares will be voted as you instruct via the telephone or Internet voting procedure described on the Proxy Card or the Notice of Internet Availability of Proxy Materials, or as you specify on your Proxy Card(s) if you elect to vote by mail. If you sign, date, and return the Proxy Card without specifying how you want your shares voted, they will be voted for the election of the director nominees. If unforeseen circumstances (such as death or disability) require the Board of Directors to substitute another person for any of the director nominees, your shares will be voted for that other person.

The Company’s By-Laws require directors to be elected by the majority of votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director must exceed the number of votes cast “against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

Under the Company’s By-Laws, if an incumbent director is not elected, the director will promptly tender his or her resignation to the Board of Directors. The Corporate Governance and Public Policy Committee will make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors will act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days following certification of the election results. If such incumbent director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the next annual meeting and until his or her successor is duly elected or his or her earlier resignation or removal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RE-ELECT MR. MENDOZA AND MR. MILES, AND TO ELECT MR. GOODMAN, AS DIRECTORS TO SERVE UNTIL THE 2015 ANNUAL MEETING OF STOCKHOLDERS.

Proposal 2

APPROVAL OF AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE CLASSIFICATION OF BOARD OF DIRECTORS

The Board of Directors (the “Board”) has adopted, and recommends that the Company’s stockholders approve, amendments to Article Fifth of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) to:

•

eliminate the classified board structure on a phase-out basis such that each director would be elected to a one-year term beginning with the directors elected at the 2013 Annual Meeting of Stockholders; and

•	provide that once the Board ceases to be classified, directors may, consistent with Delaware law, be removed with or without cause.

A copy of Article Fifth of the Certificate that shows the changes that would be implemented upon stockholder approval of this Proposal 2 is attached as Annex A to this Proxy Statement (the “Proposed Declassification Amendments”). An explanation of the Proposed Declassification Amendments is included below. Other than as described herein, the approval of the Proposed Declassification Amendments will not have any effect on your rights as a stockholder.

Background

Article Fifth of our Certificate currently requires that our Board be divided into three classes, with directors elected to staggered three-year terms. Under the current version of Article Fifth, one class of directors, representing approximately one-third of our directors, stands for election at each annual meeting of the stockholders.

A nonbinding stockholder proposal urging the Board of Directors to declassify the Board was included in the Company’s 2011 Proxy Statement and received favorable votes from approximately 72% of the outstanding shares of the Company’s common stock. The Corporate Governance and Public Policy Committee of the Company’s Board of Directors, which is composed entirely of independent directors, regularly considers and evaluates a broad range of corporate governance issues affecting the Company and reports to the Board regarding the same. While the Board believes that a classified board may offer several advantages, such as promoting continuity and stability and encouraging directors to take a long-term perspective, it recognizes the growing sentiment of its stockholders and a number of institutional investor groups in favor of the annual election of directors. The Board also recognizes that a classified structure may appear to reduce director accountability to stockholders. In light of this, the Company’s Board, at the recommendation of the Corporate Governance and Public Policy Committee, has determined that it will ask stockholders to approve the Proposed Declassification Amendments to the Certificate that eliminate the Company’s current classified Board structure and make certain related changes.

Summary of Proposed Declassification Amendments

Declassification of the Board of Directors

If the Proposed Declassification Amendments are approved by our stockholders, Article Fifth of the Certificate would provide that directors be elected for one-year terms beginning with the 2013 Annual Meeting of Stockholders, such that:

•

Class I directors whose term will end in 2013 will serve out their current term in full and they or their successors will stand for election at the 2013 Annual Meeting of Stockholders, and subsequent annual meetings, for a one-year term.

•

Class II directors whose term will end in 2014 will serve out their current term in full and they or their successors will stand for election at the 2014 Annual Meeting of Stockholders, and subsequent annual meetings, for a one-year term.

•

Class III directors elected at the 2012 Annual Meeting of Stockholders will be elected for a three-year term ending in 2015, will serve out their term in full and they or their successors will stand for election at the 2015 Annual Meeting of Stockholders, and subsequent annual meetings, for a one-year term.

Beginning with our 2015 Annual Meeting of Stockholders, and at each annual meeting thereafter, our entire Board would stand for election for a one-year term, and there would no longer be any designation by classes.

Removal of Directors Without Cause

Delaware corporate law provides that members of a board that is classified may be removed only for cause. At present, because the Board is classified, the Certificate provides that our directors are removable only for cause. If the Proposed Declassification Amendments are approved by our stockholders, Article Fifth of the Certificate would be amended to provide that, once the Board becomes declassified in 2015, directors may be removed with or without cause.

Required Vote

The Proposed Declassification Amendments require the approval of the majority of our outstanding shares of common stock entitled to vote thereon. If approved, the Proposed Declassification Amendments would become effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Delaware, which the Company would do promptly after the 2012 Annual Meeting of Stockholders. In the event the stockholders do not approve this Proposal 2, the Certificate will remain unchanged and the classified Board of the Company will remain in place and directors may only be removed for cause.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

CORPORATE GOVERNANCE

Independence of Directors

The Board of Directors has adopted Corporate Governance Guidelines, which contain the standards that the Board of Directors will use to determine whether a director is independent. A director is not independent under these categorical standards if:

•

The director is, or has been within the last three years, an employee of Western Union, or an immediate family member of the director is, or has been within the last three years, an executive officer of Western Union.

•

The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from Western Union, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•

(i) The director is a current partner or employee of a firm that is Western Union’s internal or external auditor; (ii) the director has an immediate family member who is a current partner of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and personally works on Western Union’s audit; or (iv) the director or an immediate family member was within the last three years a partner or employee of such firm and personally worked on Western Union’s audit within that time.

•

The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Western Union’s present executive officers at the same time serves or served on that company’s compensation committee.

•

The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Western Union for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

•

The director is a current employee, or an immediate family member is a current executive officer, of a company which was indebted to Western Union, or to which Western Union was indebted, where the total amount of either company’s indebtedness to the other, in any of the last three fiscal years, exceeded 5% or more of such other company’s total consolidated assets.

•

The director or an immediate family member is a current officer, director, or trustee of a charitable organization where Western Union’s (or an affiliated charitable foundation’s) annual discretionary charitable contributions to the charitable organization, in any of the last three fiscal years, exceeded the greater of $1 million or 5% of such charitable organization’s consolidated gross revenues.

In determining the independence of the directors, the Board believes that the following relationships, considered individually, are immaterial for purposes of determining independence and will review all other relationships on a case by case basis to determine the independence of the director:

•	Owning or holding Western Union Common Stock or options to acquire Western Union Common Stock in accordance with Western Union’s equity compensation plans.

•	Service as an officer or employee of Western Union or its subsidiaries that ended more than three years ago.

•	Employment or affiliation with the auditor of Western Union by a director or immediate family member who personally worked on Western Union’s audit that ended more than three years ago.

•	Having a family member that is an employee of Western Union as long as such individual has not been an executive officer of Western Union within the last three years.

The Board has reviewed the independence of the current directors under these standards and the rules of the New York Stock Exchange and found Mr. Devitre, Mr. Goodman, Mr. Greenberg, Ms. Holden, Ms. Fayne Levinson, Mr. Mendoza, Mr. Miles, Mr. Stevenson, and Mr. von Schimmelmann to be independent. In reaching this determination, the Board considered that Mr. von Schimmelmann is a non-employee director of an entity with which the Company engaged during the past year in ordinary-course business transactions and the amounts paid by the Company in all relevant years to such entity were significantly less than 1% of such entity’s consolidated gross revenues.

Board Leadership Structure and Role in Risk Oversight

The Board has a non-executive Chairman. This position is independent from management. The Chairman sets the agendas for and presides over the Board meetings as well as meetings of the independent directors. The Chief Executive Officer is a member of the Board and participates in its meetings. The Board believes that this leadership structure is appropriate for the Company at this time because it allows for independent oversight of management, increases management accountability, and encourages an objective evaluation of management’s performance relative to compensation.

The Board regularly devotes time during its meetings to review and discuss the most significant risks facing the Company, and management’s process for identifying, prioritizing, and responding to those risks. During these discussions, the Chief Executive Officer, the General Counsel, and the Chief Financial Officer present management’s process for assessment of risks, a description of the most significant risks facing the Company, and any mitigating factors, plans, or policies in place to address and monitor those risks. The Board has also delegated risk oversight authority to its committees.

Consistent with the New York Stock Exchange listing standards, to which the Company is subject, the Audit Committee bears responsibility for oversight of the Company’s policies with respect to risk assessment and risk management and must discuss with management the major risk exposures facing the Company and the steps the Company has taken to monitor and control such exposures. The Audit Committee is also responsible for the oversight of the Company’s compliance with legal and regulatory requirements, which represent many of the most significant risks the Company faces. During the Audit Committee’s discussion of risk, the Company’s Chief Executive Officer, General Counsel, Chief Financial Officer, Chief Compliance Officer, and Chief Internal Auditor present information and participate in discussions with the Audit Committee regarding risk and risk management.

While the Board committee with primary oversight of risk is the Audit Committee, the Board has delegated to other committees the oversight of risks within their areas of responsibility and expertise. For example, in light of the breadth and number of responsibilities that the Audit Committee must oversee, and the importance of the evaluation and management of risk related to the Company’s compliance programs and policies associated with anti-money laundering laws, including investigations or other matters that may arise in relation to such laws, the Board delegated oversight of those risks to the Corporate Governance and Public Policy Committee, which reports regularly on these matters to the Board and Audit Committee. During the Corporate Governance and Public Policy Committee’s discussions of these matters, each of the General Counsel and Chief Compliance Officer regularly present to and participate in discussions with the Corporate Governance and Public Policy Committee. In addition, the Compensation and Benefits Committee of the Board of Directors oversees the risks associated with the Company’s compensation practices, including an annual review of the Company’s risk assessment of its compensation policies and practices for its employees and the Company’s succession planning process.

Committees of the Board of Directors

The current members of each Board Committee are indicated in the table below.

Director	Audit		Corporate Governance & Public Policy		Compensation & Benefits
Dinyar S. Devitre	X	(1)
Hikmet Ersek
Richard A. Goodman	X
Jack M. Greenberg
Betsy D. Holden			X	(1)	X
Linda Fayne Levinson	X				X	(1)
Roberto G. Mendoza	X				X
Michael A. Miles, Jr	X		X
Dennis Stevenson			X		X
Wulf von Schimmelmann			X		X

(1)	Chairperson

In February 2012, the Board approved resolutions appointing Mr. Goodman as Chair of the Audit Committee, Ms. Holden as Chair of the Compensation and Benefits Committee, and Mr. Devitre as a member and Chair of the Corporate Governance and Public Policy Committee, each such appointment subject to, and to be effective upon the date of, the election by the stockholders of Mr. Goodman as a director at the 2012 Annual Meeting of Stockholders.

Board and Committee Governing Documents

Each committee operates under a charter approved by the Board. The Company’s Audit Committee Charter, Compensation and Benefits Committee Charter, Corporate Governance and Public Policy Committee Charter, and Corporate Governance Guidelines are available without charge through the “Investor Relations, Corporate Governance” portion of the Company’s website, www.westernunion.com, or by writing to the attention of: Investor Relations, The Western Union Company, 12500 East Belford Avenue, Mailstop M23IR, Englewood, Colorado 80112.

Audit Committee

The Audit Committee consists of three or more directors, each of whom the Board has determined has no material relationship with the Company and is otherwise “independent” under the rules of the New York Stock Exchange. No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. Currently, none of the Audit Committee members serve on more than three audit committees (including the Company’s Audit Committee). All Audit Committee members must be financially literate, and at least one member must have accounting or related financial management expertise. The Board of Directors has determined that Mr. Devitre and Mr. Goodman are audit committee financial experts as defined by Item 407(d)(5) of Regulation S-K. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the integrity of the Company’s consolidated financial statements, (ii) the Company’s compliance with legal and regulatory requirements, including the Company’s disclosure controls and procedures, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent registered public accounting firm.

The Audit Committee has established a policy to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services include audit services, audit-related services, tax services, and other services. Any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. Once pre-approved, the services and pre-approved amounts are monitored against actual charges incurred and any modifications, if appropriate, must be approved. During 2011, the Audit Committee met thirteen times.

Compensation and Benefits Committee

The Compensation and Benefits Committee (the “Compensation Committee”) consists of two or more directors, each of whom the Board has determined has no material relationship with the Company and is otherwise independent under the rules of the New York Stock Exchange. Each member of the Compensation Committee also meets the definitions of “outside director” under Section 162(m) of the Internal Revenue Code and “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Pursuant to its charter, the Compensation Committee has the authority to administer, interpret and, take any actions it deems appropriate in connection with any incentive compensation or equity based plans of the Company, any salary or other compensation plans for officers and other key employees of the Company, and any employee benefit or fringe benefit plans, programs, or policies of the Company. In addition to other duties which may be assigned by the Board, the Compensation Committee is responsible for (i) in consultation with senior management, establishing the Company’s general compensation philosophy, and overseeing the development and implementation of compensation policies, including reviewing and approving incentive compensation and equity-based plans of the Company that are subject to Board approval and recommending to the Board compensation for non-executive directors, (ii) with input from the Board of Directors, reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers, evaluating the performance of the Chief Executive Officer and other executive officers in light of those goals and objectives, and setting the Chief Executive Officer’s and other executive officers’ compensation levels based on this evaluation and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company, (iii) to the extent permitted by law, establishing, overseeing, and delegating authority to employee committees with respect to employee compensation or benefit plans, except with respect to awards to anyone subject to Section 16 of the Securities Exchange Act of 1934, (iv) overseeing regulatory compliance with respect to compensation matters, (v) reviewing and making recommendations to the Board regarding severance or similar termination agreements with the Company’s Chief Executive Officer or a person being considered for promotion or hire as the Company’s Chief Executive Officer which are outside of the scope of the Company’s executive severance/change in control policy and approving any such agreements with any other current or former executive officer of the Company which are outside the scope of such policy, (vi) approving grants and/or awards of options, restricted stock, restricted stock units, and other forms of equity-based compensation under the Company’s equity-based plans, (vii) reviewing with management and preparing an annual report regarding the Company’s Compensation Discussion and Analysis to be included in the Company’s proxy statement and annual report, (viii) reporting activities of the Compensation Committee to the Board of Directors on a regular basis and reviewing issues with the Board as the Compensation Committee deems appropriate, (ix) preparing an annual performance evaluation of the Compensation Committee and periodically reviewing and assessing the adequacy of its charter, and (x) in consultation with the Chief Executive Officer, reviewing management succession planning.

The Compensation Committee delegates certain of its responsibilities to four sub-committees comprised of employees of the Company with appropriate technical expertise. The Compensation Committee maintains responsibility to monitor the sub-committees, including those with fiduciary responsibilities, such as investment and plan administration duties. The sub-committees report periodically to the Compensation Committee. The four sub-committees are:

Investment Council—responsible for investment and asset management of the Company’s Retirement and funded Health and Welfare benefit programs.

Employee Benefits Committee—responsible for the administration, compliance, and operation of the Company’s Retirement and Health and Welfare benefit programs and policies.

Plan Design Committee—responsible for all strictly non-fiduciary settlor capacity functions related to the Company’s Retirement and Health and Welfare benefit programs and policies.

Equity Plan Committee—responsible for the administration, compliance, and operation of the Company’s Global Equity programs and policies.

As noted above, the Compensation Committee consults with senior management in establishing the Company’s general compensation philosophy. The Chief Executive Officer and Executive Vice President of Human Resources work with the compensation consultant engaged by the Compensation Committee to develop executive compensation recommendations for the Compensation Committee.

The Compensation Committee regularly consults with outside compensation advisors in performing its duties. In 2008, the Compensation Committee retained Frederic W. Cook & Co. to assist with the Company’s on-going compensation philosophy, to provide executive and director compensation consulting services, and to assist with other matters related to executive and director compensation. The Compensation Committee has the authority to retain and dismiss compensation consultants, as well as to establish the scope of the consultant’s work. While the consultant reports to the Compensation Committee chair, the consultant works with the Company’s human resources staff and executive management as approved by the Compensation Committee chair. The consultant does not discuss analysis or recommendations related to the compensation of the Company’s Chief Executive Officer with the human resources staff or executive management.

The Compensation Committee, pursuant to its charter, regularly reviews and recommends to the Board of Directors compensation for the non-employee directors.

During 2011, the Compensation Committee met six times.

Corporate Governance and Public Policy Committee

The Corporate Governance and Public Policy Committee consists of two or more directors who have no material relationship with the Company and are otherwise independent under the rules of the New York Stock Exchange. All of the members of the Corporate Governance and Public Policy Committee meet the independence standards set forth in the rules of the New York Stock Exchange. The Corporate Governance and Public Policy Committee is responsible for (i) establishing criteria for new director and committee membership, (ii) in consultation with the Chairman of the Board or the Chief Executive Officer, assessing, considering, and recruiting candidates to fill positions on the Board of Directors, (iii) recommending the director nominees for approval by the Board of Directors and the stockholders, (iv) establishing and recommending to the Board of Directors guidelines for the removal of directors and rotation of members among committees, (v) recommending to the Board of Directors corporate governance guidelines addressing, among other matters, the size, composition, and responsibilities of the Board of Directors and its committees, (vi) reviewing at least annually and recommending modifications to the Board of Directors corporate governance guidelines, (vii) advising the Board of Directors with respect to the charters, structure, operations, and membership qualifications for the various committees of the Board of Directors, (viii) overseeing the development and implementation of an orientation and continuing education program for directors, (ix) establishing and implementing self-evaluation procedures for the Board of Directors and its committees, (x) reviewing stockholder proposals submitted for inclusion in the Company’s Proxy Statement, (xi) reviewing the Company’s related persons transaction policy, and as necessary, reviewing specific related person transactions, (xii) reviewing and advising the Board of Directors regarding matters of public policy and social responsibility which are relevant to the Company or the industries in which the Company operates, including without limitation trends, policies, and regulatory developments relating to immigration and charitable giving activities, and (xiii) reviewing the Company’s compliance programs and policies relating to anti-money laundering laws, including investigations or other matters that may arise in relation to such laws and periodically reporting to the Audit Committee of the Board as to the status of and developments in this area. During 2011, the Corporate Governance and Public Policy Committee met five times.

Communications with the Board of Directors

Any stockholder or other interested party who desires to contact the non-management directors or the other members of the Company’s Board of Directors may do so by writing to: The Western Union Company, Board of Directors, 12500 East Belford Avenue, Mailstop M21A2, Englewood, Colorado 80112. Communications that are intended specifically for non-management directors should be addressed to the attention of the Chairperson of the Corporate Governance and Public Policy Committee. All communications will be forwarded to the Chairperson of the Corporate Governance and Public Policy Committee unless the communication is specifically addressed to another member of the Board, in which case, the communication will be forwarded to that director.

Board Attendance at Annual Stockholders’ Meeting

Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders, it encourages directors to attend. All members of the Board of Directors, except for Mr. Mendoza, attended the Company’s 2011 Annual Meeting of Stockholders.

Presiding Director of Non-Management Director Meetings

The non-management directors meet in regularly scheduled executive sessions without management. The Chairman of the Board of Directors, Mr. Greenberg, is the presiding director at these meetings.

Nomination of Directors

The Company’s Board of Directors is responsible for nominating directors for election by the stockholders and filling any vacancies on the Board that may occur. The Corporate Governance and Public Policy Committee is responsible for identifying, screening, and recommending candidates to the Board for Board membership. The Corporate Governance and Public Policy Committee does not have any single method for identifying director candidates but will consider candidates suggested by a wide range of sources, including by any stockholder, director, or officer of the Company.

Director Qualifications

General criteria for the nomination of director candidates include experience, high ethical standards and integrity, skills, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties—all in the context of an assessment of the perceived needs of the Board at that point in time. The Board believes that independent outside directors should constitute a majority of the Board of Directors. In exercising its director nomination responsibilities, the Corporate Governance and Public Policy Committee considers diversity in gender, ethnicity, background, and cultural viewpoints when considering director nominees, given the global nature of the Company’s business. However, the Board has not adopted a formal policy governing director diversity. The effectiveness of the nomination process is evaluated by the Board each year as part of its annual self-evaluation and by the Corporate Governance and Public Policy Committee as it evaluates and identifies director candidates.

The Board also believes that it should generally have no fewer than eight and no more than fifteen directors. This range permits diversity of experience without hindering effective discussion or diminishing individual accountability. Each director is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a Board or Committee member. The Corporate Governance and Public Policy Committee will consider candidates for election to the Board suggested in writing by a stockholder and will make a recommendation to the Board using the same criteria as it does in evaluating candidates submitted by members of the Board of Directors. If the Company receives such a suggestion, the Company may request additional information from the candidate to assist in its evaluation.

Stockholder Nominees

Stockholders may submit nominations for director candidates by giving notice to the Secretary of the Company at 12500 East Belford Avenue, Mailstop M21A2, Englewood, Colorado 80112. The requirements for the submission of such stockholder nominations are set forth in Article II, Section 8 of the Company’s By-Laws, which are available on the Company’s website, www.westernunion.com.

Submission of Stockholder Proposals

Stockholder proposals requested to be included in the Company’s 2013 Proxy Statement pursuant to Exchange Act Rule 14a-8 must be received by the Company not later than December 11, 2012. Even if a proposal is not submitted in time to be considered for inclusion in the Company’s 2013 Proxy Statement, a proper stockholder proposal or director nomination may still be considered at the Company’s 2013 Annual Meeting of Stockholders, but only if the proposal or nomination is received by the Company no sooner than January 23, 2013 and no later than February 22, 2013. All proposals or nominations a stockholder wishes to submit at the meeting should be directed to Corporate Secretary, The Western Union Company, 12500 East Belford Avenue, Mailstop M21A2, Englewood, Colorado 80112.

Code of Ethics

The Company’s Director’s Code of Conduct, Code of Ethics for Senior Financial Officers, Reporting Procedure for Accounting and Auditing Concerns, Professional Conduct Policy for Attorneys, and the Code of Conduct are available without charge through the “Investor Relations, Corporate Governance” portion of the Company’s website, www.westernunion.com, or by writing to the attention of: Investor Relations, The Western Union Company, 12500 East Belford Avenue, Mailstop M21A2, Englewood, Colorado 80112. In the event of an amendment to, or a waiver from, the Company’s Code of Ethics for Senior Financial Officers, the Company intends to post such information on its website, www.westernunion.com.

COMPENSATION OF DIRECTORS

The following table provides information regarding the compensation of our outside directors for 2011.

2011 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($000)(1)	Stock Awards ($000)(2)	Option Awards ($000)(3)	All Other Compensation ($000)(4)	Total ($000)(5)
Jack M. Greenberg	125.0	175.0	175.0	29.9	504.9
Dinyar S. Devitre	110.0	—	130.0	35.6	275.6
Betsy D. Holden	94.2	130.0	—	19.2	243.4
Alan J. Lacy (6)	42.6	65.0	65.0	25.0	197.6
Linda Fayne Levinson	120.0	65.0	65.0	—	250.0
Roberto G. Mendoza	95.0	65.0	65.0	0.3	225.3
Michael A. Miles, Jr.	87.9	130.0	—	3.0	220.9
Dennis Stevenson	—	86.3	128.7	1.4	216.4
Wulf von Schimmelmann	85.0	130.0	—	9.6	224.6

Footnotes:

(1)	Ms. Fayne Levinson and Mr. Miles elected to receive their annual retainer fees for 2011 in the form of equity compensation as described below under “Equity Compensation.” Because Mr. Stevenson, a non-United States resident director, was required in 2011 to receive his annual retainer fee in the form of equity rather than cash, the annual retainer fee for Mr. Stevenson is reported in the Stock Awards and Option Awards columns.
(2)	The amounts in this column represent the value of deferred stock units granted to each director as annual equity grants as well as the portion of the annual retainer fee for 2011 received by Mr. Stevenson in the form of stock awards. Stock awards consist of fully vested deferred stock units that are settled in shares of Common Stock and may be subject to a deferral election consistent with Internal Revenue Code Section 409A. The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). See Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 for discussion of the relevant assumptions used in calculating these amounts.
(3)	The amounts in this column represent the value of options granted by Western Union as annual equity grants as well as the portion of the annual retainer fee for 2011 received by Mr. Stevenson in the form of option awards. The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of the relevant assumptions used in calculating these amounts.
(4)	All Other Compensation includes matches under the Company’s gift matching program that the Company made in 2011. Outside directors are eligible to participate in the Company’s gift matching program on the same terms as Western Union’s executive officers and employees. As noted below, contributions made or directed to be made to an eligible organization, up to an aggregate amount of $25,000 per calendar year, will be matched by the Company. Matching contributions to various charities were made on behalf of the following directors: Mr. Greenberg—$25,000, Mr. Devitre—$30,050, Ms. Holden—$19,000, and Mr. Lacy—$25,000. The charitable contributions match amount reported for Mr. Devitre represent matches made by the Company in 2011 with respect to charitable contributions made by Mr. Devitre in 2011 and 2010. The remainder of the amount included in All Other Compensation represents travel and entertainment costs for directors’ spouses incurred in connection with Board of Directors-related events.

(5)	As of December 31, 2011, each individual who served as an outside director during 2011 had outstanding the following number of deferred stock units and options:

Name	Deferred Stock Units	Options
Jack M. Greenberg	10,965	423,103	(A)
Dinyar S. Devitre	21,365	82,052
Betsy D. Holden	27,921	53,980
Alan J. Lacy (6)	23,227	63,874
Linda Fayne Levinson	23,089	111,939
Roberto G. Mendoza	22,253	102,063
Michael A. Miles, Jr.	42,443	53,980
Dennis Stevenson	22,585	107,058
Wulf von Schimmelmann	16,161	26,789

(A)	These options include 217,845 options received pursuant to a conversion of First Data option awards to Western Union option awards.

(6)	Effective May 20, 2011, Alan J. Lacy ceased serving as a director of the Company.

Cash Compensation

Each outside director (other than our Non-Executive Chairman) receives the following cash compensation for service on our Board and committees of our Board:

•	an annual Board retainer fee of $85,000;

•	an annual committee chair retainer fee of $15,000 for the chairperson of the Corporate Governance and Public Policy Committee of our Board; and

•

an annual committee chair retainer fee of $25,000 for the chairperson of each of the Audit Committee and the Compensation Committee of our Board, and a $10,000 committee member retainer fee for each other member of the Audit Committee of our Board.

Directors who also are our employees do not receive any of the compensation described above.

Equity Compensation

The 2011 outside director equity awards were granted pursuant to our 2006 Non-Employee Director Equity Compensation Plan (the “2006 Director’s Plan”). All stock units will be settled in shares of Common Stock and may be subject to a deferral election consistent with Internal Revenue Code Section 409A. The purpose of the 2006 Director’s Plan is to advance the interest of Western Union and its stockholders by encouraging increased stock ownership by our outside directors and by helping the Company attract, motivate, and retain highly qualified outside directors.

Each outside director, except for our non-United States resident directors, has the option of electing to receive such director’s annual retainer fees described above in the form of (a) all cash, (b) all fully vested stock options, (c) all fully vested stock units, (d) a combination of 75% fully vested stock options and 25% fully vested stock units, (e) a combination of 50% fully vested stock options and 50% fully vested stock units, or (f) a combination of 75% fully vested stock units and 25% fully vested stock options. Each outside director may also elect to receive such director’s annual equity grant in the form of any of the above alternatives, other than all cash. Due to local law considerations, Mr. Stevenson is required to receive his annual retainer fees in equity and may elect to receive such equity in the form of any of the above equity alternatives and Mr. von Schimmelmann will receive his annual retainer fee in all cash.

Each outside director (other than our Non-Executive Chairman) is eligible to receive an annual equity grant with a value of $130,000 for service on our Board and committees of our Board.

Directors who also are our employees do not receive any of the compensation described above.

Compensation of Our Non-Executive Chairman

Our Non-Executive Chairman receives the following compensation in lieu of the compensation described above for our other outside directors:

•	an annual retainer fee of $125,000; and

•	an annual equity grant with a value of $350,000.

Our Non-Executive Chairman has the option to receive his annual retainer fee in the form of (a) all cash, (b) all fully vested stock options, (c) all fully vested stock units, (d) a combination of 75% fully vested stock options and 25% fully vested stock units, (e) a combination of 50% fully vested stock options and 50% fully vested stock units, or (f) a combination of 75% fully vested stock units and 25% fully vested stock options. Our Non-Executive Chairman may also elect to receive his annual equity grant in the form of any of the above alternatives, other than all cash.

Charitable Contributions

Non-management directors may participate in the Company’s gift matching program on the same terms as Western Union’s executive officers and employees. Under this program, contributions up to $25,000 per calendar year that the director makes to the Western Union Foundation (the “Foundation”) without designating a recipient organization will be matched by the Company $2 for every $1 contributed. Contributions made or directed to be made to an eligible organization, as defined in the program, up to an aggregate amount of $25,000 per calendar year will be equally matched by the Company through the Foundation.

Reimbursements

Directors are reimbursed for their expenses incurred in attending Board, committee and stockholder meetings, including those for travel, meals and lodging.

Indemnification Agreements

Each member of the Board of Directors has entered into a Director Indemnification Agreement with the Company to clarify indemnification procedures. Consistent with the indemnification rights already provided to directors of the Company in the Company’s Amended and Restated Certificate of Incorporation, each agreement provides that the Company will indemnify and hold harmless each outside director to the fullest extent permitted or authorized by the General Corporation Law of the State of Delaware in effect on the date of the agreement or as such laws may be amended or replaced to increase the extent to which a corporation may indemnify its directors.

Equity Ownership Guidelines

Each member of the Board of Directors is expected to maintain an equity investment in Western Union equal to five times the annual cash retainer, which must be achieved within five years of the director’s initial election to the Board. The holdings that may be counted toward achieving the equity investment guidelines include outstanding stock awards or units, shares obtained through stock option exercise, shares owned jointly with or separately by the director’s spouse, shares purchased on the open market and outstanding stock options received in lieu of cash retainer fees.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of the Company oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls. The Company’s independent registered public accounting firm is responsible for auditing those consolidated financial statements and expressing an opinion as to whether they present fairly, in all material respects, the Company’s consolidated financial position, results of operations, and cash flows in conformity with United States generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company set forth in the Company’s 2011 Annual Report to Stockholders and the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 with management of the Company. The Audit Committee also discussed with Ernst & Young LLP, independent registered public accounting firm for the Company, the matters required to be discussed under Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Statement on Auditing Standards No. 61 communications include, among other items, matters relating to the conduct of an audit of the Company’s consolidated financial statements under the standards of the Public Company Accounting Oversight Board (United States).

The Audit Committee has received the written disclosures from Ernst & Young LLP required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” regarding Ernst & Young LLP’s independence, has considered the compatibility of non-audit services with the auditors’ independence, and has discussed with Ernst & Young LLP their independence from the Company.

In reliance on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Dinyar S. Devitre (Chairperson)

Richard A. Goodman

Linda Fayne Levinson

Roberto G. Mendoza

Michael A. Miles, Jr.

Proposal 3

RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors and the Audit Committee recommend to the stockholders the ratification of the selection of Ernst & Young LLP, independent registered public accounting firm, to audit the accounts of the Company and its subsidiaries for 2012. Ernst & Young LLP has served as the independent registered public accounting firm for the Company since its spin-off in 2006 from its former parent company, First Data Corporation. Consistent with the regulations adopted pursuant to the Sarbanes-Oxley Act of 2002, the lead audit partner having primary responsibility for the audit and the concurring audit partner are rotated every five years.

A representative of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

Summary of Independent Registered Public Accounting Firm’s Fees for 2011 and 2010

Audit Fees. Ernst & Young LLP’s fees for the Company’s annual audits were $4.8 million in each of 2011 and 2010. Audit fees primarily include fees related to the integrated audit of the Company’s annual consolidated financial statements and internal control over financial reporting; the review of its quarterly consolidated financial statements; statutory audits required domestically and internationally; comfort letters, consents, and assistance with and review of documents filed with the SEC; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).

Audit-Related Fees. Ernst & Young LLP’s fees for audit-related services that are reasonably related to the performance of the audits or reviews of the Company’s consolidated financial statements were $0.4 million and $0.9 million in 2011 and 2010, respectively. Audit-related fees primarily include fees related to service auditor examinations, due diligence related to mergers and acquisitions, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards not classified as audit fees.

Tax Fees. Ernst & Young LLP’s fees for tax compliance, tax advice and tax planning services to the Company were $0.6 million and $0.5 million in 2011 and 2010, respectively. Tax advice and tax planning fees included consultations, analysis, and assistance with domestic and foreign tax matters, including value-added and goods and service taxes, local tax authority audits, and other miscellaneous tax consultations, including tax services requested as part of the Company’s procedures for commercial agreements, the acquisition of new entities, and other potential business transactions.

During 2011 and 2010, all audit and non-audit services provided by the independent registered public accounting firm were pre-approved, consistent with the pre-approval policy of the Audit Committee. The pre-approval policy requires that all services provided by the independent registered public accounting firm be pre-approved by the Audit Committee of the Board of Directors, the Chairman of the Committee or his designee.

Required Vote

The affirmative vote of the holders of a majority of shares of the Company’s common stock present in person or represented by proxy at the Meeting and entitled to vote on the subject matter is required to approve this Proposal 3. In the event the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee of the Board of Directors will consider it a direction to select another independent registered public accounting firm for the subsequent year. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year, if it feels that such a change would be in the best interest of the Company and its stockholders.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT YOU VOTE FOR PROPOSAL 3.

COMPENSATION AND BENEFITS COMMITTEE REPORT

The Compensation and Benefits Committee establishes the compensation program for the Chief Executive Officer and the other named executive officers. The Compensation and Benefits Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis with management and, based on such review and discussion, the Compensation and Benefits Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement, its Annual Report on Form 10-K, and such other filings with the Securities and Exchange Commission as may be appropriate.

Compensation and Benefits Committee

Linda Fayne Levinson (Chairperson)

Betsy D. Holden

Roberto G. Mendoza

Dennis Stevenson

Wulf von Schimmelmann

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Western Union Company provides people and businesses with fast, reliable, and convenient ways to send money and make payments around the world. Western Union is unique in offering a regulated financial service in nearly every country in the world. Our business is complex, our regulatory environment is disparate and developing, our consumers are different from those addressed by traditional financial services firms, and our agent and client relationships are numerous and varied. Managing these complexities has been at the center of Western Union’s success, and our leadership must be capable of supporting our Company’s goals amid this complexity.

Business Performance

In 2011, amidst global macroeconomic conditions which continued to be challenging, our Company performed well. In 2011, the Company delivered:

•	Revenue of $5.49 billion, up 6% from 2010;

•	Operating income of $1.39 billion, up 7% from 2010; and

•	Operating income margin of 25%, up 20 basis points from 2010.

Pay-For-Performance

As discussed below in “—Establishing and Evaluating Executive Compensation—Our Executive Compensation Philosophy and Objectives,” the Compensation Committee designed the 2011 executive compensation program so that performance-based pay elements (annual incentive awards, stock option awards, and performance-based restricted stock unit awards) comprised at least 86% of the targeted annual compensation for the Chief Executive Officer and, on average, 77% of the targeted annual compensation for the other named executive officers serving as of February 2012. In 2011, the annual equity grants to the Chief Executive Officer and the then-serving Executive Vice Presidents consisted of only performance-based equity incentive awards in the form of stock options and performance-based restricted stock units. Stock options, which accounted for one-third of such annual equity grants, have value to an award recipient only if our stock price appreciates. The performance-based restricted stock units have a two-year performance period and will vest if and only to the extent that specific quantitative performance goals with respect to revenues and earnings before the deduction of interest, taxes, depreciation, and amortization expenses are met during the performance period. While the executives may not realize any value with respect to the performance-based equity incentive awards, applicable SEC executive compensation disclosure rules require that we include the full grant date fair value of equity awards in the year of grant in the executive compensation tables that follow this Compensation Discussion and Analysis regardless of the vesting conditions applicable to such awards. To assist the reader in understanding targeted compensation awarded compared to total compensation realized by each of our named executive officers, we have included a 2011 Realized Compensation Table on page 51 of this Proxy Statement.

Executive Compensation Corporate Governance Framework

The Compensation and Benefits Committee of the Board of Directors (the “Compensation Committee” or “committee”) engages in an ongoing review of the Company’s executive compensation and benefits programs to ensure that they support the Company’s compensation philosophy and objectives, as described in “—Establishing and Evaluating Executive Compensation—Our Executive Compensation Philosophy and Objectives” below, and ultimately serve the best interests of our stockholders. In connection with this ongoing review, the committee continues to revise the executive compensation program to implement and maintain best practices with respect to executive compensation. These best practices include the following, each of which reinforces our executive compensation philosophy and objectives:

•	Long-Term Incentive Awards Closely Linked to Performance Objectives: Beginning with performance-based cash awards in 2009 and 2010 and most recently with performance-based restricted stock units in 2011, the vesting of an increasing percentage of long-term incentive awards is tied to the Company’s strategic and financial performance. Commencing with the 2011 grants, the Company intends that all long-term incentive awards granted to those serving in the position of Chief Executive Officer or Executive Vice President, at the time of grant, be in the form of at-risk, performance-based compensation. Furthermore, beginning in 2011, the committee replaced the long-term performance-based cash awards and time-based restricted stock units with performance-based equity awards in the form of performance-based restricted stock units to further align the interests of our named executive officers with those of our stockholders. The committee also continued to utilize stock option awards, which have value to an award recipient only if our stock price appreciates.

•

Emphasis on Future Pay Opportunity Versus Current Pay: The Compensation Committee seeks to provide an appropriate mix of compensation elements, including finding a balance among current versus long-term compensation and cash versus equity-based compensation. The committee believes that equity-based compensation aligns the interests of our named executive officers with those of our stockholders and encourages our named executive officers to continue to deliver results over a longer period of time. The committee believes that the compensation awarded to our named executive officers should be more at-risk by being based on the Company’s operating and stock price performance. Accordingly, beginning in 2011, the committee replaced the performance-based cash awards granted to our Chief Executive Officer and Executive Vice Presidents with performance-based restricted stock unit awards.

•

Amended Executive Severance Policy to Reflect Best Practices: In 2009, the committee amended the Executive Severance Policy to remove excise tax gross-up payments on change-in-control benefits for individuals promoted or hired as executive officers after April 2009 and to require a “double trigger” for the accelerated vesting of long-term incentive awards in the event of a change-in-control beginning with the 2009 awards. In addition, during 2011, the committee made several amendments to the policy, including an amendment to reduce the level of severance benefits payable to individuals hired as eligible executives on or after February 24, 2011, and who, at the time of a qualifying termination of employment, have been employed with the Company for less than two years.

•

“Clawback” Policy: In 2009, the committee determined that it was in the best interests of its stockholders to implement a clawback policy with respect to incentive compensation. Under that policy, incentive compensation paid to an executive that was calculated based upon any financial result or performance metric that was impacted by fraud or misconduct of the executive is recoverable by the Company.

•

Stock Ownership Requirements: We require our executive officers to meet stock ownership requirements. In 2011, the committee amended the stock ownership requirements to require that executive officers retain, until the Company’s required ownership levels have been achieved, at least 50% of the after-tax shares acquired upon the vesting of restricted stock units and performance-based restricted stock units and at least 50% of the shares acquired upon exercise of stock options after the payment of the exercise price and related tax withholding obligations. We also have stock ownership requirements for our directors, as discussed elsewhere in this Proxy Statement.

As noted above, in its compensation review process, the committee considers whether the Company’s executive compensation and benefits program serves the best interests of the Company’s stockholders. In that respect, as part of its on-going review of the Company’s executive compensation program, the Compensation Committee considered the approval by more than 95% of the votes cast for the Company’s “say on pay” vote at the Company’s prior annual meeting of stockholders and determined that the Company’s executive compensation philosophy, compensation objectives, and compensation elements continued to be appropriate. While the committee did not make any specific changes to the Company’s executive compensation program in response to the “say on pay” vote, as part of the committee’s compensation review process, in early 2012 the committee revised the executive compensation program to further align the Company’s executive compensation program with best practices. For example, in February 2012, the committee implemented modifiers which limit the percentage of the performance-based restricted stock unit awards that may be payable based on the Company’s total stockholder return performance relative to the total stockholder return performance of the S&P 500 index and based on the Company’s stock price performance. The committee believes that such modifiers further align the interests of the named executive officers with the Company’s stockholders.

Other Corporate Governance Practices

As described in “Corporate Governance—Board Leadership Structure and Role in Risk Oversight” above, the Board has an independent, non-executive Chairman to allow for independent oversight of management, increase management accountability, and encourage an objective evaluation of management’s performance relative to compensation. Further, the Company’s By-Laws require each director to be elected by the majority of votes cast with respect to such director in uncontested elections. Also, as described in Proposal 2 of this Proxy Statement, the Board has adopted, and is recommending that the Company’s stockholders approve, amendments to the Company’s Amended and Restated Certificate of Incorporation to eliminate the Company’s classified board structure on a phase-out basis.

Establishing and Evaluating Executive Compensation

Overview

This Compensation Discussion and Analysis describes the manner in which executive compensation decisions are made, the elements of our compensation program, and the compensation of each of our named executive officers. The information provided in this Compensation Discussion and Analysis should be read together with the information presented in the “Executive Compensation” section of this Proxy Statement.

In this Compensation Discussion and Analysis, we discuss the philosophy and objectives of our executive compensation program and how we compensated each of our named executive officers. For 2011, the named executive officers consisted of our Chief Executive Officer, Chief Financial Officer, our three other most highly compensated executive officers serving as executive officers at the end of 2011, and one former executive officer who left the Company during 2011 and who would have been among the three other most highly compensated executive officers if he remained as an employee of the Company at the end of 2011. For 2011, the named executive officers were:

•	Hikmet Ersek, President and Chief Executive Officer

•

Scott T. Scheirman, Executive Vice President, Chief Financial Officer (September 2006 to present) and Global Operations (January 2012 to present), and interim Executive Vice President, Human Resources (June 2011 to November 2011)

•

Stewart A. Stockdale, Executive Vice President and President, Global Consumer Financial Services (April 2011 to present), President, The Americas and Executive Vice President, Global Cards and Global Key Accounts (through April 2011)

•	Robin S. Heller, Executive Vice President, Chief Integration Officer (January 2012 to present), Executive Vice President, Operations and Information Technology (through January 2012)

•	Rajesh K. Agrawal, Executive Vice President (November 2011 to present) and President, Western Union Business Solutions (August 2011 to present)

•	David G. Yates, Former Executive Vice President and President, Business Development and Innovation (through September 2011)

Our Executive Compensation Philosophy and Objectives

The committee believes that the Company’s executive compensation program should reward actions and behaviors that build a foundation for the long-term strength and performance of the Company while also rewarding the achievement of short-term performance goals. Consistent with this philosophy, the following objectives provide a framework for the Company’s executive compensation program:

•	Hold our executives accountable and reward them for results;

•	Align our executives’ goals with our stockholders’ interests; and

•	Attract, retain, and motivate outstanding executive talent around the world, suited to the Company’s unique nature and structure.

The following table describes each executive compensation element for 2011 and each element’s relationship to the executive compensation objectives outlined above. These elements are discussed in more detail under “—The Western Union Executive Compensation Program” below.

Compensation Element and Principles	Relationship to Compensation Objectives
	Accountability and Rewarding Results	Alignment with Stockholder Interests	Attract and Retain
Base Salary Establish a pay foundation at competitive levels to attract and retain talented executives.			X

Annual Incentive Awards

Designed to reward annual performance against pre-established targets. In 2011, the financial performance targets were revenue and operating income objectives, which the committee determined to be measures of the Company’s performance that are meaningful to our stockholders. In 2011, the committee added strategic performance objectives designed to build a foundation for the long-term strength and performance of the Company.

	X	X	X

Long-Term Incentive Awards

Long-term incentive awards are designed to align the interests of our executives with those of our stockholders by focusing the executives on long-term objectives over a multi-year period. Other than the February 2011 restricted stock unit grant to Mr. Agrawal, the 2011 long-term incentive award grants were in the form of stock options and performance-based restricted stock units.

	X	X	X

Other Compensation and Benefits, including Severance and Change-in-Control Benefits

Executives are eligible to participate in health and welfare benefit plans and fringe benefit programs generally available to other Western Union employees. Deferred compensation programs are also available to executives for tax advantaged savings, along with an executive severance policy and competitive perquisites. The committee believes that these benefits are either necessary to remain competitive in the marketplace or support policy goals of the Company.

X

The Compensation Committee designed the 2011 executive compensation program so that performance-based pay elements (annual incentive awards, stock option awards, and performance-based restricted stock unit awards) constitute a significant portion of the executive compensation awarded, determined at target levels. The following chart demonstrates that these variable pay elements comprised at least 86% of the targeted annual compensation for the Chief Executive Officer and, on average, 77% of the targeted annual compensation for the other named executive officers serving as of February 2012. For purposes of this table, the percentage of targeted annual compensation was determined based on the annual base salary and target incentive opportunities applicable to the named executive officer as of December 31, 2011.

The Board of Directors and the Compensation Committee

The Board of Directors oversees the goals and objectives of the Company and of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance and, after considering the recommendations of the committee, sets the Chief Executive Officer’s compensation levels. The Compensation Committee supports the Board by establishing the Company’s general compensation philosophies and overseeing the development and implementation of the Company’s compensation and benefits policies. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers, sets the compensation levels of each of the Executive Vice Presidents, and makes recommendation to the Board with respect to the compensation of the Chief Executive Officer. The Compensation Committee’s responsibilities under its charter are further described in the “Corporate Governance” section of this Proxy Statement. While not members of the Compensation Committee, the Chairman of the Board and the Chief Executive Officer attended all meetings of the Compensation Committee in 2011 to contribute to and understand the committee’s oversight of and decisions relating to executive compensation. The Chief Executive Officer did not attend portions of the meeting relating to his compensation.

The committee also engages in an ongoing dialog with the Chief Executive Officer and its compensation consultant in the evaluation and establishment of the elements of our executive compensation program to ensure that they support the Company’s executive compensation philosophy and objectives. The committee also received input from the Executive Vice President, Human Resources, in making executive compensation decisions.

The Independent Compensation Consultant

Frederic W. Cook & Co., Inc. (the “Compensation Consultant”) provides executive and director compensation consulting services to the Compensation Committee. The Compensation Consultant is retained by and reports to the Compensation Committee and participates in the committee meetings. The Compensation Consultant informs the committee on market trends, as well as regulatory issues and developments and how they may impact the Company’s executive compensation programs. The Compensation Consultant also:

•	Participates in the design of executive compensation programs to help the committee evaluate the linkage between pay and performance;

•	Reviews market data and advises the committee on recommending the Chief Executive Officer’s compensation levels to the Board;

•	Reviews and advises the committee regarding the compensation of the other executive officers;

•	Reviews and advises the committee regarding director compensation; and

•	Performs an annual risk assessment of the Company’s compensation programs, as described in the “Executive Compensation—Risk Management and Compensation” section of this Proxy Statement.

The Compensation Consultant does not provide any other services to the Company.

Setting 2011 Compensation

In late 2010, the Compensation Committee, working with the Compensation Consultant and the Chief Executive Officer, engaged in a detailed review of the Company’s executive compensation programs to ensure that the design and levels of each compensation element were:

•	Appropriate to support the Company’s strategic performance objectives;

•	Consistent with the philosophy and objectives described under “—Establishing and Evaluating Executive Compensation—Our Executive Compensation Philosophy and Objectives” above; and

•	Reasonable when compared to the pay practices of companies in the Company’s peer group or market data (see “—Market Comparison” below).

In early 2011, Mr. Ersek presented to the Compensation Committee his evaluation of each of the then serving Executive Vice Presidents and the level of his or her salary, annual bonus targets under the Senior Executive Annual Incentive Plan (the “Annual Incentive Plan”), and long-term incentive award targets under The Western Union Company 2006 Long-Term Incentive Plan (the “Long-Term Incentive Plan”). Mr. Ersek’s assessments were based upon each executive’s performance and relative contribution to the Company’s success, the performance of the executive’s respective business unit or functional area, and employee retention considerations. In his evaluations, Mr. Ersek also reviewed with the committee tally sheets which presented comprehensive historical and current compensation data for each of the Company’s executives. Please see “—Use of Tally Sheets” below for a description of this tool. The Compensation Consultant participated in the committee meetings to provide peer group and market data regarding executive compensation. Please see “—Market Comparison” for a discussion of the use of peer group and market data.

Mid-year compensation adjustments for Messrs. Stockdale and Agrawal were also determined utilizing the same processes described above with respect to setting the 2011 initial compensation levels for each of the Executive Vice Presidents. Please see “—Compensation of Our Named Executive Officers” below for discussion regarding such adjustments.

In early 2011, Mr. Ersek also submitted a self-evaluation to the Compensation Committee. The committee shared Mr. Ersek’s goals for the year and his self-evaluation with the independent members of the Board of Directors, who then evaluated Mr. Ersek’s performance in 2010 based on his actual performance versus such goals. In setting Mr. Ersek’s compensation, the committee considered this evaluation, peer group and market data regarding chief executive officer compensation levels provided by the Compensation Consultant, and a tally sheet of Mr. Ersek’s historical and current compensation data. No member of management, including Mr. Ersek, made any recommendations regarding Mr. Ersek’s compensation or participated in the portions of the Compensation Committee meeting or in the meeting of the independent directors of the Board during which Mr. Ersek’s compensation was determined and ratified.

Market Comparison

For 2011, the Compensation Committee considered relevant market pay practices when setting executive compensation, but did not target the specific compensation elements or total compensation against the market data. Instead, the committee utilized the market data to assess the overall competitiveness and reasonableness of the Company’s executive compensation program. Market pay practices are based on peer group proxy data and compensation survey data. While the Compensation Committee considers relevant market pay practices when setting executive compensation, the Compensation Committee does not believe that it is appropriate to establish compensation levels based only on market practices. The Compensation Committee believes that compensation decisions are complex and require a deliberate review of Company performance and peer compensation levels. The factors that influence the amount of compensation awarded include market competition for a particular position, and an individual’s experience and past performance inside or outside the Company, tenure with the Company and associated institutional knowledge, long-term potential with the Company, contributions derived from creative and innovative thinking and leadership, money transfer or financial services industry expertise, and past and future performance objectives. In addition, the Compensation Committee also considers the compensation history of the individual, the executive’s budget and revenue responsibilities, and the number of employees managed by that executive (directly and indirectly).

Historically, the peer group has included companies from a variety of industries to reflect some or all of the following characteristics of Western Union’s business:

•	premier consumer brand name;

•	retail transaction and/or technology-based business model;

•	broad global presence;

•	operation through franchise, agent or large distribution networks;

•	retail financial services; and

•	historically strong growth.

Because there are no public companies of similar size and scope who offer international remittance services as their primary business, the Compensation Committee chose these characteristics rather than focusing only on businesses which offer services similar to those offered by the Company. Some of the peer group members, however, do offer consumer financial services which are similar to the services that we offer.

The peer group used for evaluating 2011 compensation decisions consisted of the companies set forth below, which was the same peer group that the committee used to evaluate 2010 compensation decisions. The Compensation Consultant compiled compensation information from the peer group based on the publicly filed documents of each member of the peer group. Because the publicly filed documents generally reflected 2009 compensation data, the Compensation Consultant applied a 3% assumed growth rate to the cash compensation levels, with such growth rate determined based on projected 2010-2011 market changes.

	2010 Revenues (in Millions)	2010 Operating Income (in Millions)	Employees (as of 12/31/10)	Market Capitalization (in Millions) (as of 12/31/10)
Ameriprise Financial	$9,631	$1,951	10,472	$14,312
ADP	$9,061	$1,757	47,000	$22,826
Avon Products	$11,008	$1,270	42,000	$12,472
Bank of NY Mellon	$13,988	$6,846	48,000	$37,462
Charles Schwab	$4,331	$1,225	12,800	$20,444
Comerica	$2,667	$616	9,001	$7,455
eBay	$9,032	$2,008	17,700	$36,283
Equifax	$1,842	$428	6,500	$4,393
Fiserv	$4,117	$996	19,000	$8,749
MasterCard	$5,399	$2,665	5,600	$29,330
MoneyGram	$1,162	$141	2,292	$226
Northern Trust	$4,048	$1,918	12,800	$13,420
Paychex	$2,034	$747	12,200	$11,180
Starbucks	$10,707	$1,324	137,000	$23,860
State Street	$9,955	$4,585	28,670	$23,264
Visa	$8,065	$4,557	6,800	$51,094
YUM! Brands	$11,146	$1,745	378,000	$22,984
75th Percentile	$9,955	$2,008	42,000	$23,860
Median	$8,065	$1,745	12,800	$20,444
25th Percentile	$4,048	$996	9,001	$11,180
Western Union	$5,150	$1,345	7,000	$12,186

All data was compiled by the Compensation Consultant who obtained peer company financial market intelligence from Capital IQ Compustat. The data generally represents revenue and operating income for the most recent four quarters available to the Compensation Consultant at the time the Compensation Consultant compiled the data in January 2011. Operating Income may reflect measures that are not in conformity with Generally Accepted Accounting Principles. Employee data for ADP and Paychex is as of June 2010 and May 2010, respectively, and employee data for Starbucks and Visa is as of September 2010.

In July 2011, the Compensation Consultant was asked to re-evaluate the Company’s peer group. Based on this review, in September 2011, the committee approved changes to the Company’s current peer group selection criteria to include companies with global brands providing virtual products or services as well as companies involved with payment and processing services. As a result, the committee approved the deletion from the peer group of Avon Products, Bank of NY Mellon, Equifax, Paychex, Starbucks and YUM! Brands and the addition to the peer group of CME Group, Discover Financial Services, Fidelity National Info Services, Global Payments, Intuit, NASDAQ OMX, and Total Systems Services. The revised peer group will be used for evaluating 2012 compensation decisions.

The Compensation Committee also uses general industry compensation survey data in its evaluation of executive pay. Survey data relies upon responses from participating companies to survey questions, which are compiled and sorted by the surveyor based on various factors, such as the period covered, the location of the company, and the positions under review. Survey data provides insight into positions that may not generally be reported in proxy statements and information about the compensation of executives of non-public companies. The survey data is, in some instances, a useful complement to the peer group proxy data. To assist the committee in its review of the general industry compensation survey data, the Compensation Consultant extracts compensation information from the surveys with respect to companies with annual revenues ranging from $3 billion to $10 billion. For the 2011 compensation review, the Compensation Consultant compiled compensation data from the following general industry compensation surveys: 2010 U.S. Mercer Benchmark Database—Executive (which included data from 35 companies with annual revenues between $5 billion and $10 billion); Equilar Top 25 (which included custom data from nine of the companies in the Company’s peer group described above: Ameriprise Financial, ADP, Charles Schwab, eBay, Fiserv, Paychex, Starbucks, State Street and Visa); 2010 Hewitt Total Compensation Measurement Database (which included data from 56 companies with annual revenues between $5 billion and $10 billion); and 2010 Towers Watson U.S. Compensation Data Bank General Industry Executive Database (which included data from 104 companies with annual revenues between $3 billion and $6 billion).

In the evaluation of 2011 compensation levels for the positions of Chief Executive Officer (Mr. Ersek) and Chief Financial Officer (Mr. Scheirman), the committee considered the proxy data from the peer group as the most relevant market data. For the executive positions which oversaw business units (Messrs. Stockdale and Yates) for which peer group proxy data was consistently available, the committee weighted the peer group proxy data at 75% with the remaining 25% of the comparator data from the surveys, based on the Compensation Consultant’s assessment of the quality of the data sources. For Ms. Heller, whose position is not reported as consistently in proxy data, the committee considered only the survey data, generally with equal weighting across the surveys.

Use of Tally Sheets

The Compensation Committee reviews tally sheets that present comprehensive data on the total compensation and benefits package for each of the Company’s executives. These tally sheets include historical and current compensation data as well as analyses for hypothetical terminations and retirements to allow the Compensation Committee to consider the Company’s obligations under such circumstances. The tally sheets provide context for the committee in the determination of the elements and amounts of compensation paid.

The Western Union Executive Compensation Program

The Company’s executive compensation program consists of the following principle elements: base salary; annual incentive compensation; long-term incentive compensation; and severance and change-in-control benefits. Each of Western Union’s 2011 executive compensation program elements is described in detail below and individual compensation decisions are discussed in “—Compensation of Our Named Executive Officers.”

Base Salary

Our philosophy is that base salaries should meet the objectives of attracting and retaining the executives needed to lead the business. Base salary is fixed compensation. For 2011, the named executive officers received merit increases ranging from 2% to 5%, with fluctuations in the merit increase level driven by individual performance. In addition, during 2011, Messrs. Stockdale and Agrawal received increases in their base salary levels in connection with their respective mid-year promotions. Please see “—Compensation of Our Named Executive Officers” for further information regarding the 2011 base salary levels.

Annual Incentive Compensation

Stockholders approved the Annual Incentive Plan at Western Union’s May 10, 2007, Annual Meeting of Stockholders. The Annual Incentive Plan design enables the committee to retain discretion to establish bonuses at levels appropriate to reflect the participants’ performance and other individual factors, while preserving the Company’s ability to deduct the bonuses to the greatest extent permitted under Internal Revenue Code Section 162(m). The participants in the Annual Incentive Plan in 2011 were Mr. Ersek and the Company’s Executive Vice Presidents, which included all of the named executive officers other than Mr. Agrawal. Because Mr. Agrawal was appointed to the position of Executive Vice President in November 2011, Mr. Agrawal participated in the Company’s Performance Incentive Plan, which is described in more detail below.

Compensation under the Annual Incentive Plan is intended to be a significant component of an executive’s total cash compensation opportunity in a given year, helping create a “pay for performance” culture. Annual Incentive Plan compensation holds executives accountable and rewards them based on the Company’s performance. Prior to 2011, annual incentive awards were based entirely on financial performance metrics and awards for those executives responsible for particular business units were based 75% on corporate performance and 25% on business unit performance. In 2011, the Compensation Committee approved certain design changes with respect to the Annual Incentive Plan. First, the committee supplemented the traditional financial performance metrics with performance metrics based on the achievement of certain strategic objectives designed to build a foundation for the long-term strength and performance of the Company and encourage collaboration within the organization. These strategic performance objectives accounted for 33% of the total award opportunity, while the financial performance metrics accounted for 67% of the total award opportunity. In making this change, the committee believed that it was important to emphasize strategic priorities in addition to financial goals and to align further the Annual Incentive Plan with the Company’s business strategy. Second, the committee eliminated the business unit financial performance metric in order to increase focus on overall corporate objectives. In addition, the committee utilized an individual performance modifier that was introduced in 2010, which would allow the committee to increase or reduce an award based on the individual performance of the executive. This modifier was implemented to further emphasize that each named executive officer was accountable for his or her performance and, ultimately, the performance of the Company. As noted in “—Compensation of Our Named Executive Officers” below, the committee utilized this individual performance modifier to adjust the awards of Mr. Ersek, Mr. Stockdale, and Ms. Heller based on each such executive’s individual performance in 2011.

Financial Performance Metrics. The Compensation Committee set the executives’ 2011 annual incentive compensation award targets for financial performance by establishing a grid based on the Company’s revenue and operating income as it had in previous years. These performance measures were used in order to tie annual incentive compensation to measures of the Company’s financial performance that the committee determined to be meaningful to and readily accessible by our investors.

The Compensation Committee established the grid metrics and corresponding payout percentages based upon input from management regarding the Company’s expected performance in the upcoming year, which included the impact of external factors on the Company, such as challenging economic conditions. For 2011, the committee designed the grid to encourage strong, focused performance by our executives. In order for any payments to be made under the plan for 2011, the Company had to exceed the Company’s 2010 financial performance levels. The grid was designed to pay 90% of target if the Company achieved its internal 2011 plan for operating income and revenue (revenue $5.4 billion and operating income $1.5 billion), while the 100% payout level required achievement of 100.5% of 2011 Plan for revenue and operating income. As much as 200% of target would be paid if both operating income and revenue were 104.0% or greater of plan. Within the grid, a higher rate of increase for one metric could counterbalance a lower rate of increase for the other metric. In designing the grid for 2011, the committee decided to reduce the payout levels for below target performance and steepened the payout curve for superior performance in order to further incentivize participants in the plan to deliver performance results above historical performance levels.

When the grid was established and consistent with prior years, the committee determined that the effect of currency fluctuations on revenue and operating income performance compared to the prior year should be excluded from the payout calculation, as they believed compensation should not be based on factors outside of the control of our executives. The committee also determined at the time the performance grid was established and consistent with prior years, that the impact of acquisitions not included in the 2011 plan and restructuring activities would be excluded because the impact from any such acquisitions or activities was unknown at the time that the targets were established. The graph below demonstrates potential payout percentages relative to target for combinations of revenue and operating income achievement levels under the corporate performance grid for 2011.

•	In the graph, the 90% payout level assumed achievement of 2011 plan (revenue of $5.4 billion and operating income of $1.5 billion).

•	In the graph, the 100% payout level assumed achievement of 100.5% of 2011 plan for revenue and operating income.

•	In 2011, the Company achieved 100% of plan for revenue and 102% of plan for operating income, resulting in a payout of 101% of target.

Strategic Performance Objectives. As noted above, in 2011, the committee instituted a design change to the Annual Incentive Plan to link 33% of the award payout to the accomplishment of strategic performance objectives during 2011. Consistent with the committee’s approach to long-term incentive compensation, the committee established the performance objectives for the payout of these awards based upon key strategic initiatives that were supportive of the Company’s strategic objectives of growing the global cash money transfer business and innovating new services. The performance levels of the objectives were designed to be achievable, but required the coordinated, cross functional focus and effort of the executive officers. The payout opportunity for the accomplishment of the strategic performance goals ranged from 0% to 200% of each participant’s target award opportunity with respect to the strategic performance objectives. The strategic performance objectives as well as the performance assessment for the 2011 Annual Incentive Plan awards are as follows, with each objective equally weighted:

Strategic Performance Objective	2011 Annual Incentive Plan Strategic Performance Goals	2011 Actual Performance

Deliver infrastructure and capabilities to achieve revenue growth in electronic channels, which includes westernunion.com, account based money transfer, and mobile money transfer services.	Electronic channels to achieve approximately 3% of Western Union total revenue in 2011.	Electronic channels achieved percentage of Western Union total revenue in excess of target.

Establish a business and regulatory framework to expand Western Union Business Solutions in selected markets.	Western Union Business Solutions to deliver mid-teens constant currency revenue growth globally in 2011.	Western Union Business Solutions delivered revenue growth below target.

Establish a business and regulatory framework to expand prepaid services in selected markets.	Prepaid services to deliver approximately 1% of Western Union total revenue in 2011.	Prepaid services delivered percentage of Western Union total revenue below target.

	Performance Level Achievement	87%

The following table sets forth the weighting of the financial performance metrics and strategic performance objectives, the actual payout percentage with respect to the financial performance metrics and strategic performance objectives, and the total payout percentage based on the achievement of such objectives for the 2011 Annual Incentive Plan. Based on management’s performance levels relative to the Annual Incentive Plan financial performance metrics and strategic performance objectives described above, the committee certified a payout amount of 96% of target.

Objectives	Weighting	Actual Payout as Percentage of Target

Corporate Financial Performance Metrics	67%	101%

Strategic Performance Objectives	33%	87%

	Total Payout Percentage	96%

During 2011, Mr. Agrawal participated in The Western Union Company Performance Incentive Plan (the “Performance Incentive Plan”), an annual cash incentive plan available to eligible employees of the Company below the Executive Vice President level. Under the Performance Incentive Plan, annual cash incentive payments may be made to participants depending upon the salary and target bonus levels of the participant, the participant’s individual performance rating, and the financial performance of the Company compared to financial targets.

Similar to the Annual Incentive Plan, awards under the Performance Incentive Plan help create a “pay for performance” culture throughout the Company by holding participants accountable for their performance and rewarding participants based on the Company’s performance. Payouts under the Performance Incentive Plan were based on the Company’s financial performance with respect to revenue and operating income, with an individual performance modifier allowing the Company to increase or reduce an award based on the individual performance of the participant. As described in “—Compensation of Our Named Executive Officers” below, the committee utilized this modifier to increase Mr. Agrawal’s award based on his performance during 2011. There were no strategic performance objectives applicable to the Performance Incentive Plan in 2011. The 2011 Performance Incentive Plan award payment levels were set by using the same revenue and operating income grid that was established under the Annual Incentive Plan. As noted above, based on the Company’s financial performance, payouts under the Performance Incentive Plan were 101% of target.

Long-Term Incentive Compensation

The Long-Term Incentive Plan, which was approved by stockholders of Western Union on May 10, 2007, allows the Compensation Committee to award various forms of long-term incentive grants, including stock options and performance-based equity and cash grants. The Compensation Committee has sole discretion in selecting participants for long-term incentive grants.

The Compensation Committee approves all equity grants made to our senior executives. When making regular annual equity grants, the Compensation Committee’s policy is to approve them during the first quarter of each year as part of the annual compensation review. The grant date of the regular annual equity grants is the date upon which the award is approved by the committee.

Long-Term Incentive Awards Linked to Performance Objectives. In recent years, the Compensation Committee determined that long-term incentive awards granted to executive officers should be tied more closely to performance objectives. The multi-year spin-off awards granted to our executives in 2006 were comprised of stock option awards and time-based restricted stock and restricted stock unit awards. To focus the executive officers and encourage cross-functional, collaborative effort, the committee granted annual long-term incentive awards to our executives in 2009 and 2010, with one-third of the targeted value of the long-term incentive award in the form of performance-based cash. Continuing the trend toward performance-based awards, in 2011, the Compensation Committee increased the proportion of each executive officer’s targeted long-term incentive awards that are subject to performance-based vesting conditions, with two-thirds of the target value of the long-term incentive awards in the form of performance-based restricted stock units. Prior to Mr. Agrawal’s appointment to the position of Executive Vice President in November 2011, Mr. Agrawal received a mix of stock options and time-based restricted stock units, as described in greater detail in “—Compensation of Our Named Executive Officers” and the “Executive Compensation” section of this Proxy Statement.

2011 Annual Long-Term Incentive Awards. In February 2011, the Compensation Committee granted the Chief Executive Officer and the then serving Executive Vice Presidents long-term incentive awards under the Long-Term Incentive Plan. The awards consisted of one-third stock option awards and two-thirds performance-based restricted stock units. The committee believed that the mix of stock options and performance-based restricted stock units was appropriate because the two forms of awards together represented a balanced reflection of shareholder returns, financial performance, and strategic performance. The stock options vest pro-rata over four years and have a 10-year term, which is consistent with market practice for annual stock option awards. The performance-based restricted stock unit awards are described in greater detail below.

The Compensation Committee’s objectives for the 2011 long-term incentive awards were to:

•	Align the interests of our executives with the interests of our stockholders by focusing on objectives that result in stock price appreciation through the use of stock options;

•	Increase cross-functional executive focus in the coming years on the Company’s key strategic initiatives through performance-based restricted stock unit awards; and

•	Retain the services of executives through multi-year vesting provisions.

The 2011 performance-based restricted stock unit awards are subject to a two-year performance period and will vest if and only to the extent that specific quantitative performance goals with respect to revenues and earnings before the deduction of interest, taxes, depreciation, and amortization expenses are met during the performance period, and are subject to a multiplier based on performance, allowing for up to 300% of the target to be paid. The committee designed the performance and vesting schedule to reflect the longer-term focus of the performance objectives. In addition, in order to incentivize strong management and Company performance throughout the entire vesting period, the committee included an additional performance-based vesting condition for any performance-based restricted stock units earned in excess of 100% of target. In order for such performance-based restricted stock units to be settled, the Company’s performance during 2013 must meet or exceed the target growth rates established for 2011 through 2012 relating to the Company’s revenue and earnings before the deduction of interest, taxes, depreciation, and amortization expenses.

The performance objectives for payment of the 2011 performance-based restricted stock unit awards are set forth below, each objective is equally weighted. The committee believed that the performance objectives established for 2011 require successful execution of the Company’s strategic plan in order to earn awards and that these performance objectives reinforced the Company’s strategic priorities in addition to Company’s financial performance goals. The performance objectives relating to the 2011 performance-based restricted stock unit grants were:

•	Targeted compound annual constant currency growth rate for the Company’s revenue for 2011 through 2012, measured against 2010 revenue;

•

Targeted compound annual constant currency growth rate for the Company’s earnings before the deduction of interest, taxes, depreciation, and amortization expenses for 2011 through 2012, measured against 2010 earnings before the deduction of interest, taxes, depreciation, and amortization expenses; and

•	Targeted 2012 revenue from electronic channels, prepaid services, and business-to-business services.

Similar to the Annual Incentive Plan, when the financial performance objectives were established, the committee determined that the effect of currency fluctuations on revenue and earnings before interest, tax, depreciation, and amortization over the course of the year should be excluded from the award calculation, as they believed compensation should not be based on factors outside of the control of our executives. The committee also determined at the time the financial performance objectives for the performance-based restricted stock units were established, that certain nonrecurring charges would be excluded from such calculations because the impact from any such charges was unknown at the time that the targets were established.

2010 Performance-Based Cash Awards. Payout of the performance-based cash awards granted in 2010 depended upon the accomplishment of strategic performance objectives over a two-year period and was subject to a multiplier based on performance, allowing for up to 200% of the target to be paid. The 2010 performance-based cash awards will vest on December 31, 2012, subject to the executive’s continued employment through the vesting date. The strategic performance objectives (each objective equally weighted) and the performance level achievement as of the end of the performance period, were as follows:

Strategic Objective	2010 Performance-Based Cash Award Performance Goals (Performance Period 2010-2011)	Actual Performance

Improve profitability, consumer experience, and data collection capabilities through point of sale technology improvements.	Upgrade point of sale technology at identified agent locations.	Upgraded point of sale technology at number of locations in excess of target. Performance Level = 121%

Develop and expand the mobile money transfer service offering.	Addition of mobile subscribers, execution of additional mobile operator agreements, and enabling additional agent locations to support Western Union mobile transactions.

Added mobile subscribers and executed mobile operator agreements below respective targets. Enabled number of agent locations to support Western Union mobile transactions in excess of target.

Performance Level = 75%

Strategic Objective	2010 Performance-Based Cash Award Performance Goals (Performance Period 2010-2011)	Actual Performance

Grow new and expanding product and service offerings.

Enhance functionality of westernunion.com.

Westernunion.com revenue and profit goals and expand offering to additional countries.

Growth in prepaid and GoCASH revenue and cards-in-force.

Additional Account Based Money Transfer banking relationships and transaction and revenue goals.

Improved United States westernunion.com website by adding new customer account features, enhanced fraud mitigation processes, and new funding method. Implemented new alternative payment methods on westernunion.com website globally.

Achieved westernunion.com revenue below target and westernunion.com profit in excess of target. Added westernunion.com offering in number of countries equal to target.

Achieved growth in prepaid and GoCASH revenue and cards-in-force below respective targets.

Added Account Based Money Transfer banking relationships, and achieved transactions and revenue, below respective targets.

Performance Level = 79%

Expand and grow the business-to-business service offering.	Business-to-business revenue growth and “new customer” revenue goals. Expand business-to-business service offering to additional countries.

Achieved business-to-business revenue growth and “new customer” revenue below respective targets.

Added business-to-business service offering at additional countries in excess of target.

Performance Level = 82%

Based on management’s performance levels relative to the 2010 performance-based cash award performance objectives described above, the committee certified a payout amount of 89% of target. Pursuant to the terms of the award, the payout will be made in 2013.

Awards Made in Connection with Promotions. As discussed further in “—Compensation of Our Named Executive Officers” below, in connection with the mid-year promotions of Mr. Stockdale and Mr. Agrawal, the committee approved additional equity incentive grants in the form of stock options and performance-based restricted stock units.

Severance and Change-in-Control Benefits

Western Union has a severance and change-in-control policy for our executives. The policy helps accomplish Western Union’s compensation philosophy of attracting and retaining exemplary talent. The committee believes it is appropriate to provide executives with the rewards and protections afforded by the severance and change-in-control policy. The policy reduces the need to negotiate individual severance arrangements with departing executives and protects our executives from termination for circumstances not of their doing. The committee also believes that the policy helps retain, stabilize, and focus the executive officers in the event of a change-in-control.

While the policy reduces the need to negotiate individual severance provisions, the committee recognizes that under certain circumstances individual severance arrangements may be desirable or beneficial to the Company. Accordingly, the severance policy provides the committee with the discretion to negotiate individual severance arrangements with participants covered by the policy, other than the Chief Executive Officer, when circumstances warrant such arrangement. Under the terms of the policy, only the Board has authority to negotiate an individual severance arrangement with the Chief Executive Officer.

In the event of a change-in-control, the policy’s severance benefits are generally payable only upon a so-called “double trigger.” This means that severance benefits are triggered only when an eligible executive is involuntarily terminated (other than for cause, death, or disability), or terminates his or her own employment voluntarily for “good reason” (including a material reduction in title or position, reduction in base salary or bonus opportunity or an increase in the executive’s commute to his or her current principal working location of more than 50 miles without consent) within 24 months after the date of a change-in-control.

In connection with the Compensation Committee’s annual review of the Company’s executive compensation programs, the Compensation Committee amended the executive severance policy in early 2011, effective for executives hired on or after February 24, 2011, to reduce the level of severance benefits payable to senior executives who have been with the Company for less than two years. The Compensation Committee also amended (i) the definitions of change-in-control and good reason, (ii) the vesting calculation for stock options in connection with a termination of employment, and (iii) the vesting rules applicable to stock options and restricted stock units following a senior executive’s retirement.

The committee also amended the severance and change-in-control policy in 2009 to require a “double trigger” for the accelerated vesting of long-term incentive awards in the event of a change-in-control beginning with the 2009 awards. In addition, the Compensation Committee amended the severance and change-in-control policy in 2009 to eliminate tax gross-up payments in the event of a change-in-control for those individuals who become executives of the Company after April 2009. The committee determined that, absent special circumstances (for example, the failure of the acquiring company to assume the awards), single-trigger vesting of stock options and restricted stock or restricted stock units for new executives was no longer an appropriate long-term incentive award element. As long as the executive continues to be employed following a change-in-control, these awards should continue in effect as retention and incentive tools. However, if an executive is terminated, other than for cause, in connection with a change-in-control, accelerated vesting of the awards is appropriate to compensate the executive for the value he or she contributed to the organization. Please see the “Executive Compensation—Potential Payments Upon Termination or Change-in-Control” section of this Proxy Statement for further information regarding Western Union’s severance and change-in-control policy and the treatment of awards upon qualifying termination events or a change-in-control.

During 2011, Mr. Yates received payments in connection with his termination of employment. The terms of Mr. Yates’ departure are described further below under “—Compensation of Our Named Executive Officers” and in the “Executive Compensation—Potential Payments Upon Termination or Change-in-Control” section of this Proxy Statement.

Retirement Savings Plans

Western Union’s executives are eligible for the retirement benefits that are generally available to all management-level employees. Western Union provides retirement benefits in the United States through a qualified defined contribution 401(k) plan, the Incentive Savings Plan, and a nonqualified defined contribution plan, the Supplemental Incentive Savings Plan. The Supplemental Incentive Savings Plan is available to all U.S.-based members of our senior management (vice president and above) and provides a vehicle for additional deferred compensation with matching contributions from the Company. We maintain the Incentive Savings Plan and the Supplemental Incentive Savings Plan because we wish to encourage our employees to save some percentage of their cash compensation for their eventual retirement. Mr. Ersek participates in the qualified defined contribution retirement plan made available to eligible employees in Austria.

The committee believes that these types of savings plans are consistent with competitive pay practices, and are an important element in attracting and retaining talent in a competitive market. Please see the 2011 Nonqualified Deferred Compensation Table in the “Executive Compensation” section of this Proxy Statement for further information regarding Western Union’s retirement savings plans.

Benefits and Perquisites

The Compensation Committee determined that, in general, benefits available to management-level employees of the Company, when considered together with their levels of compensation and competitive perquisites, were appropriate for executive officers. The Company’s global benefit philosophy for employees, including executives, is to provide a package of benefits consistent with local practices and competitive within individual markets. Each of our named executive officers participates in the health and welfare benefit plans and fringe benefit programs generally available to all other Western Union employees in the individual market in which they are located. In addition, in 2011 the Company provided the benefits and perquisites as described in the 2011 Summary Compensation Table in the “Executive Compensation” section of this Proxy Statement, including: relocation reimbursement; an annual physical examination and related travel expenses for the executive; tickets to sporting events; spousal travel to business meetings; third-party car services; Company-provided car; and the expatriate benefits described below for Mr. Ersek. Mr. Ersek is also provided with a car and driver for security purposes and to maximize his efficiency.

The Company provided its other named executive officers with competitive perquisites and other personal benefits which are consistent with the Company’s philosophy of attracting and retaining exemplary executive talent and, in some cases, such as the annual physical examination, the Company provides such personal benefits because they are in the best interests of the Company and its stockholders. The committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

Stock Ownership Guidelines

To align our executives’ interests with those of our stockholders and to assure that our executives own meaningful levels of Western Union stock throughout their tenures with the Company, the Compensation Committee established stock ownership guidelines for our executives. The stock ownership guidelines require the Chief Executive Officer to own Western Union stock equal in value to five times his base salary and each of the other executive officers to own stock equal in value to two times his or her respective base salary.

The ownership guideline for the Chief Executive Officer is higher because (i) the committee desires that he maintain a significant interest in the future of the Company, (ii) he receives higher equity grants than the other executives, and (iii) this is consistent with market practices. Based on the input received from the Compensation Consultant, in September 2011, the committee replaced the requirement that executives have five years from the date of hire in which to reach their ownership guideline levels with a requirement that executives must retain, until the required ownership guideline levels have been achieved, at least 50% of after-tax shares from the vesting of restricted stock, restricted stock units, and performance-based restricted stock units, and at least 50% of the shares acquired upon exercise of stock options after the payment of the exercise price and related tax withholding obligations.

Included in the definition of stock ownership are the after-tax value of unvested shares of restricted stock and restricted stock units, any Western Union stock owned outright, including stock acquired upon option exercises, and stock in any Western Union benefit plan. Unexercised stock options and performance-based restricted stock units do not count towards meeting stock ownership guidelines.

Employment Agreements

The Company generally executes an offer of employment prior to the time an executive joins the Company, which describes the basic terms of the executive’s employment, including his or her start date, starting salary, bonus target and long-term incentive award bonus target. The terms of the executive’s employment are thereafter based on sustained good performance rather than contractual terms, and the Company’s policies, such as the severance and change-in-control policy, will apply as warranted.

Under certain circumstances, the Compensation Committee recognizes that special arrangements with respect to an executive’s employment may be necessary or desirable. Mr. Ersek, the Company, and a subsidiary of the Company entered into agreements in November 2009 relating to his new position as Chief Operating Officer, which were amended in September 2010 to reflect his promotion to the position of President and Chief Executive Officer. Employment contracts are a competitive market practice in Austria where Mr. Ersek resided at the time he assumed his position as Chief Operating Officer and the terms of his agreements are consistent with those for similarly situated executives in Austria. When Mr. Ersek assumed the position of President and Chief Executive Officer, the agreements were amended to, among other things, clarify that the expatriate agreement package was to continue as agreed to by the parties at the time Mr. Ersek accepted the position of Chief Operating Officer through December 31, 2011, at which time Mr. Ersek ceased to be entitled to such expatriate benefits. In addition, the Company entered into letter agreements with Ms. Heller and Mr. Agrawal in December 2011 and January 2012, respectively, describing the terms and conditions applicable to Ms. Heller’s and Mr. Agrawal’s respective expatriate assignments. Please see the “Executive Compensation—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Arrangements” section of this proxy statement for a description of the material terms of Mr. Ersek’s employment agreement and Ms. Heller’s and Mr. Agrawal’s expatriate agreements.

Clawback Policy

The Board of Directors adopted a clawback policy in 2009. Under the policy, the Board may, in its discretion and subject to applicable law, recover incentive compensation paid to an executive officer of the Company (defined as an individual subject to Section 16 of the Securities Exchange Act of 1934, as amended, at the time the incentive compensation was received by or paid to the officer) if the compensation resulted from any financial result or performance metric that was impacted by the executive officer’s misconduct or fraud. The Board is monitoring this policy to ensure that it is consistent with applicable laws, including any requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Tax Implications of Executive Compensation Program

Under Section 162(m) of the Internal Revenue Code, named executive officer (other than the Chief Financial Officer) compensation over $1 million for any year is generally not deductible for United States income tax purposes. Performance-based compensation is exempt from the deduction limit, however, if certain requirements are met. The Compensation Committee structures compensation to take advantage of this exemption under Section 162(m) to the extent practicable, while satisfying the Company’s compensation policies and objectives.

Substantially all 2011 named executive officer compensation is expected to be deductible under Section 162(m) or otherwise not exceed $1 million. For example, all named executive officer base salaries do not exceed $1 million and, subject to compliance with Section 162(m), annual cash incentive awards, performance-based cash awards, and stock option awards qualify for the exemption under Section 162(m). For the Annual Incentive Plan awards to be eligible for deductibility under Section 162(m), the Compensation Committee establishes a bonus pool in an amount equal to 3% of the Company’s consolidated operating income, and allocates the bonus pool among the participants to set the maximum amount that each could receive. This allows the committee to exercise “negative discretion” in setting payouts under the Annual Incentive Plan. Actual awards to our named executive officers for 2011 performance totaled 8% of the bonus pool, or 0.25% of consolidated operating income. Although restricted stock and restricted stock unit awards granted prior to 2009 did not qualify for the exemption under Section 162(m), restricted stock unit awards and performance-based restricted stock unit awards granted in and after 2009 are expected to qualify for this exemption because payout is subject to operating income performance thresholds.

Because the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet the standards of Section 162(m) when necessary to enable the Company to continue to attract, retain, and motivate highly-qualified executives, it reserves the authority to approve potentially non-deductible compensation in appropriate circumstances.

Compensation of Our Named Executive Officers

The following section describes the compensation paid to or earned by our named executive officers during 2011. In establishing the 2011 compensation levels for our named executive officers, the committee relied on the philosophy, objectives, and procedures set forth above under “—Establishing and Evaluating Executive Compensation,” including the committee’s review of market data and consideration of the input of the Compensation Consultant.

Hikmet Ersek

President and Chief Executive Officer

Mr. Ersek became President and Chief Executive Officer in September 2010, after serving as Chief Operating Officer, beginning January 1, 2010. Mr. Ersek is responsible for the performance of the Company and he also serves as a director of the Company. Since joining Western Union in 1999, Mr. Ersek held positions of increasing responsibility within the Company. Prior to joining Western Union, he held positions at General Electric (GE) Capital and Europay/MasterCard.

Mr. Ersek’s 2011 compensation was weighted significantly toward variable and performance-based incentive pay over fixed pay, and long-term, equity-based pay over annual cash compensation, because the Compensation Committee desired to tie a significant level of Mr. Ersek’s compensation to the performance of the Company. The percentage of compensation delivered in the form of performance-based compensation is higher for Mr. Ersek than compared to the other named executive officers because the Compensation Committee believes that the Chief Executive Officer’s leadership is one of the key drivers of the Company’s success. Accordingly, a greater percentage of the Chief Executive Officer’s total compensation should be variable as a reflection of the Company’s level of performance. Market data provided by the Compensation Consultant supported this practice as well. Accordingly, at target-level performance for 2011, Mr. Ersek’s annual compensation was weighted 14% base salary, 19% annual incentive award, and 67% long-term incentive award. Eighty-six percent of Mr. Ersek’s targeted total annual compensation varies based on the Company’s performance.

In February 2011, the Compensation Committee increased Mr. Ersek’s base salary from $900,000 to $925,000 and increased his Annual Incentive Plan target from 125% to 135% of his base salary, or $1,248,750. The maximum Annual Incentive Plan award that he could have earned in 2011, based on achieving superior annual performance, was 200% of Mr. Ersek’s target, or $2,497,500. The Compensation Committee also increased the target long-term incentive award for Mr. Ersek from $3,500,000 to $4,500,000. Mr. Ersek’s compensation as Chief Executive Officer is set higher relative to the other named executive officers. The Compensation Committee considers this to be appropriate, based on market data provided by the Compensation Consultant, and because his level of pay reflects his ultimate responsibility to oversee the performance of the Company.

Mr. Ersek’s 2011 Annual Incentive Plan award was $1,220,000, which reflected the payout of 98% of his target. As described in “—The Western Union Executive Compensation Program—Annual Incentive Compensation” above, Mr. Ersek’s award was based on the Company’s performance for 2011 and the committee’s use of an individual performance modifier to increase Mr. Ersek’s award due to his performance in 2011.

The committee certified a payout of 89% of the 2010 performance-based cash portion of the 2010 long-term incentive award target based on the Company’s performance. See, “—The Western Union Executive

Compensation Program—Long-Term Incentive Compensation—2010 Performance-Based Cash Awards.” This resulted in an award of $1,038,333 in total to Mr. Ersek, which will be payable in February 2013 (subject to the terms of the award agreement).

Scott T. Scheirman

Executive Vice President, Chief Financial Officer (September 2006 to present) and Global Operations (January 2012 to present)

Mr. Scheirman joined First Data in 1992, where he held positions of increasing responsibility. Mr. Scheirman served as the Senior Vice President and Chief Financial Officer for the Western Union business unit from 1999 through 2006, and assumed his role as Executive Vice President and Chief Financial Officer at the time of the spin-off in 2006. In addition to serving as Executive Vice President, Chief Financial Officer, Mr. Scheirman began serving as Executive Vice President, Global Operations, in January 2012, and as such leads the Company’s global operational and service strategies, product delivery, customer service initiatives, and other matters related to the Company’s global operations. Also, from June 2011 to November 2011, Mr. Scheirman assumed the responsibilities held by the Company’s former Executive Vice President, Human Resources. Prior to joining First Data, Mr. Scheirman was with Ernst & Young LLP.

In February 2011, the Compensation Committee increased Mr. Scheirman’s base salary from $536,000 to $562,800 and maintained his Annual Incentive Plan Target at 95% of his base salary. The Compensation Committee increased Mr. Scheirman’s long-term incentive award target from $1,200,000 to $1,500,000 based on its general review of market data.

Based on the Company’s performance for 2011 as described in “—The Western Union Executive Compensation Program—Annual Incentive Compensation” above, Mr. Scheirman’s 2011 Annual Incentive Plan award was $515,305. This reflected the payout of 96% of his target. In addition, Mr. Scheirman was paid a $200,000 discretionary bonus in 2011 in recognition of the additional responsibilities he assumed while serving as interim Executive Vice President, Human Resources, from June 2011 to November 2011.

The committee certified a payout of 89% of the 2010 performance-based cash portion of the 2010 long-term incentive award target based on the Company’s performance. See, “—The Western Union Executive Compensation Program—Long-Term Incentive Compensation—2010 Performance-Based Cash Awards.” This resulted in an award of $356,000 in total to Mr. Scheirman, which will be payable in February 2013 (subject to the terms of the award agreement).

Stewart A. Stockdale

Executive Vice President and President, Global Consumer Financial Services (April 2011 to present), President, The Americas and Executive Vice President, Global Cards and Global Key Accounts (through April 2011)

Mr. Stockdale is responsible for Western Union’s global agent network, the Company’s global core consumer money transfer business, and the consumer payments business. Prior to joining Western Union, Mr. Stockdale served as the President of Simon Brand Ventures and as Chief Marketing Officer of Simon Property Group, and held senior positions at Conseco, Inc., MasterCard, American Express, and Procter & Gamble.

In February 2011, the Compensation Committee increased Mr. Stockdale’s base salary from $600,000 to $612,000 and maintained his Annual Incentive Plan target at 100% of his base salary and his long-term incentive award target at $1,400,000. In April 2011, Mr. Stockdale assumed the responsibility for Global Consumer Financial Services. In connection with Mr. Stockdale’s April 2011 promotion, the Compensation Committee approved an increase in Mr. Stockdale’s base salary from $612,000 to $700,000 and increased his target long-term incentive award from $1,400,000 to $2,000,000. Based on such increase in Mr. Stockdale’s target long-term incentive award, the committee approved an equity incentive grant valued at $600,000 in the form of stock options and performance-based restricted stock units, with the performance-based restricted stock units subject to an operating income metric for the period from July 1, 2011 through December 31, 2012 and subject to a maximum payout of 300% of the target value of the performance-based restricted stock unit award. In considering these changes, the committee reviewed market data as described in “—Establishing and Evaluating Executive Compensation—Market Comparisons” above for chief operating officers.

Mr. Stockdale’s 2011 Annual Incentive Plan award was $678,050, which reflected the payout of 100% of his target. As described in “—The Western Union Executive Compensation Program—Annual Incentive Compensation” above, Mr. Stockdale’s award was based on the Company’s performance for 2011 and the committee’s use of an individual performance modifier to increase Mr. Stockdale’s award due to his performance in 2011.

The committee certified a payout of 89% of the 2010 performance-based cash portion of the 2010 long-term incentive award target based on the Company’s performance. See, “—The Western Union Executive Compensation Program—Long-Term Incentive Compensation—2010 Performance-Based Cash Awards.” This resulted in an award of $415,333 in total to Mr. Stockdale, which will be payable in February 2013 (subject to the terms of the award agreement).

Robin S. Heller

Executive Vice President, Chief Integration Officer (January 2012 to present), Executive Vice President, Operations and Information Technology (through January 2012)

Ms. Heller is responsible for the Company’s post-acquisition integration projects. From September 2006 through January 2012, Ms. Heller was responsible for aligning, prioritizing, and synchronizing Western Union’s global service strategies through product delivery, customer service initiatives, technological solutions, and integration projects. Prior to September 2006, Ms. Heller held positions of increasing responsibility in the operations area.

In February 2011, the Compensation Committee increased Ms. Heller’s base salary from $425,000 to $437,750 and maintained her Annual Incentive Plan target at 75% of her base salary and her long-term incentive award target at $850,000.

Ms. Heller’s 2011 Annual Incentive Plan award was $341,248, which reflected the payout of 104% of her target. As described in “—The Western Union Executive Compensation Program—Annual Incentive Compensation” above, Ms. Heller’s award was based on the Company’s performance for 2011 and the committee’s use of an individual performance modifier to increase Ms. Heller’s award due to her performance in 2011.

The committee certified a payout of 89% of the 2010 performance-based cash portion of the 2010 long-term incentive award target based on the Company’s performance. See, “—The Western Union Executive Compensation Program—Long-Term Incentive Compensation—2010 Performance-Based Cash Awards.” This resulted in an award of $252,167 in total to Ms. Heller, which will be payable in February 2013 (subject to the terms of the award agreement).

Rajesh K. Agrawal

Executive Vice President (November 2011 to present) and President, Western Union Business Solutions (August 2011 to present)

As President, Western Union Business Solutions, Mr. Agrawal is responsible for leading the continued growth and expansion of all Business Solutions’ products and services worldwide. Prior to taking his current position in August 2011, Mr. Agrawal served as General Manager, Western Union Business Solutions from

November 2010. Prior to that time, Mr. Agrawal held positions of increasing responsibility in the finance and treasury areas, including Senior Vice President of Finance and Senior Vice President and Treasurer. Prior to joining Western Union in 2006, Mr. Agrawal served as Treasurer and Vice President of Investor Relations for Deluxe Corporation.

As General Manager, Western Union Business Solutions, Mr. Agrawal’s initial 2011 compensation levels were established based on the Company’s compensation guidelines generally applicable to the Company’s employees, internal pay comparisons to other employees within Mr. Agrawal’s salary grade level, and the recommendations of his direct supervisor at the time, Mr. Yates. Accordingly, in February 2011, Mr. Agrawal’s base salary was set at $386,250, reflecting a 3% merit increase from Mr. Agrawal’s 2010 base salary, Mr. Agrawal’s 2011 Performance Incentive Plan target was set at 60% and he received a 2011 long-term incentive award target of $300,000. In recognition of Mr. Agrawal’s assumption of additional responsibilities, Mr. Agrawal received an award of 5,000 restricted stock units in February 2011.

In connection with the closing of the Travelex Global Business Payments acquisition and Mr. Agrawal’s promotion to Executive Vice President in November 2011 and President, Western Union Business Solutions in August 2011, Mr. Agrawal received a base salary increase from $386,250 to $405,000, a Performance Incentive Plan target increase from 60% to 100% of his base salary, and an annual long-term incentive award target increase from $300,000 to $850,000 in November 2011. The increases to Mr. Agrawal’s Performance Incentive Plan and 2011 long-term incentive plan award targets were prorated to reflect the period during the performance period in which he served as an executive officer. Consistent with the prorated increase to his 2011 long-term incentive award target, the committee approved an additional equity incentive grant valued at approximately $321,000 in the form of stock options and performance-based restricted stock units, with the performance-based restricted stock units subject to an operating income metric for the period from July 1, 2011 through December 31, 2012 and subject to a maximum payout of 300% of the target value of the performance-based restricted stock unit award. In considering these changes, the committee reviewed Mr. Agrawal’s performance in 2011, his compensation history at the Company, internal pay comparisons, and input from the Compensation Consultant. The committee also considered the same general survey data described in “—Establishing and Evaluating Executive Compensation—Market Comparisons” above, but, in order to review compensation information for positions not reported as frequently in survey data and to align Mr. Agrawal’s compensation more closely with that for chief executive officers of organizations similar in size to the Western Union Business Solutions organization for which Mr. Agrawal became responsible, the Company used compensation data from the Mercer and Hewitt Surveys for companies with annual revenues between $500 million and $1 billion, and compensation data from the Towers Watson Survey for companies with annual revenues between $400 million and $800 million.

Mr. Agrawal’s 2011 Performance Incentive Plan award was $300,435, which reflected the payout of 117% of his target. As described in “—The Western Union Executive Compensation Program—Annual Incentive Compensation” above, Mr. Agrawal’s award was based on the Company’s performance for 2011 and the committee’s use of an individual performance modifier to increase Mr. Agrawal’s award due to his significant contributions in 2011 in connection with the Travelex Global Business Payments acquisition.

David G. Yates

Former Executive Vice President and President, Business Development and Innovation (through September 2011)

Mr. Yates joined Western Union in August 2010, with responsibility for electronic and new customer segments, both in the consumer and business markets, including business-to-business payments, account based money transfer, westernunion.com, mobile money transfer, and e-channels. Prior to joining Western Union, Mr. Yates served as President of First Data Corporation’s Europe, Middle East, and Africa divisions, and Executive Vice President and President of First Data Corporation’s International Division. He also served in executive roles with IBM, General Electric, and American Management Systems.

In February 2011, the Compensation Committee increased Mr. Yates’ base salary from $500,000 to $515,000, his Annual Incentive Plan target remained at 85% of his base salary and his long-term incentive award target remained at $1,400,000. In April 2011, Mr. Yates assumed leadership of the Company’s global prepaid and global stored value programs in addition to his responsibilities for Business Development and Innovation. In recognition of Mr. Yates’ assumption of additional responsibilities, the committee adjusted Mr. Yates’ annual incentive award target from 85% to 100% of his 2011 base salary.

On August 25, 2011, the Company and Mr. Yates reached a mutual agreement whereby Mr. Yates voluntarily separated from the Company and his position as Executive Vice President and President, Business Development and Innovation, effective September 30, 2011. In connection with Mr. Yates’ departure, Western Union, LLC, a subsidiary of the Company, and Mr. Yates entered into a Mutual Separation Agreement and Release under which Mr. Yates remained an employee of the Company until September 30, 2011 (the “Yates Separation Agreement”). Pursuant to the Yates Separation Agreement: (i) based on the certification by the committee of the achievement of the applicable performance goals under the Annual Incentive Plan, Mr. Yates received a bonus in the gross amount of $358,040, which amount reflected a payout of 96% of his target, determined based on actual performance and prorated for the period Mr. Yates was employed by Western Union, LLC during 2011; (ii) in accordance with the terms of the applicable award agreements, all of Mr. Yates’ unvested equity awards were forfeited on the date of Mr. Yates’ termination of employment; and (iii) Mr. Yates received a lump sum cash payment of $100,000 intended to defray costs incurred by him in connection with his relocation from Colorado to the United Kingdom, and in exchange for certain non-competition, non-solicitation, and confidentiality commitments by Mr. Yates. In addition, Western Union Financial Services, Inc., an affiliate of the Company (“WUFSI”), and Mr. Yates entered into a consulting agreement, pursuant to which Mr. Yates is eligible to receive payments totaling approximately $1,500,000 in the aggregate during the period from October 1, 2011 to February 28, 2013, in exchange for consulting services to WUFSI, and certain non-competition, non-solicitation, and confidentiality commitments by Mr. Yates. The Compensation Committee set the consulting fees at a level determined by the committee to be necessary to incent Mr. Yates to provide the consulting services and uphold the non-competition, non-solicitation, and confidentiality commitments during the term of the consulting agreement.

2012 Compensation

At its February 23, 2012 meeting, the Compensation Committee approved the following compensation amounts and awards for the named executive officers serving at the time of that meeting. In setting executive compensation levels for 2012, the committee considered a number of factors including market data, individual characteristics and responsibilities, and the Company’s financial performance in 2011. And, as discussed above in “—Executive Summary—Executive Compensation Corporate Governance Framework,” in February 2012, the Compensation Committee implemented modifiers which limit the percentage of the performance-based restricted stock unit awards that may be payable based on the Company’s total stockholder return performance relative to the total stockholder return performance of the S&P 500 index and based on the Company’s stock price performance.

Named Executive Officer	Base Salary	Annual Incentive Award Target	Long- Term Incentive Award Target
Hikmet Ersek	$1,000,000	$1,500,000	$6,000,000
Scott T. Scheirman	$585,312	$556,046	$1,750,000
Stewart A. Stockdale	$700,000	$700,000	$2,200,000
Robin S. Heller	$437,750	$328,313	$850,000
Rajesh K. Agrawal	$405,000	$405,000	$1,300,000

EXECUTIVE COMPENSATION

The following table contains compensation information for our named executive officers for the last three fiscal years.

2011 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($000)	Bonus ($000)		Stock Awards ($000)(1)		Option Awards ($000)(1)		Non-Equity Incentive Plan Compensation ($000)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($000)	All Other Compensation ($000)(3)	Total ($000)
Hikmet Ersek(4)	2011	920.8	—		2,897.3		1,485.0		2,258.3	—	311.0	7,872.4
President and Chief Executive Officer	2010 2009	835.7 802.1	— 10.0		2,416.7 1,833.4		2,416.7 833.3		1,509.9 699.3	— —	683.8 115.0	7,862.8 4,293.1

Scott T. Scheirman	2011	558.3	200.0	(5)	965.8		495.0		871.3	—	40.4	3,130.8
EVP, CFO and Global Operations	2010 2009	536.0 533.3	50.9 10.0		400.0 333.3		400.0 333.3		709.2 453.5	— —	51.3 49.7	2,147.4 1,713.1

Stewart A. Stockdale	2011	675.7	—		1,285.7	(6)	662.0	(6)	1,093.4	—	76.9	3,793.7
EVP, President, Global Consumer Financial Services	2010 2009	600.0 550.0	— 49.5		1,466.7 900.0		466.7 400.0		925.5 462.8	— —	65.9 276.3	3,524.8 2,638.6

Robin S. Heller	2011	435.6	—		547.3		280.5		593.6	—	118.5	1,975.5
EVP, Chief Integration Officer	2010 2009	N/A N/A	N/A N/A		N/A N/A		N/A N/A		N/A N/A	N/A N/A	N/A N/A	N/A N/A

Rajesh K. Agrawal	2011	387.2	—		498.8	(7)	204.9	(7)	300.4	—	276.5	1,667.8
EVP, President, Western Union Business Solutions	2010 2009	N/A N/A	N/A N/A		N/A N/A		N/A N/A		N/A N/A	N/A N/A	N/A N/A	N/A N/A

David G. Yates(8)	2011	386.2	—		901.4		462.0		358.0	—	525.8	2,633.4
Former EVP, President, Business Development	2010 2009	208.3 N/A	150.0 N/A		766.7 N/A		466.7 N/A		177.0 N/A	— N/A	4.9 N/A	1,773.6 N/A

Footnotes:

(1)	The amounts in these columns represent equity awards granted under The Western Union Company 2006 Long-Term Incentive Plan (the “Long-Term Incentive Plan”). Except as noted below with respect to additional equity awards granted to Messrs. Stockdale and Agrawal, the amounts reported in these columns for 2011 represent the annual equity grants to the named executive officers under the Long-Term Incentive Plan. The amounts reported in these columns are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The amounts included in the Stock Awards column for the performance-based restricted stock units granted during 2011 are calculated based on the probable satisfaction of the performance conditions for such awards. Assuming the highest level of performance is achieved for these performance-based restricted stock units, the maximum value of these awards at the grant date would be as follows: Mr. Ersek—$8,691,849; Mr. Scheirman—$2,897,323; Mr. Stockdale—$3,857,227; Ms. Heller—$1,641,845; Mr. Agrawal—$608,520; and Mr. Yates—$2,704,140. See Note 16 to the Consolidated Financial Statements included in our Annual Reports on Form 10-K for the years ended December 31, 2011, 2010 and 2009, respectively, for a discussion of the relevant assumptions used in calculating the amounts reported for the applicable year.
(2)	For 2011, the amounts reflect the actual payout received under the applicable annual incentive plan by Mr. Ersek, Mr. Scheirman, Mr. Stockdale, Ms. Heller, Mr. Agrawal, and Mr. Yates of $1,220,000, $515,305, $678,050, $341,428, $300,435 and $358,040, respectively, and the performance-based cash award determined based on performance over the 2010-2011 performance period under the Long-Term Incentive Plan for Mr. Ersek, Mr. Scheirman, Mr. Stockdale, and Ms. Heller of $1,038,333, $356,000, $415,333, and $252,167, respectively.

(3)	Amounts included in this column for 2011 are set forth by category in the 2011 All Other Compensation Table below.
(4)	For 2011, Mr. Ersek’s salary and retirement plan contributions are denominated in U.S. dollars but were paid to Mr. Ersek in euros, based on a conversion rate of 0.78076, as of September 1, 2010.
(5)	This amount represents a discretionary bonus paid to Mr. Scheirman in recognition of the additional responsibilities assumed while serving as interim Executive Vice President, Human Resources, from June 2011 to November 2011.
(6)	These amounts include equity awards granted to Mr. Stockdale in connection with his promotion to President, Global Consumer Financial Services.
(7)	These amounts include equity awards granted to Mr. Agrawal in connection with the closing of the Travelex Global Business Payments acquisition and his promotion to Executive Vice President and President, Western Union Business Solutions in November and August 2011 respectively, and an equity award granted to Mr. Agrawal under the Long-Term Incentive Plan in recognition of Mr. Agrawal’s assumption of additional responsibilities in February 2011.
(8)	Mr. Yates was employed starting in August 2010 and departed on September 30, 2011.

2011 REALIZED COMPENSATION TABLE

Given that a significant portion of the compensation of our named executive officers is both performance-based and “at risk,” we are providing the following supplemental table to demonstrate the difference between the compensation “granted” to our named executive officers serving as of December 31, 2011, as compared to the compensation “realized” by such named executive officers for the 2009 to 2011 fiscal years. Compensation “realized” includes equity awards based on the realized value of such equity awards. For example, restricted stock unit awards are reported as “realized” compensation in the year such awards vest, while stock options are reported as “realized” compensation in the year in which the executive elects to exercise such options. While the manner for reporting equity compensation as “realized” compensation differs from the SEC rules relating to the reporting of compensation in the 2011 Summary Compensation Table, we believe that this table is a useful supplement to the 2011 Summary Compensation Table. Under the SEC disclosure rules, equity-based compensation is reported in the Summary Compensation Table in the year of grant based on the aggregate grant date fair value of the award at the time of grant regardless of the fact that the award may later be forfeited or expire unexercised. The 2011 Realized Compensation Table and the Total Realized Compensation reported in the table provides supplemental information regarding the compensation paid to the named executive officers and should not be viewed as a substitute for the 2011 Summary Compensation Table.

Name	Year	Proxy Reported Compensation ($000)(1)	Total Realized Compensation ($000)(2)	Realized as a % of Reported
Hikmet Ersek	2011	7,872.4	2,491.7	32%
	2010	7,862.8	2,392.0	30%
	2009	4,293.1	2,133.2	50%
Scott T. Scheirman	2011	3,130.8	1,739.1	56%
	2010	2,147.4	1,050.8	49%
	2009	1,713.1	1,415.8	83%
Stewart A. Stockdale	2011	3,793.7	3,494.4	92%
	2010	3,524.8	1,178.3	33%
	2009	2,638.6	1,231.2	47%
Robin S. Heller	2011	1,975.5	957.8	48%
	2010	N/A	N/A	N/A
	2009	N/A	N/A	N/A
Rajesh K. Agrawal	2011	1,667.8	969.8	58%
	2010	N/A	N/A	N/A
	2009	N/A	N/A	N/A

Footnotes:

(1)	As reported in the Total column of the 2011 Summary Compensation Table.

(2)	Amounts reported in the calculation of total realized compensation include (a) annualized base salary, (b) actual bonus payments and performance-based cash award payments made to each eligible executive in each of the years shown under the Company’s non-equity incentive plans, (c) the value realized from the exercise of stock options granted after the spin-off and the vesting of restricted stock and restricted stock unit awards granted after the spin-off (including payment of dividend equivalents upon vesting) before applicable tax withholding and brokerage fees, and (d) amounts reported in the All Other Compensation Table for the respective years.

2011 ALL OTHER COMPENSATION TABLE

Name	Perquisites & Other Personal Benefits ($000)(1)		Tax Reimbursements ($000)(2)	Company Contributions to Defined Contribution Plans ($000)(3)	Insurance Premiums ($000)	Accrued Vacation Pay ($000)(4)	Post- Termination Payments ($000)		Total ($000)
Hikmet Ersek	245.5	(5)	—	65.5	—	—	—		311.0
Scott T. Scheirman	8.8		0.7	30.0	0.9	—	—		40.4
Stewart A. Stockdale	14.3		1.9	59.2	1.5	—	—		76.9
Robin S. Heller	55.2	(6)	29.0	33.6	0.7	—	—		118.5
Rajesh K. Agrawal	77.4	(7)	173.5	25.0	0.6	—	—		276.5
David G. Yates	10.4		—	—	0.6	19.8	495.0	(8)	525.8

Footnotes:

(1)	Amounts in this column include the incremental cost or valuation of relocation expenses for Mr. Ersek, Ms. Heller and Mr. Agrawal (as described in Footnotes 5, 6 and 7, respectively, to this table), travel and entertainment expenses for the spouses of Messrs. Ersek, Scheirman, Stockdale, Agrawal and Ms. Heller in connection with a Western Union Board meeting, sporting event tickets for Messrs. Ersek, Scheirman, Stockdale, Agrawal, and Ms. Heller, lease payments for a Company-provided car in the U.S. for Mr. Yates, car services for Mr. Ersek, an annual physical examination, including travel expenses, for certain executives, and gift cards received by Messrs. Ersek, Scheirman, Stockdale, Agrawal, Yates, and Ms. Heller at a Company leadership conference.
(2)	Amounts in this column include tax gross-ups for travel expenses for the spouses of Messrs. Scheirman, Stockdale, Agrawal and Ms. Heller in connection with a Western Union Board meeting and gift cards received by Messrs. Scheirman, Stockdale, Agrawal and Ms. Heller at a Company leadership conference. Amounts in this column also include tax gross-ups of approximately $29,000 and $173,000 for Ms. Heller and Mr. Agrawal, respectively, for certain relocation expenses, as described in Footnotes 6 and 7, respectively, to this table.
(3)	Amounts shown in this column represent contributions made by the Company on behalf of each of the named executive officers, except for Mr. Ersek, to the Company’s Incentive Savings Plan and/or the Supplemental Incentive Savings Plan, and contributions made by the Company on behalf of Mr. Ersek to the Company’s defined contribution plan in Austria, the Victoria Volksbanken Pensionskassen AG.
(4)	This amount represents accrued vacation paid to Mr. Yates in connection with his separation from the Company.
(5)	This amount includes approximately $231,000 paid to or on behalf of Mr. Ersek in connection with his relocation from Austria to Colorado, including, a housing allowance ($91,567), home leave expenses representing travel expenses between Austria and Colorado ($53,339), and a car allowance ($30,774). These relocation expenses were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid to the service provider or Mr. Ersek, as applicable.
(6)	This amount includes approximately $51,000 paid to or on behalf of Ms. Heller in connection with her relocation from Colorado to the United Kingdom. These relocation expenses were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid to the service provider or Ms. Heller, as applicable.

(7)	This amount includes approximately $76,000 paid to or on behalf of Mr. Agrawal in connection with his relocation from Colorado to the United Kingdom, and a previous relocation from Colorado to Austria, including a housing allowance ($29,095) and tax payments ($28,725). These relocation expenses were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid to the service provider or Mr. Agrawal, as applicable.
(8)	This amount represents payments made to Mr. Yates in connection with his separation agreement, including a $100,000 cash payment intended to defray costs incurred with his relocation from Colorado to the United Kingdom and a $25,000 cash payment for legal fees incurred by Mr. Yates in connection with the review of his separation and consulting agreements. This amount also includes consulting payments of approximately $370,000 received by Mr. Yates pursuant to his consulting agreement with Western Union Financial Services, Inc. Please see the “Potential Payments Upon Termination or Change-in-Control” section of this Proxy Statement for further information regarding the amount of compensation received or to be received by Mr. Yates in connection with his separation.

The following table summarizes awards made to our named executive officers in 2011.

2011 GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($000)(11)
			Target ($000)		Maximum ($000)		Threshold (#)		Target (#)		Maximum (#)
Hikmet Ersek			1,248.8	(1)	2,497.5	(1)
	2/24/2011	2/24/2011					71,786	(3)	143,572	(3)	430,716	(3)						2,897.3
	2/24/2011	2/24/2011													233,859	(4)	$21.00	1,485.0
Scott T. Scheirman			534.7	(1)	1,069.3	(1)
	2/24/2011	2/24/2011					23,929	(3)	47,858	(3)	143,574	(3)						965.8
	2/24/2011	2/24/2011													77,953	(4)	$21.00	495.0
Stewart A. Stockdale			677.6	(1)	1,355.2	(1)
	2/24/2011	2/24/2011					22,334	(3)	44,667	(3)	134,001	(3)						901.4
	2/24/2011	2/24/2011													72,756	(4)	$21.00	462.0
	5/3/2011	3/31/2011					9,547	(5)	19,094	(5)	57,282	(5)						384.3
	5/3/2011	3/31/2011													32,000	(6)	$20.95	200.0
Robin S. Heller			328.3	(1)	656.6	(1)
	2/24/2011	2/24/2011					13,560	(3)	27,120	(3)	81,360	(3)						547.3
	2/24/2011	2/24/2011													44,174	(4)	$21.00	280.5
Rajesh K. Agrawal			257.9	(2)	515.7	(2)
	2/8/2011	2/1/2011											5,000	(7)				102.8
	2/24/2011	2/24/2011											9,572	(8)				193.2
	2/24/2011	2/24/2011													16,895	(4)	$21.00	99.0
	9/15/2011	9/15/2011					6,518	(9)	13,036	(9)	39,108	(9)						202.8
	9/15/2011	9/15/2011													24,796	(10)	$16.49	105.9
David G. Yates			495.3	(1)	990.6	(1)
	2/24/2011	2/24/2011					22,334	(3)	44,667	(3)	134,001	(3)						901.4
	2/24/2011	2/24/2011													72,756	(4)	$21.00	462.0

Footnotes:

(1)	These amounts consist of the target and maximum cash award levels set in 2011 under the Annual Incentive Plan. The amount actually earned by each named executive officer is included in the Non-Equity Incentive Plan Compensation column in the 2011 Summary Compensation Table. Pursuant to the terms of Mr. Yates separation agreement, Mr. Yates received a cash payment equal to his prorated bonus under the Annual Incentive Plan, based on actual performance and the number of days during the year in which he was employed by the Company. Please see “Compensation Discussion and Analysis” for further information regarding the Annual Incentive Plan award.

(2)	These amounts consist of the target and maximum cash award levels set for Mr. Agrawal under the Company’s Performance Incentive Plan. The actual amount earned by Mr. Agrawal is included in the Non-Equity Incentive Plan Compensation column in the 2011 Summary Compensation Table. Please see “Compensation Discussion and Analysis” for further information regarding Mr. Agrawal’s Performance Incentive Plan award.
(3)	These amounts represent the threshold, target and maximum performance-based restricted stock units granted under the Long-Term Incentive Plan. For actively employed executives, these performance-based restricted stock units are scheduled to vest on February 24, 2014. In connection with his separation from the Company, Mr. Yates forfeited this award in its entirety. See “Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table” for further information regarding these awards.
(4)	This amount represents stock options granted under the Long-Term Incentive Plan. For actively employed executives, these options vest in 25% increments on each of the first through fourth year anniversaries of the date of grant. In connection with his separation from the Company, Mr. Yates forfeited this award in its entirety.
(5)	These amounts represent the threshold, target and maximum performance-based restricted stock units granted to Mr. Stockdale under the Long-Term Incentive Plan in connection with his promotion to President, Global Consumer Financial Services. These performance-based restricted stock units are scheduled to vest on February 24, 2014. See “Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table” for further information regarding these awards.
(6)	This amount represents stock options granted to Mr. Stockdale under the Long-Term Incentive Plan in connection with his promotion to President, Global Consumer Financial Services. These stock options are scheduled to vest in 25% increments on each of the first through fourth year anniversaries of February 24, 2011.
(7)	This amount represents restricted stock units granted to Mr. Agrawal under the Long-Term Incentive Plan in recognition of Mr. Agrawal’s assumption of additional responsibilities. These restricted stock units are scheduled to vest on February 8, 2014.
(8)	This amount represents Mr. Agrawal’s annual grant of restricted stock units under the Long-Term Incentive Plan. These restricted stock units are scheduled to vest on February 24, 2014.
(9)	These amounts represent the threshold, target, and maximum performance-based restricted stock units granted to Mr. Agrawal under the Long-Term Incentive Plan in connection with the Travelex Global Business Payments acquisition and his resulting promotion to Executive Vice President and President, Western Union Business Solutions. These performance-based restricted stock units are scheduled to vest on February 24, 2014. See “Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table” for further information regarding these awards.
(10)	This amount represents stock options granted to Mr. Agrawal under the Long-Term Incentive Plan in connection with the closing of the Travelex Global Business Payments acquisition and his promotion to Executive Vice President and President, Western Union Business Solutions. These stock options are scheduled to vest in 25% increments on each of the first through fourth year anniversaries of September 15, 2011.
(11)	The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and, in the case of the performance-based restricted stock units, are based upon the probable outcome of the applicable performance conditions. See Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of the relevant assumptions used in calculating the amount.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Arrangements

As noted in the Compensation Discussion and Analysis, the Company generally executes a written offer of employment prior to the time an executive joins the Company which describes the basic terms of the executive’s employment, including his or her start date, starting salary, bonus target, and long-term incentive award target. The terms of the executive’s employment are thereafter based on sustained good performance rather than contractual terms, and the Company’s policies, such as the severance and change-in-control policy, will apply as warranted.

During 2011, Western Union Financial Services GmbH, one of our subsidiaries, was party to an employment agreement with Mr. Ersek pursuant to which Mr. Ersek agreed to serve as the Company’s President and Chief Executive Officer. The terms of Mr. Ersek’s employment agreement (i) provide for an annual base salary of US $900,000, subject to merit increases and (ii) eligibility to participate in retirement, health, and welfare benefit programs on the same basis as similarly situated employees in Austria, as well as certain expatriate benefits, which included (A) relocation and housing benefits, (B) tax preparation and equalization benefits, (C) a company car, (D) travel expenses for Mr. Ersek and his immediate family, and (E) an education allowance for dependent children. Mr. Ersek’s employment agreement also includes non-competition, non-solicitation, and confidentiality provisions. The expatriate benefits provided to Mr. Ersek pursuant to the terms of his employment agreement expired on December 31, 2011 even though Mr. Ersek remains a resident of the United States.

In December 2011, the Company entered into a letter agreement with Ms. Heller describing the terms and conditions applicable to Ms. Heller’s expatriate assignment and her relocation from Colorado to the United

Kingdom. Ms. Heller’s letter agreement provides for, among other benefits, (i) an annual base salary of $437,750, subject to merit increases, (ii) eligibility to participate in the Company’s Long-Term Incentive Plan and Annual Incentive Plan, with a 2011 target bonus under the Annual Incentive Plan equal to 75% of her annualized base salary, (iii) eligibility to participate in Western Union’s health and welfare benefit programs, and (iv) relocation benefits, which include (A) customary relocation benefits and allowances, (B) an annual relocation bonus equal to one month of base salary for each 12 months of Ms. Heller’s assignment, (C) a housing and utility allowance not to exceed $21,000 per month, (D) a company car, (E) limited travel expenses for Ms. Heller and her immediate family, and (F) an education allowance for dependent children.

In January 2012, the Company entered into a letter agreement with Mr. Agrawal describing the terms and conditions applicable to Mr. Agrawal’s expatriate assignment and his relocation from Colorado to the United Kingdom. Mr. Agrawal’s letter agreement provides for, among other benefits, (i) an annual base salary of $405,000, subject to merit increases, (ii) eligibility to participate in the Company’s Long-Term Incentive Plan, with a 2012 long-term incentive award target equal to $850,000, (iii) eligibility to participate in the Company’s Annual Incentive Plan, with a 2012 target bonus under the Annual Incentive Plan equal to 100% of his annualized base salary, (iv) eligibility to participate in Western Union’s health and welfare benefit programs, and (v) relocation benefits, which include (A) customary relocation benefits and allowances, (B) an annual relocation bonus equal to one month of base salary for each 12 months of Mr. Agrawal’s assignment, (C) a housing and utility allowance not to exceed $22,000 per month, (D) a company car, (E) limited travel expenses for Mr. Agrawal and his immediate family, and (F) an education allowance for dependent children.

The Company has an executive severance policy for the payment of certain benefits to senior executives, including our named executive officers, upon termination of employment from Western Union and upon a change-in-control of Western Union. In addition, as noted in the “Compensation Discussion and Analysis” section of this Proxy Statement, during 2011, the Company and Mr. Yates entered into a separation agreement. Please see “Potential Payments Upon Termination or Change-in-Control” below for a description of the executive severance policy as well as a description of the post-termination benefits that Mr. Yates received or is eligible to receive in connection with his separation from the Company.

Awards

In February 2011, the Compensation Committee granted the Chief Executive Officer and the then serving Executive Vice Presidents long-term term incentive awards under the Long-Term Incentive Plan, consisting of one-third stock option awards and two-thirds performance-based restricted stock units. In addition, in connection with the mid-year promotions of Mr. Stockdale and Mr. Agrawal, the committee approved additional equity incentive grants in the form of stock options and performance-based restricted stock units. The 2011 performance-based restricted stock units are subject to a two-year performance period and are subject to a multiplier based on performance, allowing for up to 300% of the target to be paid. The performance-based restricted stock units vest in their entirety on February 24, 2014. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for further information regarding the 2011 performance-based restricted stock units, including the performance metrics applicable to such awards.

The stock options and restricted stock units granted to Mr. Agrawal in February 2011 are subject to the time-based vesting provisions described in the footnotes to the 2011 Grants of Plan-Based Awards Table. The Long-Term Incentive Plan does not allow repricing of stock options or stock option exercise prices set below the closing trading price on the New York Stock Exchange on the date of grant.

At its February 2011 meeting, the Compensation Committee established performance objectives to be considered under the Annual Incentive Plan for the 2011 plan year. For each of the named executive officers other than Mr. Agrawal, 67% of the award opportunity was tied to the achievement of financial performance metrics, while the remaining 33% of the award opportunity was tied to the achievement of strategic performance objectives. As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement,

Mr. Agrawal’s award was granted under the Company’s Performance Incentive Plan and was based entirely on the achievement of financial performance metrics. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for more information regarding the annual incentive awards, including the performance metrics applicable to such awards.

Salary and Bonus in Proportion to Total Compensation

In 2011, our named executive officers employed by the Company as of December 31, 2011 received 27% to 41% of their total compensation reported in the 2011 Summary Compensation Table in the form of base salary, bonus, and cash incentive awards under the Company’s annual incentive plans. As noted in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee heavily weighted total direct compensation toward the variable elements, which includes annual incentive compensation and long-term incentive compensation, in order to hold executives accountable and reward them for the results of the Company. Our Compensation Committee structured the compensation program to give our named executive officers substantial alignment with stockholders, while also permitting our Compensation Committee to incentivize the named executive officers to pursue performance that increases stockholder value. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for a description of the objectives of our compensation program and overall compensation philosophy.

The following table provides information regarding outstanding option awards and unvested stock awards held by each of the named executive officers at December 31, 2011.

2011 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($000)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(17)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($000)(3)
Hikmet Ersek	—	233,859	(6)	21.00	2/24/2021	299,134	(12)	5,462.2	143,572	2,621.6
	57,657	172,971	(7)	17.45	9/1/2020
	53,127	159,381	(8)	16.00	2/24/2020
	71,347	71,348	(9)	11.86	2/17/2019
	10,000			22.14	2/21/2017
	276,127			19.13	9/29/2016
	87,820			20.10	2/13/2016
	43,910			19.07	12/8/2014
	131,730			17.78	2/12/2014
	21,955			17.94	9/2/2013
	8,400			15.65	1/22/2013
	35,128			18.77	2/6/2012
	8,782			18.86	2/1/2012
Scott T. Scheirman	—	77,953	(6)	21.00	2/24/2021	53,106	(13)	969.7	47,858	873.9
	18,215	54,645	(8)	16.00	2/24/2020
	—	28,539	(9)	11.86	2/17/2019
	180,798			19.13	9/29/2016
	87,820			20.10	2/13/2016
	65,865			19.07	12/8/2014

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($000)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(17)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($000)(3)
Stewart A. Stockdale	—	32,000	(5)	20.95	5/3/2021	167,011	(14)	3,049.6	63,761	1,164.3
	—	72,756	(6)	21.00	2/24/2021
	—	63,753	(8)	16.00	2/24/2020
	—	34,247	(9)	11.86	2/17/2019
	129,251	43,084	(10)	25.89	6/23/2018
Robin S. Heller	—	44,174	(6)	21.00	2/24/2021	41,599	(15)	759.6	27,120	495.2
	12,902	38,707	(8)	16.00	2/24/2020
	24,258	24,258	(9)	11.86	2/17/2019
	115,053			19.13	9/29/2016
	52,692			20.10	2/13/2016
	54,887			19.07	12/8/2014
	131,730			17.78	2/12/2014
	21,955			18.89	7/1/2013
	35,128			18.77	2/6/2012
Rajesh K. Agrawal	—	24,796	(4)	16.49	9/15/2021	30,189	(16)	551.3	13,036	238.0
	—	16,895	(6)	21.00	2/24/2021
	6,138	18,415	(8)	16.00	2/24/2020
	10,975	10,975	(9)	11.86	2/17/2019
	24,693	8,232	(11)	20.99	2/21/2018
	21,612			22.55	2/7/2017
	9,263			19.13	9/29/2016
	87,820			20.87	6/12/2016
David G. Yates	—				—	—		—	—	—

Footnotes:

(1)	Grants prior to September 29, 2006 represent option awards granted to the named executive officer under the First Data equity compensation plans that were replaced with substitute Western Union options that were adjusted to preserve the pre-conversion intrinsic value of the First Data options. A portion of these substitute options became fully vested in December 2005 when the First Data Compensation and Benefits Committee accelerated the vesting of all First Data options outstanding under the 2002 First Data Corporation Long Term Incentive Plan in anticipation of the adoption of FASB ASC Topic 718 (previously Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123), Share-Based Payment, in the first quarter of 2006. A portion of the substitute options also vested through the normal passage of time. The remainder of these substitute options became fully vested in September 2007 upon consummation of a change-in-control of First Data.
(2)	The market value of shares or units of stock that have not vested reflects a stock price of $18.26, the closing stock price on December 30, 2011.
(3)	In accordance with the SEC executive compensation disclosure rules, the amounts reported in this column are based on achieving target performance goals. The market value of performance-based restricted stock units that have not vested reflects a stock price of $18.26, the closing stock price on December 30, 2011.
(4)	These options were awarded on September 15, 2011, and vest in 25% increments on each of the first though fourth year anniversaries of the date of grant.
(5)	These options were awarded on May 3, 2011, and vest in 25% increments on each of the first through fourth year anniversaries of February 24, 2011.
(6)	These options were awarded on February 24, 2011, and vest in 25% increments on each of the first though fourth year anniversaries of the date of grant.
(7)	These options were awarded on November 2, 2010, and vest in 25% increments on each of the first through fourth year anniversaries of September 1, 2010.
(8)	These options were awarded on February 24, 2010, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant.
(9)	These options were awarded on February 17, 2009, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant.
(10)	These options were awarded on June 23, 2008, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant.
(11)	These options were awarded on February 21, 2008, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant.
(12)	This amount consists of 70,265 restricted stock units that vested on February 17, 2012, 84,318 restricted stock units that are scheduled to vest on February 17, 2013, 72,917 restricted stock units that are scheduled to vest on February 24, 2013, and 71,634 restricted stock units that are scheduled to vest on September 1, 2012, provided that, in each case, Mr. Ersek is still employed by the Company on the vesting date.

(13)	This amount consists of 28,106 restricted stock units that vested on February 17, 2012, and 25,000 restricted stock units that are scheduled to vest on February 24, 2013; provided that, in each case, Mr. Scheirman is still employed by the Company on the vesting date.
(14)	This amount consists of 33,727 restricted stock units that vested on February 17, 2012, 42,159 restricted stock units that are scheduled to vest on February 17, 2013, 29,167 restricted stock units that are scheduled to vest on February 24, 2013, and 61,958 restricted stock units that are scheduled to vest on February 9, 2014; provided that, in each case, Mr. Stockdale is still employed by the Company on the vesting date.
(15)	This amount consists of 23,890 restricted stock units that vested on February 17, 2012, and 17,709 restricted stock units that are scheduled to vest on February 24, 2013; provided that, in each case, Ms. Heller is still employed by the Company on the vesting date.
(16)	This amount consists of 7,317 restricted stock units that vested on February 17, 2012, 8,300 restricted stock units that are scheduled to vest on February 24, 2013, 5,000 restricted stock units that are scheduled to vest on February 8, 2014, and 9,572 restricted stock units that are scheduled to vest on February 24, 2014; provided that, in each case, Mr. Agrawal is still employed by the Company on the vesting date.
(17)	The amounts included in this column consist of performance-based restricted stock units that are scheduled to vest on February 24, 2014; provided that, (i) the applicable performance-based vesting conditions are satisfied and (ii) the executive is still employed by the Company on the vesting date.

The following table provides information concerning each exercise of stock options and each vesting of stock during 2011 for each of the named executive officers.

2011 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Hikmet Ersek	10,846	53,998	—	—
Scott T. Scheirman	362,560	1,449,427	—	—
Stewart A. Stockdale	55,498	455,146	74,353	1,443,935
Robin S. Heller	—	—	—	—
Rajesh K. Agrawal	—	—	3,734	80,883
David G. Yates	21,686	27,568	—	—

The following table provides information regarding our nonqualified deferred compensation plan.

2011 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last FY ($000)(1)	Registrant Contributions in Last FY ($000)(2)	Aggregate Earnings in Last FY ($000)	Aggregate Withdrawals/ Distributions ($000)	Aggregate Balance at Last FYE ($000)(3)
Hikmet Ersek	—	—	—	—	—
Scott T. Scheirman	28.0	20.2	48.7	—	1,220.2
Stewart A. Stockdale	68.1	49.4	(18.3)	—	364.3
Robin S. Heller	145.0	23.8	(18.0)	—	1,219.6
Rajesh K. Agrawal	20.9	14.3	1.2	—	128.6
David G. Yates	—	—	—	—	—

Footnotes:

(1)	These amounts represent deferrals of the named executive officer’s salary and compensation received under the annual incentive plan applicable to each named executive officer and are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the 2011 Summary Compensation Table.
(2)	These amounts are included in the “All Other Compensation” column in the 2011 Summary Compensation Table.
(3)	Amounts in this column include the following amounts that were previously reported in Summary Compensation Table as compensation for 2010 or 2009 (in $000s): Mr. Scheirman—$149.8, and Mr. Stockdale—$175.8.

Incentive Savings Plan

We maintain a defined contribution retirement plan (the “Incentive Savings Plan” or “ISP”) for our United States employees, including our United States named executive officers, which is structured with the intention of qualifying under Section 401(a) of the Internal Revenue Code. Under the ISP, participants are permitted to make contributions up to the maximum allowable amount under the Internal Revenue Code. In addition, we make matching contributions equal to 100% of the first 3% of eligible compensation contributed by participants and 50% of the next 2% of eligible compensation contributed by participants. For 2011, each named executive officer (except Mr. Ersek) was eligible to receive a company contribution equal to 4% of his or her eligible compensation. During 2011, Mr. Ersek participated in the qualified retirement savings plan made available to eligible employees in Austria.

Supplemental Incentive Savings Plan

We maintain a nonqualified supplemental savings plan (the “Supplemental Incentive Savings Plan” or “SISP”) for certain of our United States employees, including our United States named executive officers. Under the SISP, participants may defer up to 80% of their salaries, including commissions and incentive compensation (other than annual bonuses), and may make a separate election to defer up to 80% of any annual bonuses and up to 100% of any performance-based cash awards they may earn. The SISP also provides participants the opportunity to receive credits for matching contributions equal to the difference between the matching contributions that a participant could receive under the ISP but for the contribution and compensation limitations imposed by the Internal Revenue Code, and the matching contributions allowable to the participant under the ISP. Participants are generally permitted to choose from among the mutual funds available for investment under the ISP for purposes of determining the imputed earnings, gains, and losses applicable to their SISP accounts. The SISP is unfunded. Participants may specify the timing of the payment of their accounts by choosing either a specified payment date or electing payment upon separation from service (or a date up to five years following separation from service), and in either case may elect to receive their accounts in a lump sum or in annual or quarterly installments over a period of up to ten years. With respect to each year’s contributions and imputed earnings, the participant may make a separate distribution election. Subject to the requirements of Section 409A of the Internal Revenue Code, applicable Internal Revenue Service guidance, and the terms of the SISP, participants may receive an early payment in the event of a severe financial hardship and may make an election to delay the timing of their scheduled payment by a minimum of five years. During 2011, each of the named executive officers, except Mr. Ersek, was eligible to participate in the SISP.

Potential Payments Upon Termination or Change-in-Control

Executive Severance Policy

We maintain an executive severance policy for the payment of certain benefits to senior executives, including our named executive officers, upon termination of employment from Western Union and upon a change-in-control of Western Union. Under the executive severance policy, a change-in-control is generally defined to include:

•	Acquisition by a person or entity of 35% or more of either the outstanding shares of the Company or the combined voting power of such shares, with certain exceptions;

•	An unapproved change in a majority of the Board members; and

•	Certain corporate restructurings, including certain mergers, dissolution and liquidation.

The executive severance policy provides for the following severance and change-in-control benefits:

•

Effective for senior executives hired before February 24, 2011, a severance payment equal to the senior executive’s base pay plus target bonus for the year in which the termination occurs, multiplied by two. Effective for senior executives hired on and after February 24, 2011, a senior executive who has been employed by the Company for 12 months or less shall receive a severance payment equal to the sum of the senior executive’s base pay and target bonus for the year in which termination occurs and, for every month employed in excess of 12 months, the senior executive shall receive an additional severance payment equal to a pro rata portion of the severance pay, up to a maximum severance payment equal to the senior executive’s base pay plus target bonus for the year in which the termination occurs, multiplied by two.

•

A cash payment equal to the senior executive’s prorated target bonus under the Annual Incentive Plan for the year in which the termination occurs. No prorated bonus will be payable unless the Compensation Committee certifies that the performance goals under the Annual Incentive Plan have been achieved for the year in which the termination occurs (except for eligible terminations following a change-in-control).

•

Provided that the senior executive properly elects continued health care coverage under applicable law, a lump sum payment equal to the difference between active employee premiums and continuation coverage premiums for eighteen months of coverage.

•	At the discretion of the Compensation Committee, outplacement benefits may be provided to the executive.

•

Effective February 17, 2009, all awards made pursuant to our Long-Term Incentive Plan, including those that are performance-based, generally will become fully vested and exercisable if a senior executive is involuntarily terminated without cause, or terminates for good reason within twenty-four months following a change-in-control. The right to exercise stock options will continue for twenty-four months (thirty-six months in the case of the Chief Executive Officer) after the senior executive’s termination (but not beyond their original terms).

•

Upon a change-in-control only, all equity compensation awards that were made pursuant to our Long-Term Incentive Plan before February 17, 2009, generally will become fully vested and exercisable on the date of the change-in-control. The right to exercise stock options will continue for twenty-four months (thirty-six months in the case of the Chief Executive Officer) after the senior executive’s termination (but not beyond their original terms).

•

If a senior executive is involuntarily terminated without cause and no change-in-control has occurred, awards granted pursuant to our Long-Term Incentive Plan on and after February 17, 2009 (other than most “career share” grants) generally will vest on a prorated basis based on the period from the grant date to the termination date and stock options will remain exercisable until the end of severance period under the executive severance policy, but not beyond the stock options’ original terms. The “career shares” generally are forfeited upon a termination for any reason.

•

If a senior executive is involuntarily terminated without cause and no change-in-control has occurred, stock options granted pursuant to our Long-Term Incentive Plan before February 17, 2009 will continue to vest and be exercisable for twenty-four months (thirty-six months in the case of the Chief Executive Officer) after the senior executive’s termination (but not beyond their original terms), and restricted stock awards and restricted stock units generally will vest on a prorated basis based on the period from the grant date to the termination date.

•

For individuals who were senior executives on or before April 30, 2009, if benefits payable after a change-in-control exceed 110% of the maximum amount of such benefits that would not be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, an additional cash payment in an amount that, after payment of all taxes on such benefits (and on such amount), provides the senior executive with the amount necessary to pay such tax. (If the benefits so payable do not exceed such 110% threshold, the amount thereof will be reduced to the maximum amount not subject to such excise tax.)

•	With respect to executives not eligible to receive tax gross-ups, benefits triggered by a change-in-control are subject to an automatic reduction to avoid the imposition of excise taxes under

Section 4999 of the Internal Revenue Code in the event such reduction would result in a better after-tax result for the executive.

The provision of severance benefits under the executive severance policy is conditioned upon the executive executing an agreement and release which includes, among other things, non-competition and non-solicitation restrictive covenants as well as a release of claims against the Company. These restrictive covenants vary in duration, but generally do not exceed two years.

Upon a change-in-control, unvested stock options and restricted stock granted before February 17, 2009 and held by each of our named executive officers would generally accelerate and vest immediately. Assuming a change-in-control on December 30, 2011, the exercise price of all of the pre-February 17, 2009 unvested stock options held by Mr. Stockdale exceeded the closing price of $18.26 per share and, as a result, Mr. Stockdale would not have received equity values with respect to such options in connection with a change-in-control.

As noted in the “Compensation Discussion and Analysis” section of this Proxy Statement, during 2011, Mr. Yates separated from the Company. In connection with Mr. Yates’ separation, Western Union, LLC, a subsidiary of the Company, and Mr. Yates entered into a Mutual Separation Agreement and Release (the “Yates Separation Agreement”), pursuant to which: (i) based on the certification by the Compensation Committee of the applicable performance goals under the Annual Incentive Plan, Mr. Yates received a bonus in the gross amount of $358,040, which amount reflected a payout of 96% of his target, determined based on actual performance and prorated for the number of days Mr. Yates was employed by Western Union, LLC during 2011; (ii) in accordance with the terms of the applicable award agreements, all of Mr. Yates’ unvested equity awards were forfeited on the date of Mr. Yates’ termination of employment; and (iii) Mr. Yates received a lump sum cash payment of $100,000 intended to defray costs incurred by him in connection with his relocation from Colorado to the United Kingdom, and in exchange for certain non-competition, non-solicitation, and confidentiality commitments by Mr. Yates. In addition, Western Union Financial Services, Inc., an affiliate of the Company (“WUFSI”), and Mr. Yates entered into a consulting agreement, pursuant to which Mr. Yates is eligible to receive payments totaling approximately $1,500,000 in the aggregate during the period from October 1, 2011 to February 28, 2013, in exchange for consulting services to WUFSI, and certain non-competition, non-solicitation, and confidentiality commitments by Mr. Yates.

For the named executive officers serving as of December 30, 2011, we have quantified the potential payments upon termination under various termination circumstances in the tables set forth below. While the terms of our equity awards include retirement-vesting provisions, none of our current named executive officers are retirement eligible.

PAYMENTS UPON A TERMINATION OR CHANGE-IN-CONTROL

Termination Following a Change-in-Control

			Long-Term Incentives(5)
Name	Severance ($000)(1)	Welfare Benefits ($000)(2)	Performance Cash ($000)	Stock Options ($000)	Shares ($000)	Gross-Up ($000)(3)	Total ($000)
Hikmet Ersek	5,592.8	18.7	1,288.3	956.9	8,247.8	6,354.6	22,459.1
Scott T. Scheirman	2,728.1	21.0	456.0	306.1	1,875.1	1,430.2	6,816.5
Stewart A. Stockdale	3,430.9	20.9	535.3	363.3	4,312.0	2,149.6	10,812.0
Robin S. Heller	1,859.5	20.9	337.2	242.7	1,279.6	—	3,739.9
Rajesh K. Agrawal(4)	1,582.9	20.0	—	155.7	789.3	—	2,547.9

Involuntary Termination Other Than for Death, Disability, or Cause

			Long-Term Incentives(5)
Name	Severance ($000)(1)	Welfare Benefits ($000)(2)	Performance Cash ($000)	Stock Options ($000)	Shares ($000)	Gross-Up ($000)(3)	Total ($000)
Hikmet Ersek	5,592.8	18.7	1,286.9	684.4	3,396.6	—	10,979.4
Scott T. Scheirman	2,728.1	21.0	455.5	234.9	1,042.6	—	4,482.1
Stewart A. Stockdale	3,430.9	20.9	534.8	279.2	2,423.5	—	6,689.3
Robin S. Heller	1,859.5	20.9	336.8	188.0	775.5	—	3,180.7
Rajesh K. Agrawal(4)	1,582.9	20.0	—	—	28.3	—	1,631.2

Death or Disability

			Long-Term Incentives(5)
Name	Severance ($000)(1)	Welfare Benefits ($000)	Performance Cash ($000)	Stock Options ($000)	Shares ($000)	Gross-Up ($000)(3)	Total ($000)
Hikmet Ersek	—	—	1,288.3	956.9	8,247.8	—	10,493.0
Scott T. Scheirman	—	—	456.0	306.1	1,875.1	—	2,637.2
Stewart A. Stockdale	—	—	535.3	363.3	4,312.0	—	5,210.6
Robin S. Heller	—	—	337.2	242.7	1,279.6	—	1,859.5
Rajesh K. Agrawal(4)	—	—	—	155.7	789.3	—	945.0

Change-in-Control Without Termination

Long-Term Incentives(5)
Name	Severance ($000)(1)	Welfare Benefits ($000)	Performance Cash ($000)	Stock Options ($000)	Shares ($000)	Gross-Up ($000)	Total ($000)
Hikmet Ersek	—	—	—	—	—	—	—
Scott T. Scheirman	—	—	—	—	—	—	—
Stewart A. Stockdale	—	—	—	—	—	—	—
Robin S. Heller	—	—	—	—	—	—	—
Rajesh K. Agrawal(4)	—	—	—	—	—	—	—

Footnotes:

(1)	Amounts in this column represent severance payments equal to the named executive officer’s pro rata bonus for 2011 plus two times the sum of the named executive officer’s base salary and target bonus.
(2)	Amounts in this column represent a lump sum cash payment equal to the product of (i) the difference in cost between the named executive officer’s actual health premiums and COBRA health premiums as of December 31, 2011 and (ii) 18, the number of months of continuing COBRA coverage.
(3)	Amounts in this column reflect tax gross-up calculations assuming a blended effective tax rate of approximately 40% and a 20% excise tax incurred on excess parachute payments, as calculated in accordance with Internal Revenue Code Sections 280G and 4999. The equity is valued using a closing stock price of $18.26 on December 30, 2011
(4)

During 2011, Mr. Agrawal was also subject to a letter agreement that provided for certain severance benefits upon a qualifying termination of employment. Upon his appointment to the position of Executive Vice President, Mr. Agrawal became eligible to receive the greater of benefits under the executive severance policy and his letter agreement. Because the benefits payable under the executive severance policy exceeded the benefits payable under Mr. Agrawal’s letter agreement, the amounts reported in the table represent the benefits payable under the executive severance policy. In early 2012, the Company and Mr. Agrawal terminated the letter agreement and, accordingly, Mr. Agrawal is only eligible to receive severance benefits under the Company’s executive severance policy.
(5)	Amounts in these columns reflect the long-term incentive awards to be received upon a termination or a change-in-control calculated in accordance with the Western Union Executive Severance Policy and the Long-Term Incentive Plan. In the case of stock grants, the equity value represents the value of the shares (determined by multiplying the closing price of $18.26 per share on December 30, 2011 by the number of unvested shares of restricted stock that would vest upon a change-in-control or following termination, death or disability) plus the value of related dividend equivalents credited to the account of each named executive officer. In the case of option awards, the equity value was determined by multiplying (i) the spread between the exercise price and the closing price of $18.26 per share on December 30, 2011 and (ii) the number of unvested option shares that would vest following termination, death, disability or upon a change-in-control. The calculation with respect to unvested long-term incentive awards reflects the following additional assumptions under the Western Union Executive Severance Policy and the Long-Term Incentive Plan:

Pre-February 17, 2009 Grants

Event	Unvested Stock Options	Unvested Restricted Stock
Change-in-Control	Accelerate	Accelerate

Involuntary Termination (Not for Cause)	Vesting continues during severance period, unvested options at end of the severance period are forfeited	Prorated vesting by grant based on ratio of days since grant to total days in vesting period

Death or Disability	Accelerate	Accelerate

Retirement	Vesting continues for a period of four years or, if earlier, until the expiration date	Forfeit

February 17, 2009 and Later Grants

Event	Unvested Stock Options	Unvested Restricted Stock	Performance-Based Restricted Stock Units	Performance Cash
Change-in-Control (Terminate for Eligible Reason within 24-month Period)	Accelerate	Accelerate	Accelerated vesting and award is payable to the extent earned based on actual performance results.	Award is converted to restricted cash at time of change-in-control. Restricted cash is payable in year immediately following year of termination.

Event	Unvested Stock Options	Unvested Restricted Stock	Performance-Based Restricted Stock Units	Performance Cash
Change-in-Control (Involuntary Termination (Not for Cause) after 24-month Period)

Prorated vesting by tranche based on ratio of days since grant to total days in vesting period.

Effective for grants on February 24, 2011 and later, prorated vesting by grant based on ratio of days since grant to total days in vesting period.

		Prorated vesting by grant based on ratio of days since grant to total days in vesting period. Career share awards are forfeited, other than Mr. Stockdale’s 2010 career share grant, which accelerates.	Prorated vesting by grant based on actual performance results and ratio of days since grant to total days in vesting period.	Award is converted to restricted cash at time of change-in-control. Restricted cash is payable in the second year following end of performance period.

Change-in-Control (No Termination)	Vesting continues under normal terms.	Vesting continues under normal terms.	Vesting continues under normal terms.	Award is converted to restricted cash at time of change-in-control. Vesting continues under normal terms.

Involuntary Termination (Not for Cause)

Prorated vesting by tranche based on ratio of days since grant to total days in vesting period.

Effective for grants on February 24, 2011 and later, prorated vesting by grant based on ratio of days since grant to total days in vesting period.

		Prorated vesting by grant based on ratio of days since grant to total days in vesting period. Career share awards are forfeited, other than Mr. Stockdale’s 2010 career share grant, which accelerates.	Prorated vesting by grant based on actual performance results and ratio of days since grant to total days in vesting period.	Prorated vesting by grant based on actual performance results and ratio of days employed during the performance period to total days in the performance period.

Death or Disability	Accelerate	Accelerate	Accelerated vesting and award is payable to the extent earned based on actual performance results.	Accelerated vesting and award is payable to the extent earned based on actual performance results.

Event	Unvested Stock Options	Unvested Restricted Stock	Performance-Based Restricted Stock Units	Performance Cash

Retirement

Vesting continues for a period of four years, or if earlier, until the expiration date.

Effective for grants on January 31, 2011 and later, prorated vesting by grant based on ratio of days since grant to total days in vesting period, with an exercise period equal to the earlier of (i) two years post-termination (three years, in the case of the CEO) and (ii) the expiration date.

		Forfeit Effective for grants on January 31, 2011 and later, prorated vesting by grant based on ratio of days since grant to total days in vesting period.	Prorated vesting by grant based on actual performance results and ratio of days since grant to total days in vesting period.	Forfeit

Risk Management and Compensation

Appropriately incentivizing behaviors which foster the best interests of the Company and its stockholders is an essential part of the compensation-setting process. The Company believes that risk-taking is necessary for continued innovation and growth, but that risks should be encouraged within parameters that are appropriate for the long-term health and sustainability of the business. As part of its compensation setting process, the Company evaluates the merits of its compensation programs through a comprehensive review of its compensation policies and programs to determine whether they encourage unnecessary or inappropriate risk-taking by the Company’s employees. Based on this review, the Company has concluded that the risks arising from its compensation programs are not reasonably likely to have a material adverse effect on the Company.

Management and our independent compensation consultant, Frederic W. Cook & Co., Inc., review each compensation program, including the broad-based employee programs and the programs tied to the performance of individual business units. The team maps the level of “enterprise” risk for each business area, as established through the Company’s enterprise risk management oversight process, with the level of compensation risk for the associated incentive programs. In developing the risk assessment, the team reviews the compensation programs within each business area for:

•	The mix of fixed versus variable pay;

•	The performance metrics to which pay is tied;

•	Whether the pay opportunity is capped;

•	The timing of payout;

•	Whether “clawback” adjustments are permitted;

•	The use of equity awards; and

•	Whether stock ownership guidelines apply.

Annual cash incentive awards and long-term incentive awards granted to executives are tied primarily to corporate performance goals, including earnings before interest, taxes, depreciation, and amortization, revenue, operating income growth, and strategic performance objectives. These metrics encourage performance that supports the business as a whole. Maximum payout of the executive annual cash incentive awards is capped at 200% of target. Our executives are also expected to meet share ownership guidelines in order to align the executives’ interests with those of our stockholders. The replacement of performance-based cash awards with performance-based restricted stock unit awards under the long-term incentive plan increases cross-functional executive focus in the coming years on the Company’s overall performance, including the Company’s strategic initiatives which are critical to addressing regulatory, market and operational risks and opportunities facing the business in the coming years. Also, if an executive’s fraud or misconduct results in excessive incentive award payments, the Company’s clawback policy permits the Company to recover those payments. This policy helps to discourage inappropriate and excessive risks, as executives will be held accountable for conduct which is harmful to the Company’s financial and reputational health.

Proposal 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is providing stockholders an advisory vote on executive compensation as required by Section 14A of the Exchange Act. Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The advisory vote on executive compensation is a non-binding vote on the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. The advisory vote on executive compensation is not a vote on the Company’s general compensation policies or the compensation of the Company’s Board of Directors. The Dodd-Frank Act requires the Company to hold the advisory vote on executive compensation at least once every three years.

At the 2011 Annual Meeting of Stockholders, the Company provided stockholders with the opportunity to cast an advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement for the 2011 Annual Meeting of Stockholders, and the Company’s stockholders overwhelmingly approved the proposal, with more than 95% of the votes cast in favor. At the 2011 Annual Meeting of Stockholders, the Company also asked stockholders to indicate if it should hold an advisory vote on the compensation of named executive officers every one, two or three years, with the Board recommending an annual advisory vote. Because the Board views it as a good corporate governance practice, and because at the 2011 Annual Meeting of Stockholders more than 91% of the votes cast were in favor of an annual advisory vote, the Company is again asking stockholders to approve the compensation of named executive officers as disclosed in this proxy statement.

The Company believes that its compensation policies and procedures, which are outlined in the Compensation Discussion and Analysis section of this proxy statement, support the goals of:

•	holding our executives accountable and rewarding them for successful results;

•	aligning our executives’ goals with our stockholders’ interests; and

•	attracting, retaining, and motivating outstanding executive talent around the world, suited to the Company’s unique nature and structure.

The Compensation and Benefits Committee of the Board continually reviews best practices in executive compensation in order to ensure that the Company’s executive compensation program achieves these goals, and ultimately serves the best interests of the Company’s stockholders. In connection with this ongoing review, the Compensation and Benefits Committee continues to revise the executive compensation program to implement and maintain best practices with respect to executive compensation. These best practices include the following:

•	close linkage between long-term incentive awards and the achievement of strategic and financial goals;

•	emphasis on the appropriate mix of compensation elements, including current versus long-term compensation and cash versus equity-based compensation;

•	no tax gross-ups for severance payments resulting from a change-in-control of the Company for new executives;

•	reduced level of severance benefits payable to executives who have been employed by the Company for less than two years at the time of termination;

•	a policy that allows the Company to recapture incentive payments paid to an executive who engages in financial misconduct; and

•	stock ownership requirements for executives designed to align executives’ interests with those of our stockholders.

In addition, in February 2012, the committee implemented modifiers which limit the percentage of the performance-based restricted stock unit awards that may be payable based on the Company’s total stockholder return performance relative to the total stockholder return performance of the S&P 500 index and based on the Company’s stock price performance.

These practices, in combination with a competitive market review, limited executive perquisites, and reasonable severance pay multiples contribute to an executive compensation program that is competitive yet strongly aligned with stockholder interest.

The Board recommends that you vote in favor of the following “say-on-pay” resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, each as set forth in the Company’s 2012 Annual Meeting of Stockholders proxy statement.

Required Vote

The affirmative vote of the holders of a majority of shares of the Company’s common stock present in person or represented by proxy at the Meeting and entitled to vote on the subject matter is required to approve this Proposal 4.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation and Benefits Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 4.

Proposal 5

APPROVAL OF THE EXPANDED PERFORMANCE MEASURES AVAILABLE UNDER

THE COMPANY’S 2006 LONG-TERM INCENTIVE PLAN

We are asking our stockholders to approve the material terms of the expanded performance measures used for performance-based awards granted under The Western Union Company 2006 Long-Term Incentive Plan (the “2006 LTIP”), in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). In order for the compensation paid under the 2006 LTIP to qualify as performance-based compensation under Section 162(m) of the Code, stockholders must approve the material terms of the performance measures every five years.

Under the 2006 LTIP, the Company may grant stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock unit awards, bonus stock awards, bonus stock unit awards, and performance grants. Specifically, the 2006 LTIP provides for the granting of performance grants and other performance-based awards, the exercisability, grant, value or vesting of which, if any, is determined by the degree to which specified performance measures have been achieved during a performance period set by the Compensation Committee.

Section 162(m) of the Code limits the deductibility for federal income tax purposes of compensation in excess of $1 million per year for the chief executive officer and the three other highest compensated officers (other than the chief financial officer) (collectively, the “covered employee officers”), unless such compensation qualifies as “performance-based compensation” under the Code. Various requirements must be satisfied in order for compensation paid to the covered employee officers to qualify as performance-based within the meaning of Section 162(m). One such requirement is that the compensation must be paid based upon the attainment of performance goals established by a committee of independent board members. The Compensation Committee, which is comprised of independent directors, administers the 2006 LTIP and is responsible for selecting the 2006 LTIP participants, establishing performance goals, certifying that the performance goals are met, and approving payouts under the 2006 LTIP. The goals established by the Compensation Committee must be based upon performance measures, the material terms of which are approved by stockholders. As noted above, in order for the compensation paid under the 2006 LTIP to qualify as performance-based compensation, stockholders must approve the material terms of the performance measures every five years. We are requesting the stockholders to approve the material terms of the performance measures for the 2006 LTIP in accordance with Section 162(m) of the Code and to approve additional performance measures that may be used to qualify awards under the plan as “performance-based compensation” under Section 162(m) of the Code. With the exception of the expansion of the performance measures, we are not amending or altering the 2006 LTIP in any way and we are not seeking authorization for additional shares under the 2006 LTIP.

The following is a summary of the material terms of the 2006 LTIP. This description is qualified in its entirety by reference to the 2006 LTIP, a copy of which has been filed with the SEC as Annex B to this Proxy Statement.

Material Terms of the Performance Measures

Eligible Participants. All employees of the Company (including the Company’s executive officers), subsidiaries, affiliates, and other individuals who perform services for the Company are eligible to participate in the 2006 LTIP. As of February 24, 2012, there were 799 participating employees and 9 participating non-employee directors.

Award Limits. The 2006 LTIP provides that the maximum number of shares of common stock with respect to which stock options, SARs, stock awards, or performance grants may be issued to any individual during a calendar year is one-half of one percent of the total number of outstanding shares of common stock of the Company as of the preceding December 31st. The maximum amount of cash payable during a calendar year to any person in connection with a performance grant is $8,000,000.

Performance Measures. The performance measures originally available to the Compensation Committee under the 2006 LTIP for performance-based awards consisted of the following: the attainment by a share of common stock of a specified value within or for a specified period of time, earnings per share, earnings before interest expense and taxes, return to stockholders (including dividends), return on equity, earnings, revenues, cash flow, cost reduction goals, operating income, pretax return on total capital, economic value added, or any combination of the foregoing. The Compensation Committee recently amended the 2006 LTIP to expand the performance measures available for grants of performance-based awards under the 2006 LTIP and stockholders are being asked to approve these additional performance measures in addition to the performance measures originally available under the 2006 LTIP. The additional performance measures consist of the following: earnings before interest, taxes, depreciation, and amortization (“EBITDA”), growth in EBITDA, growth in revenue, and total shareholder return. Such criteria and objectives may relate to results obtained by the individual, the Company, a subsidiary, an affiliate, or any business unit or division thereof, or may apply to results obtained relative to a specific industry or a specific index.

General Description of the 2006 LTIP

The purposes of the 2006 LTIP are (i) to advance the interests of the Company by attracting and retaining high caliber employees, and other key individuals who perform services for the Company, a subsidiary or an affiliate, (ii) to align the interests of the Company’s stockholders and recipients of awards under the 2006 LTIP by increasing the proprietary interest of such recipients in the Company’s growth and success, and (iii) to motivate award recipients to act in the long-term best interests of the Company and its stockholders. Under the 2006 LTIP, the Company may grant stock options, SARs, restricted stock awards, restricted stock unit awards, bonus stock awards, bonus stock unit awards, and performance grants.

The 2006 LTIP is administered by the Compensation Committee, or any other committee comprised entirely of “non-employee” directors within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, that the Board of Directors may designate to administer the 2006 LTIP. The Compensation Committee may delegate certain of its authority to another entity or committee, a member of the Board of Directors, or one or more officers of the Company as the Compensation Committee deems appropriate.

Subject to adjustment due to certain changes in capitalization of the Company, the 2006 LTIP authorizes the issuance of up to 120,000,000 shares of common stock. If and during any period when more than 30,000,000 of the shares of common stock available under the 2006 LTIP are subject to restricted stock awards, restricted stock unit awards, bonus stock awards, bonus stock unit awards, and performance grants, the remaining shares of common stock available under the 2006 LTIP will be reduced by three shares for every one share awarded pursuant to such awards in excess of 30,000,000. Information regarding the number of shares that remain available for future issuances under the 2006 LTIP may be found in the Equity Compensation Plan Information table on page 78 of this proxy statement. As noted above, we are not seeking authorization for additional shares under the 2006 LTIP. As of March 26, 2012, the last reported sale price of the Company’s common stock on the New York Stock Exchange was $18.23.

The Board of Directors or the Compensation Committee may amend or terminate the 2006 LTIP at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code and the rules of the New York Stock Exchange; provided, however, that no amendment of the 2006 LTIP shall be made without stockholder approval if such amendment would increase the maximum number of shares of common stock available under the 2006 LTIP (subject to certain adjustments due to changes in capitalization). In addition, no amendment of the 2006 LTIP may impair the rights of a holder (the determination of which shall be made by the Compensation Committee in its sole discretion) of an outstanding award without the consent of such holder.

Tax Matters

In general, a participant will not recognize taxable income at the time a stock option is granted. Upon exercise of a non-qualified stock option, a participant will recognize compensation, taxable as ordinary income, equal to the excess of the value of the common stock purchased over the exercise price. In the case of “incentive stock options,” within the meaning of Section 422 of the Internal Revenue Code, a participant will not recognize ordinary income at the time of exercise (except for purposes of the alternative minimum tax), and if the participant observes certain holding period requirements, then when the shares are sold, the entire gain over the exercise price will be taxable at capital gains rates. A participant has no taxable income at the time SARs are granted, but will recognize compensation taxable as ordinary income upon exercise in an amount equal to the value of any shares of common stock delivered and the amount of any cash paid by the Company. A participant who is granted shares of restricted stock, including shares subject to performance conditions, generally will not recognize taxable income at the time the restricted stock is granted, but will recognize compensation taxable as ordinary income at the time the restrictions lapse in an amount equal to the excess of the value of the common stock at such time over the amount, if any, paid for such shares. However, a participant instead may elect to recognize compensation taxable as ordinary income on the date the restricted stock is granted in an amount equal to the value of the shares on that date. A participant who receives shares of common stock that are not subject to any restrictions under the 2006 LTIP will recognize compensation taxable as ordinary income on the date of grant in an amount equal to the value of such stock on that date. A participant who is granted an award of restricted stock units, including restricted stock units subject to performance conditions, will not recognize taxable income at the time the restricted stock units are granted. When the restrictions applicable to the award lapse, and the shares of common stock subject to the restricted stock units are transferred (or any amount of cash is paid) to the participant, the participant will recognize compensation taxable as ordinary income in an amount equal to the value of the common stock on the date of transfer and the amount of any cash paid by the Company.

Subject to the deduction limitation, described above, contained in Section 162(m), the Company may deduct, as a compensation expense, the amount of ordinary income recognized by an employee in connection with the 2006 LTIP at the time such ordinary income is recognized by that employee.

New 2006 LTIP Benefits

The number of performance-based awards granted under the 2006 LTIP is subject to performance objectives established by the compensation committee and is, therefore, not determinable. Awards granted to our named executive officers under the 2006 LTIP in 2011 are disclosed in the “2011 Grants of Plan-Based Awards Table” on page 53. In February 2012, the Compensation Committee granted various forms of equity-based compensation to the Company’s employees, including its executive officers. Information regarding these February 2012 awards is set forth in the table below.

The Western Union Company 2006 Long-Term Incentive Plan

Name and Position	Number of Performance-Based Restricted Stock Unit Awards Granted at Target Value(1)	Number of Restricted Stock Unit Awards Granted	Number of Stock Option Awards Granted
Hikmet Ersek	225,084	0	400,810
President and Chief Executive Officer
Scott T. Scheirman	65,650	0	116,903
EVP, Chief Financial Officer and Global Operations
Stewart A. Stockdale	82,531	0	146,964
EVP, President, Global Consumer Financial Services
Robin S. Heller	31,887	0	56,782
EVP, Chief Integration Officer
Rajesh K. Agrawal	48,769	0	86,843
EVP, President, Western Union Business Solutions

Name and Position	Number of Performance-Based Restricted Stock Unit Awards Granted at Target Value(1)	Number of Restricted Stock Unit Awards Granted		Number of Stock Option Awards Granted
Executive Group (8 individuals)	546,816	0		973,721
Non-Executive Director Group (9 individuals)	0	57,961	(2)	132,074
Non-Executive Officer Employee Group (738 individuals)	0	1,529,384	(3)	1,379,702

Footnotes:

(1)	Actual awards may vary between 0% and 300% of target, depending on Company performance.
(2)	Bonus stock unit awards granted to non-executive directors under the 2006 LTIP on February 24, 2012.
(3)	Restricted stock unit awards granted to non-executive officer employees under the 2006 LTIP on February 23, 2012.

If stockholders approve the proposal, performance-based awards under the 2006 LTIP will continue, assuming other conditions are met, to be eligible for treatment as “performance-based compensation” within the meaning of Section 162(m) and will be tax deductible to us. If the stockholders do not approve the material terms of the performance measures for the 2006 LTIP, the Compensation Committee will review our executive compensation program and the granting of performance-based awards in light of such vote and the principles described in the section titled “Compensation Discussion and Analysis”.

Required Vote

The affirmative vote of the holders of a majority of shares of the Company’s common stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve this Proposal 5.

THE BOARD RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MATERIAL TERMS OF THE EXPANDED PERFORMANCE MEASURES AVAILABLE UNDER THE 2006 LTIP.

Proposal 6

STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER PROXY ACCESS

Norges Bank, the Investment Management division, c/o Grant & Eisenhofer, P.A., 1201 N. Market Street, 21st Floor, Wilmington Delaware, 19801, owner of not less than $2,000 in market value of shares of the Company’s common stock, has notified the Company that it intends to present a proposal for consideration at the 2012 Annual Meeting of Stockholders. As required by the Exchange Act, the text of the stockholder proposal and supporting statement appear as submitted to the Company by the proponent. The Board and the Company accept no responsibility for the contents of the proposal or the supporting statement.

Stockholder Proposal

The Corporation’s Bylaws are hereby amended as follows:

The following shall be added before the last paragraph of Article II, Section 8:

Notwithstanding any other provision of this Section, the Corporation shall include in its proxy materials for a meeting of Stockholders at which any director is to be elected the name, together with the Disclosure and Statement (both defined below), of any person nominated for election as a director by a Stockholder or group thereof that satisfied the requirements below (the “Nominator”), and allow Stockholders to vote with respect to such nominee on the Corporation’s proxy card. Each Nominator may designate nominees representing up to 25% of the total number of the Corporation’s directors.

To be eligible to make a nomination, a Nominator must:

(a)	have beneficially owned 1% or more of the Corporation’s outstanding common stock (the “Required Shares”) continuously for 1 year prior to the submission of its nomination, and shall represent that it intends to hold such shares through the date of the meeting;

(b)	provide to the Corporation’s Secretary within the period specified in this Section written notice containing: (i) with respect to the nominee, the information required by this Section (the “Disclosure”); and (ii) notwithstanding any other provision of this Section, with respect to the Nominator, only proof of ownership of the Required Shares in satisfaction of SEC Rule 14a-8; and

(c)	execute an undertaking that it agrees: (i) to assume all liability for any violation of law or regulation arising out of the Nominator’s communications with Stockholders, including the Disclosure; and (ii) to the extent it uses soliciting material other than the Corporation’s proxy materials, to comply with all laws and regulations relating thereto.

The Nominator shall have the option to furnish a statement, not exceeding 500 words, in support of each nominee’s candidacy (the “Statement(s)”), at the time the Disclosure is submitted. The Board of Directors shall adopt a procedure for timely resolving disputes over whether notice was timely and whether the Disclosure and Statement(s) comply with this Section and the rules under the Exchange Act.

The following shall be added following the third paragraph of Article II, Section 5:

Notwithstanding the foregoing, the total number of directors elected at any meeting may include candidates nominated by a Nominator under the procedures set forth in Section 8 of Article II representing no more than 25% of the total number of the Corporation’s directors.

Shareholders’ right to nominate board candidates is a fundamental principle of good governance and board accountability.

This proposal would enable shareholders to nominate director candidates with reasonable limitations, including a 1% / 1 year holding requirement for nominators, permitting nominators to nominate no more than 25% of the company’s directors, and providing that, in any election, candidates nominated by shareholders under this procedure can be elected to fill no more than 25% of the Board seats.

For more information see http://www.nbim.no/WesternUnionProxyAccessProposal

Please vote FOR this proposal.

Board of Directors’ Statement in Opposition

The Proposal brought by Norges Bank, the Investment Management division, includes a resolution which, if approved, would amend the Company’s By-Laws to implement a form of “proxy access” pursuant to which a holder of one percent or more of the Company’s common stock (or group of stockholders collectively owning such amount) who has held such stock continuously for one year would have the right to include a limited number of its nominees for election to the Board in the Company’s proxy materials. After careful consideration, the Board has determined that this Proposal is not in the best interests of the Company or its stockholders and recommends that stockholders vote AGAINST this Proposal.

Permitting a stockholder (or group of stockholders) holding just one percent or more of the Company’s common stock continuously for one year to nominate candidates for election to the Board could turn every director election into a proxy contest, resulting in expensive and disruptive director elections. As a result, qualified candidates may be discouraged from serving on the Board. The Proposal could also lead to the election of “special interest directors” who may believe that they have been elected to represent the interests of the stockholders who nominated them, and not the interest of all of the Company’s stockholders. These stockholders may have interests that are not consistent with the long-term interests of the Company’s stockholders.

Furthermore, the Board does not believe the Proposal is necessary. The Company’s By-Laws currently permit stockholders to nominate directors for consideration at an annual stockholder meeting subject to compliance with certain procedures. The Board believes that the current processes to allow stockholders to submit nominees to the Board is the most appropriate and effective means for stockholders to make such nominations, as well as a more efficient use of the Company’s resources than permitting holders of only one percent of the Company’s common stock to use the Company’s proxy materials to make a nomination.

The Board also believes that the need for adoption of the Proposal should be evaluated in the context of the Company’s overall corporate governance practices. The Company’s Corporate Governance and Public Policy Committee, as described on page 18 of this proxy, undertakes significant effort to ensure that nominees for election to the Board are highly qualified. In addition, the Company’s By-Laws require each director to be elected by the majority of votes cast with respect to such director in uncontested elections and an incumbent director who does not receive such votes is required to tender his or her resignation to the Board. Further, reflecting expressed stockholder preferences, the Board has proposed, subject to stockholder approval at this 2012 Annual Meeting of Stockholders, to eliminate its classified structure. Taken together, the current and proposed policies of the Company provide its stockholders with a strong voice in the annual director election process and reflects that the Board has been responsive to expressed stockholder preferences.

Required Vote

The affirmative vote of the holders of a majority of the outstanding capital stock entitled to vote on the subject matter is required to approve this Proposal 6.

THE BOARD RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 6.

Proposal 7

STOCKHOLDER PROPOSAL REGARDING AN ADVISORY VOTE ON POLITICAL

CONTRIBUTIONS

Northstar Asset Management, P.O. Box 301840, Boston, Massachusetts 02130, owner of approximately 669 shares of the Company’s common stock, has notified the Company that it intends to present a proposal for consideration at the 2012 Annual Meeting of Stockholders. As required by the Exchange Act, the text of the stockholder proposal and supporting statement appear as submitted to the Company by the proponent. The Board and the Company accept no responsibility for the contents of the proposal or the supporting statement.

Stockholder Proposal

Say on Political Contributions

Whereas, the Supreme Court ruling in Citizens United v. Federal Election Commission interpreted the First Amendment right of freedom of speech to include certain corporate political expenditures involving “electioneering communications,” striking down elements of the previously well-established McCain-Feingold law, and resulting in greater public and shareholder concern about corporate political spending;

Whereas, proponents believe Western Union should establish policies that minimize risk to the firm’s reputation and brand through possible future missteps in corporate political contributions;

Western Union serves many of the financial needs of immigrant populations, with a major presence in poor and racially diverse neighborhoods (Urban Institute, 2004);

“Many immigrants rely on companies like Western Union to send money to their families. Last year, migrants sent $260 million around the world”;

Whereas, Western Union is committed to “foster[ing] a work environment of diversity and mutual trust,” that is “characterized by respect and dignity for people”; yet just since 2010, The Western Union Company Political Action Committee (WUPAC) gave to politicians, including Congressmen David Dreier, Ed Royce, and Spencer Bachus who “sign[ed] a legal brief in support of the State of Arizona’s [draconian] law” on immigration that even conservative presidential candidate Governor Rick Perry of Texas does not support because it would harm relations “with Mexico, our largest trading partner.”

Western Union has faced numerous boycotts and lawsuits based on predatory fees and unfair exchange rates, which have resulted in millions of shareholder dollars being spent on settlements. Challenging immigration through ill-considered political contributions may negatively affect Western Union’s image and has potential to damage shareholder value.

Resolved: Shareholders recommend that the Board of Directors adopt a policy under which the proxy statement for each annual meeting will contain a proposal on electioneering and political contributions and communications describing:

•	the Company’s and WUPAC’s policies on electioneering and political contributions and communications,

•	any electioneering and political contributions and communications expenditures known to be anticipated during the forthcoming fiscal year,

•	the total amount of such anticipated expenditures,

•	a list of specific electioneering and political contributions and communications expenditures made in the prior fiscal year,

•	management’s analysis of the congruency with company values and policies of those political and electioneering policies, and of resultant expenditures for the prior year and the forthcoming year;

•	and providing an advisory shareholder vote on those policies and future plans.

Supporting Statement: Proponents recommend that the annual proposal contain management’s analysis of risks to our company’s brand, reputation, or shareholder value. “Expenditures for electioneering communications” means spending directly, or through a third party, at any time during the year, on printed, Internet or broadcast communications, which are reasonably susceptible to interpretation as in support of or opposition to a specific candidate.

Board of Directors Statement in Opposition

The Board of Directors recommends that you vote AGAINST this shareholder proposal.

The Company has historically made only an extremely limited number of political contributions. In 2011, these contributions totaled approximately $32,000. In 2010, these contributions totaled approximately $18,600. The Company is and has been committed to complying with all laws governing these activities, notwithstanding their limited scope. Accordingly, we maintain a formal policy regarding political activities, political contributions and lobby activities (the “Policy”), which is contained in the Company’s Code of Conduct and which is publicly available in the “Corporate Governance” section of our Investor Relations website. The Policy sets forth standards for participation in the political process by the Company and its employees.

With respect to political contributions, the Code of Conduct provides that the permission of the Company’s General Counsel’s office is needed before any political contributions are made on behalf of the Company. Further, the Code of Conduct provides that a senior executive officer of the Company’s Government Relations department and the General Counsel’s office be consulted prior to contacting a government official or retaining a lobbyist.

The Company believes that significant disclosure regarding its political activities and related policies is already publicly available, and that disclosure of the information requested by the proposal would cause unnecessary work and distraction and would not be in the best interests of the Company or its stockholders.

Under federal law, all contributions by the Western Union Political Action Committee, the sole political action committee affiliated with the Company, are required to be reported and a list of such contributions is publicly available at the website of the U.S. Federal Election Commission. Contributions made directly by the Company are most frequently made to various state-level candidates and representatives and the Company believes that those persons generally publicly disclose such contributions, as required by state law.

The proposal requests that the Company include in its proxy statement a report that would contain, among other things, a list of any electioneering and political contributions and communications expenditures made during the past year, or anticipated during the following year and provide management’s analysis of the congruency with company values and policies of those expenditures. As noted above, we believe that including a report in the proxy statement regarding political contributions is not necessary because this information is already publicly available. Furthermore, the Company believes that disclosure of the Company’s rationale for past and future political contributions could disclose sensitive information regarding the Company’s business plans and strategies and, as a result, is not in the best interests of the Company’s stockholders.

In addition, the proposal requests that the Company provide stockholders with an annual advisory vote on the Company’s policies and future plans regarding electioneering and political contributions and communications expenditures. Particularly given the extremely limited nature of the Company’s activities in this area, we do not believe that providing such an annual vote is at all necessary or advisable. Doing so would create a distraction for management and stockholders, without any meaningful corresponding benefit.

Required Vote; Recommendation Only

The affirmative vote of the holders of a majority of shares of the Company’s common stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve this Proposal 7. Stockholders should be aware that this stockholder proposal is simply a request that the Board take the action stated in the proposal. Approval of this proposal may not result in the requested action being taken by the Board of Directors, and therefore, its approval would not effectuate the actions requested by the proposal.

THE BOARD RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 7.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information, as of December 31, 2011, about our Common Stock that may be issued upon the exercise of options and settlement of other equity awards under all compensation plans under which equity securities are reserved for issuance. The Western Union Company 2006 Long-Term Incentive Plan and The Western Union Company 2006 Non-Employee Director Equity Compensation Plan are our only equity compensation plans pursuant to which our equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	34,583,877	(1)	19.05	(2)	36,306,602	(3)
Equity compensation plans not approved by security holders	—		N/A		—
Total	34,583,877	(1)	19.05	(2)	36,306,602	(3)

Footnotes:

(1)	Includes 3,882,552 restricted stock units, performance-based restricted stock units, and deferred stock units that were outstanding on December 31, 2011 under The Western Union Company 2006 Long-Term Incentive Plan and The Western Union Company 2006 Non-Employee Director Equity Compensation Plan. Restricted stock unit awards and deferred stock unit awards may be settled only for shares of Common Stock on a one-for-one basis. The number included for performance-based restricted stock units reflect grant date units awarded. Assuming maximum number payout, the number of securities to be issued would increase by 752,396. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for further information regarding the 2011 performance-based restricted stock units, including the performance metrics applicable to such awards.
(2)	Only option awards were used in computing the weighted-average exercise price.
(3)	This amount represents shares of Common Stock available for issuance under The Western Union Company 2006 Long-Term Incentive Plan and The Western Union Company 2006 Non-Employee Director Equity Compensation Plan. Awards available for grant under The Western Union Company 2006 Long-Term Incentive Plan include stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, bonus stock units, performance grants, and any combination of the foregoing awards. Awards available for grant under The Western Union Company 2006 Non-Employee Director Equity Compensation Plan include non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock units, and any combination of the foregoing awards.

STOCK BENEFICIALLY OWNED BY DIRECTORS, EXECUTIVE OFFICERS

AND OUR LARGEST STOCKHOLDERS

The following table sets forth the beneficial ownership of Common Stock by each person or group that is known by us to be the beneficial owner of more than five percent (5%) of our Common Stock, all directors and nominees, each of the executive officers named in the 2011 Summary Compensation Table contained in this Proxy Statement, and all directors and executive officers as a group. Except as otherwise noted, (i) the information is as of March 26, 2012, (ii) each person has sole voting and investment power of the shares, and (iii) the business address of each person shown below is 12500 East Belford Avenue, Englewood, Colorado 80112.

Name of Beneficial Owner	Address	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares
5% Owners
Wellington Management Company, LLP	280 Congress Street, Boston, MA 02210	67,419,846	(1)	10.89	%(1)
BlackRock, Inc.	40 East 52nd Street, New York, NY 10022	48,319,798	(2)	7.80	%(2)
T. Rowe Price Associates, Inc.	100 E. Pratt Street, Baltimore, MD 21202	38,605,424	(3)	6.20	%(3)
Directors and Named Executive Officers(4)
Dinyar S. Devitre		108,315		*
Hikmet Ersek		975,792		*
Richard A. Goodman		0		0%
Jack M. Greenberg		523,169		*
Betsy D. Holden		58,980		*
Linda Fayne Levinson		143,253		*
Roberto G. Mendoza		115,195		*
Michael A. Miles, Jr.		53,980		*
Dennis Stevenson		138,069		*
Wulf von Schimmelmann		26,789		*
Rajesh K. Agrawal		196,488		*
Scott T. Scheirman		428,833		*
Stewart A. Stockdale		176,691		*
Robin S. Heller		480,939		*
David G. Yates(5)		0		0%
All directors and executive officers as a group (18 persons)(6)		3,620,822		*

*	Less than 1%.
(1)	The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 6 to Schedule 13G filing with the Securities and Exchange Commission dated February 14, 2012, which reports ownership as of December 31, 2011. The Schedule 13G filing indicates that the holder had shared power to vote or direct the vote of 41,311,742 shares, shared power to dispose of or direct the disposition of 67,419,846 shares, and sole power to vote or direct the vote of, and sole power to dispose of or direct the disposition of, no shares.
(2)

The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 1 to Schedule 13G filing with the Securities and Exchange Commission dated January 20, 2012, which reports ownership as of December 30, 2011. The Schedule 13G filing indicates that the holder had sole power to vote or direct the vote of, and sole power to dispose of or direct the disposition of 48,319,798 shares, and shared power to vote or direct the vote of, and shared power to dispose of or direct the disposition of, no shares.

(3)	The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 4 to Schedule 13G filing with the Securities and Exchange Commission dated February 14, 2012, which reports ownership as of December 31, 2011. The Schedule 13G filing indicates that the holder had sole power to vote or direct the vote of 11,782,903 shares, sole power to dispose of or direct the disposition of 38,529,924 shares, and shared power to vote or direct the vote of, and shared power to dispose of or direct the disposition of, no shares.
(4)	The number of shares reported includes shares covered by options that are exercisable within 60 days of March 26, 2012 as follows: Mr. Agrawal, 184,581; Mr. Devitre, 108,315; Mr. Ersek, 909,338; Mr. Greenberg, 458,457; Ms. Heller, 449,551; Ms. Holden, 53,980; Ms. Fayne Levinson, 143,253; Mr. Mendoza, 115,195; Mr. Miles, 53,980; Mr. Stevenson, 133,069; Mr. von Schimmelmann, 26,789; Mr. Scheirman, 390,401; Mr. Stockdale, 176,691; Mr. Yates, 0; all directors and executive officers as a group, 3,384,937.
(5)	The number of shares held by Mr. Yates is 0 as of March 12, 2012.
(6)	Does not include Mr. Yates as he is no longer employed by the Company.

CERTAIN TRANSACTIONS AND OTHER MATTERS

We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, nominees for directors, 5% or more beneficial owners of our Common Stock and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as “related person transactions.” Each related person transaction must be approved or ratified in accordance with the Company’s written Related Person Transactions Policy by the Corporate Governance and Public Policy Committee of the Board of Directors or, if the Corporate Governance and Public Policy Committee of the Board of Directors determines that the approval or ratification of such related person transaction should be considered by all disinterested members of the Board of Directors, by the vote of a majority of such disinterested members.

The Corporate Governance and Public Policy Committee considers all relevant factors when determining whether to approve a related person transaction including, without limitation, the following:

•	the size of the transaction and the amount payable to a related person;

•	the nature of the interest of the related person in the transaction;

•	whether the transaction may involve a conflict of interest; and

•

whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

The Company’s Related Person Transactions Policy is available through the “Investor Relations, Corporate Governance” portion of the Company’s website, www.westernunion.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock, as well as certain affiliates of such persons, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Company’s Common Stock. Based solely on the Company’s review of the reports that have been filed by or on behalf of such persons in this regard and written representations from our executive officers and directors that no other reports were required, during and for the fiscal year ended December 31, 2011, the Company believes that all Section 16(a) filing requirements applicable to the Company’s directors, executive officers, and greater than 10% stockholders were met except that one Form 4 filing related to the granting of a restricted stock unit award to Mr. Amintore Schenkel, the Company’s Controller, was inadvertently filed late.

* * *

This Proxy Statement is provided to you at the direction of the Board of Directors.

John R. Dye

Executive Vice President,

General Counsel and

Secretary

ANNEX A

ARTICLE FIFTH OF THE AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION

OF THE WESTERN UNION COMPANY

FIFTH: A. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than one nor more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. ~~The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Class I directors shall be elected initially for a one-year term, Class II directors initially for a two-year term and Class III directors initially for a three-year term. At each~~At each annual meeting of stockholders beginning in 2013, directors shall be elected annually for one-year terms expiring at the next succeeding annual meeting of stockholders ~~beginning in 2007, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.~~ . Notwithstanding the foregoing, the Class I directors elected at the 2010 annual meeting of stockholders shall continue to serve until the 2013 annual meeting of stockholders, the Class II directors elected at the 2011 annual meeting of stockholders shall continue to serve until the 2014 annual meeting of stockholders and the Class III directors elected at the 2012 annual meeting of stockholders shall continue to serve until the 2015 annual meeting of stockholders, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Beginning with the 2015 annual meeting of stockholders, the entire Board of Directors shall be subject to election at each annual meeting of stockholders and the Board of Directors will no longer be divided into classes. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, including due to newly created directorships resulting from any increase in the authorized number of directors, may be filled only by a majority of the directors then in office, even if less than a quorum, or a sole remaining director.

Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

B. Prior to and until the time at which the Board of Directors ceases to be classified pursuant to Article FIFTH, Section A, of this Certificate of Incorporation, a director may be removed only by the holders of a majority of shares then entitled to vote at an election of directors and only for cause. From and after the time at which the Board of Directors ceases to be classified pursuant to Article FIFTH, Section A, any director may be removed with or without cause, provided that a director may be removed only by the holders of a majority of shares then entitled to vote at an election of directors.

A-1

ANNEX B

THE WESTERN UNION COMPANY

2006 LONG-TERM INCENTIVE PLAN

(As Amended and Restated on February 23, 2012)

I. INTRODUCTION

1.1. Purposes. The purposes of The Western Union Company 2006 Long-Term Incentive Plan, as amended and restated on February 23, 2012, (the “Plan”) are (i) to advance the interests of The Western Union Company (the “Company”) by attracting and retaining high caliber employees, and other key individuals who perform services for the Company, a Subsidiary or an Affiliate, (ii) to align the interests of the Company’s stockholders and recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success and (iii) to motivate award recipients to act in the long-term best interests of the Company and its stockholders.

1.2. Definitions.

“2006 LTIP” shall mean The Western Union Company 2006 Long-Term Incentive Plan as adopted on September 28, 2006 by First Data in its capacity as the sole stockholder of the Company.

“Affiliate” shall mean any entity of which the Company owns or controls, directly or indirectly, less than 50% but at least 20% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

“Agreement” shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award and shall include any terms and conditions that may apply to such award.

“Board” shall mean the Board of Directors of the Company.

“Bonus Stock” shall mean shares of Common Stock that are not subject to a Restriction Period or Performance Measures.

“Bonus Stock Award” shall mean an award of Bonus Stock.

“Bonus Stock Unit” shall mean the right to receive one share of Common Stock that is not subject to a Restriction Period or Performance Measures.

“Bonus Stock Unit Award” shall mean an award of Bonus Stock Units under this Plan.

“Cause” shall mean the willful and continued failure to substantially perform the duties assigned by the Company, a Subsidiary or an Affiliate (other than a failure resulting from the award recipient’s Disability), the willful engaging in conduct which is demonstrably injurious to the Company, a Subsidiary or an Affiliate (monetarily or otherwise), any act of dishonesty, the commission of a felony, the continued failure to meet performance standards, excessive absenteeism, or a significant violation of any statutory or common law duty of loyalty to the Company, a Subsidiary or an Affiliate.

“Change in Control” shall mean:

(a) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 35% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this definition; provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 35% or more of the Outstanding Common Stock or 35% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(b) The cessation of individuals, who constitute the Board (the “Incumbent Board”) as of the date this Plan is adopted by the Board, to constitute at least a majority of such Incumbent Board; provided that any individual who becomes a director of the Company subsequent to the date this Plan is approved by the Board whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(c) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 35% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 35% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(d) the consummation of a plan of complete liquidation or dissolution of the Company.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Committee” shall mean the Compensation and Benefits Committee of the Board or its delegate, or any other committee comprised entirely of “non-employee” directors within the meaning of Section 16 of the Exchange Act that the Board may designate to administer this Plan.

“Common Stock” shall mean the common stock of the Company.

“Company” has the meaning specified in Section 1.1.

“Corporate Transaction” shall have the meaning set forth in the definition of “Change in Control” in this Section 1.2.

“Disability” shall mean the inability of the holder of an award to perform substantially such holder’s duties and responsibilities due to a physical or mental condition (i) that would entitle such holder to benefits under the Company’s Long-Term Disability Plan (or similar disability plan of the Company, a Subsidiary or an Affiliate in which such holder is a participant) or if the Committee deems it relevant, any disability rights provided as a matter of local law or (ii) if such holder is not eligible for long-term disability benefits under any plan sponsored by the Company, a Subsidiary, or an Affiliate, that would, as determined by the Committee, entitle such holder to benefits under the Company’s Long-Term Disability Plan if such holder were eligible therefor. In the case of Incentive Stock Options, the term “Disability” shall have the same meaning as “Permanent and Total Disability” as such term is defined in this Section 1.2.

“Employee Matters Agreement” shall mean the agreement entered into by the Company and First Data as of September 29, 2006.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” shall mean the closing price of a share of Common Stock as reported on the New York Stock Exchange trading on a “when issued” basis or in the New York Stock Exchange Composite Transactions, as the case may be, on the date as of which such value is being determined; provided, however, that if there shall be no reported transactions for such date, Fair Market Value shall be based on the appropriate closing price on the next preceding date for which transactions were reported; and provided further that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate. Notwithstanding the preceding sentence, solely for purposes of determining an award holder’s tax payment obligations under Section 5.5, in lieu of the definition of Fair Market Value in the preceding sentence, the Committee may determine that Fair Market Value shall mean the average of the high and low transaction prices of a share of Common Stock as reported in the New York Stock Exchange Composite Transactions on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported.

“Family Entity” shall mean a trust in which one or more Family Members have more than fifty percent of the beneficial interest, a foundation in which the award holder and/or one or more Family Members control the management of assets and any other entity in which the award holder and/or one or more Family Members own more than fifty percent of the voting interests.

“Family Member” shall mean an award holder’s spouse, parent, child, stepchild, grandchild, sibling, mother or father-in-law, son or daughter-in-law, stepparent, grandparent, former spouse, niece, nephew or brother or sister-in-law, including adoptive relationships, or any person sharing the award holder’s household (other than a tenant or employee).

“First Data” shall mean First Data Corporation, including any subsidiary or affiliate thereof. A subsidiary of First Data Corporation shall mean any entity of which First Data Corporation owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power). An affiliate of First Data Corporation shall mean any entity of which First Data Corporation owns or controls, directly or indirectly, less than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Board” shall have the meaning set forth in the definition of “Change in Control” in this Section 1.2.

“Mature Shares” shall mean previously-acquired shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

“Nonqualified Stock Option” shall mean an option (including a Purchased Stock Option) to purchase shares of Common Stock which is not an Incentive Stock Option.

“Outstanding Common Stock” shall have the meaning set forth in the definition of “Change in Control” in this Section 1.2.

“Outstanding Voting Securities” shall have the meaning set forth in the definition of “Change in Control” in this Section 1.2.

“Performance Grant” shall mean an award conferring a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive shares of Common Stock, Restricted Stock, Restricted Stock Units, cash, or any combination thereof, as determined by the Committee or as evidenced in the Agreement relating to such Performance Grant.

“Performance Measures” shall mean the criteria and objectives that may be established by the Committee, which must be satisfied or met (i) as a condition to the exercisability of all or a portion of a Stock Option or SAR, (ii) as a condition to the grant of a Stock Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder’s receipt, in the case of a Stock Award, of the shares of Common Stock subject to such award and/or of payment with respect to such award, or, in the case of a Performance Grant, of the shares of Common Stock, Restricted Stock or Restricted Stock Units subject to such award and/or of payment with respect to such award. Such criteria and objectives may include one or more of the following: the attainment by a share of Common Stock of a specified value within or for a specified period of time, earnings per share, earnings before interest expense and taxes, earnings before interest, taxes, depreciation, and amortization (“EBITDA”), growth in EBITDA, return to stockholders (including dividends), total shareholder return, return on equity, earnings, revenues, growth in revenues, cash flow or cost reduction goals, operating income, pretax return on total capital, economic value added, or any combination of the foregoing. Such criteria and objectives may relate to results obtained by the individual, the Company, a Subsidiary, an Affiliate, or any business unit or division thereof, or may apply to results obtained relative to a specific industry or a specific index. If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established by the Committee no later than the end of the first quarter of the Performance Period or Restriction Period, as applicable (or such other time designated by the United States Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under United States Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard.

“Performance Period” shall mean any period designated by the Committee or specified in an Agreement during which the Performance Measures applicable to a Performance Grant shall be measured.

“Permanent and Total Disability” shall have the meaning set forth in Section 22(e)(3) of the Code or any successor thereto.

“Person” shall have the meaning set forth in the definition of “Change in Control” set forth in this Section 1.2.

“Plan” shall have the meaning set forth in Section 1.1.

“Plan Share Limit” shall have the meaning set forth in Section 1.5.

“Post-Termination Exercise Period” shall mean the period specified in or pursuant to Section 2.3(a), Section 2.3(b), Section 2.3(d) or Section 2.3(e) following termination of employment with or service to the Company during which a Stock Option or SAR may be exercised.

“Purchased Stock Option” shall mean a Nonqualified Stock Option that is sold to eligible individuals at a price determined by the Committee, has an exercise price equal to the Fair Market Value of the Common Stock subject to such Stock Option on the date such Stock Option is sold to the eligible individual, and contains such additional terms and conditions as the Committee deems appropriate.

“Related Employment” shall mean the employment or performance of services by an individual for an employer that is neither the Company nor a Subsidiary nor an Affiliate, provided that (i) such employment or performance of services is undertaken by the individual at the request of the Company, a Subsidiary or an Affiliate, (ii) immediately prior to undertaking such employment or performance of services, the individual was employed by or performing service for the Company, a Subsidiary, or an Affiliate or was engaged in Related Employment and (iii) such employment or performance of services is in the best interests of the Company as determined by the Committee and is recognized by the Committee, in its discretion, as Related Employment. The death or Disability of an individual or his or her involuntary termination of employment during a period of Related Employment shall be treated, for purposes of this Plan, as if the death, Disability or involuntary termination had occurred while the individual was employed by or performing services for the Company, a Subsidiary or an Affiliate.

“Replacement and Substitute Award” shall mean a Stock Option, Restricted Stock Award, or Restricted Stock Unit Award granted in connection with the spin-off of the Company to certain current and former employees and directors of First Data pursuant to the terms of the Employee Matters Agreement.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean the right to receive one share of Common Stock or the Fair Market Value thereof in cash, which shall be contingent upon the expiration of a specified Restriction Period and subject to such additional restrictions as may be contained in the Agreement relating thereto. The Committee shall specify in the Agreement whether a Restricted Stock Unit Award shall be payable in Common Stock, cash, or any combination thereof.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award or (ii) the vesting conditions applicable to a Restricted Stock Unit Award shall remain in effect.

“Retirement” shall mean an employee’s termination of employment with or service to the Company (other than a termination by reason of death or Disability or for Cause) on or after (i) age 65, or (ii) age 55, provided the employee has completed at least 10 Years of Service.

“SAR” shall mean the right to receive, upon exercise, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Stock Award” shall mean a Restricted Stock Award, a Restricted Stock Unit Award, a Bonus Stock Award or a Bonus Stock Unit Award.

“Stock Option” shall mean a Nonqualified Stock Option or an Incentive Stock Option.

“Subsidiary” shall mean any entity of which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

“Years of Service” shall mean (i) the number of years of service credited to an individual under the Company’s Incentive Savings Plan (“ISP”) or (ii) if the individual is not eligible to participate in the ISP, the number of such individual’s years of service, computed as if the individual had been eligible to participate in the ISP while employed by the Company or a Subsidiary, provided, however, that unless otherwise provided in the Agreement, the computed number of years of service shall not include any period of an individual’s employment with an Affiliate.

1.3. Administration. This Plan shall be administered by the Committee. The Committee may grant any one or a combination of the following awards under this Plan to eligible persons: (i) Stock Options (in the form of Nonqualified Stock Options or Incentive Stock Options), (ii) SARs, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Bonus Stock Awards, (vi) Bonus Stock Unit Awards and (vii) Performance Grants.

The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award.

The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish, amend and revoke rules and regulations it deems necessary or desirable for the administration of this Plan, adopt sub-plans applicable to specific Subsidiaries, Affiliates or locations and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities to the extent permitted under local law. The Committee may require, as a condition to the issuance, exercise, settlement or acceptance of an award under this Plan, that the award recipient agree to mandatory arbitration to settle any disputes relating to such award. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

In exercising its power and authority hereunder with respect to Replacement and Substitute Awards held by current and former employees (other than Business Employees, as such term is defined in the Employee Matters Agreement) and directors of First Data (and their respective transferees), the Company shall (i) act in good faith and (ii) cooperate with and give due regard to any information provided by First Data. In addition, with respect to such Replacement and Substitute Awards, the Company shall not, without the prior written consent of the First Data Compensation Committee, take any discretionary action to accelerate vesting of any such awards.

To the extent permitted by applicable law, the Committee may delegate some or all of its power and authority hereunder to another entity or committee, a member of the Board, or one or more officers of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to another entity or committee, a member of the Board, or one or more officers of the Company with regard to (i) the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding, (ii) the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer or other person, and (iii) any decision regarding the impact of a Change in Control on awards issued under the Plan.

No member of the Committee, and no entity, committee, member of the Board or officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Committee and such entities, committees, members of the Board or officers shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4. Eligibility. All employees of the Company, Subsidiaries and Affiliates and other individuals who perform services for the Company, a Subsidiary or an Affiliate are eligible to receive awards under this Plan, as the Committee in its sole discretion may select from time to time. In connection with the spin-off of the Company, certain current and former employees and directors of First Data will receive Replacement and Substitute Awards. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

1.5. Shares Available.

(a) Plan Share Limit. Subject to adjustment as provided in Section 5.7, 120,000,000 shares of Common Stock shall be available under this Plan (the “Plan Share Limit”).

(b) Deductions. Shares of Common Stock subject to Stock Options and SARs shall apply against and reduce the Plan Share Limit as one share for every one share subject thereto. Shares of Common Stock subject to Stock Awards and Performance Grants shall apply against and reduce the Plan Share Limit as one share for every one share subject thereto or payable pursuant thereto; provided, however, that if and during any period when more than 30,000,000 of the shares of Common Stock available under the Plan Share Limit are subject to Stock Awards and Performance Grants, the remaining shares of Common Stock available under the Plan Share Limit shall be reduced by three shares for every one share awarded pursuant to Stock Awards and Performance Grants in excess of 30,000,000 of the Plan Share Limit. Dividend equivalents paid in cash with respect to awards shall not apply against or reduce the Plan Share Limit.

(c) Increases. The Plan Share Limit, as reduced pursuant to Section 1.5(b), shall be increased (but not above the number of shares set forth in Section 1.5(a)) by shares of Common Stock subject to an outstanding award that are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award. The Plan Share Limit shall not be increased by (i) shares of Common Stock delivered or withheld to pay all or a portion of the exercise price of an award, (ii) shares of Common Stock delivered or withheld to satisfy all or a portion of the tax withholding obligations relating to an award, (iii) shares subject to a SAR that is exercised, whether or not shares of Common Stock are issued to the Participant upon exercise of the SAR, or (iv) shares of Common Stock that are repurchased by the Company with the proceeds from the exercise of an award. Increases in the Plan Share Limit pursuant to this Section 1.5(c) shall be made in a manner consistent with the Plan Share Limit deductions in effect at the time such increase occurs under Section 1.5(b).

(d) Performance-based Compensation. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code, the maximum aggregate number of shares of Common Stock with respect to which Stock Options, SARs, Stock Awards or Performance Grants may be issued to any individual during a calendar year shall be one-half of one percent of the total number of outstanding shares of Common Stock of the Company as of the preceding December 31st. The maximum amount of cash payable during a calendar year to any person in connection with a Performance Grant shall be $8,000,000.

(e) Source of Shares. Shares of Common Stock shall be made available from authorized but unissued shares, treasury shares, reacquired shares, or any combination thereof.

1.6 Employment. Unless otherwise expressly provided herein, references to “employment” with the Company or “employment with or service to the Company” shall mean the employment with or service to the Company, a Subsidiary or an Affiliate, including transfers of employment between the Company, a Subsidiary and an Affiliate, approved leaves of absence, and Related Employment.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1. Stock Options. The Committee may, in its discretion, grant Stock Options to such eligible persons as may be selected by the Committee. An Incentive Stock Option may not be granted to any person who is not an employee of the Company or any parent or subsidiary (as defined in Section 424 of the Code). Each Incentive Stock Option shall be granted within ten years of the date this Plan is adopted by the Board. To the extent the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to a Stock Option shall be determined by the Committee. The purchase price per share of Common Stock purchasable upon exercise of a Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Stock Option; provided, however, that if an Incentive Stock Option shall be granted to any person who, at the time such Incentive Stock Option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

(b) Option Period and Exercisability. The period during which a Stock Option may be exercised shall be determined by the Committee; provided, however, that no Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such Incentive Stock Option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of a Stock Option or to the exercisability of all or a portion of a Stock Option. The Committee shall determine whether a Stock Option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable Stock Option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. A Stock Option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, or (D) by a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the Stock Option, and (ii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate or other indicia of ownership representing Common Stock shall be delivered until the full purchase price therefor, and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

(d) Minimum Vesting Period. Except as provided in this subsection or as otherwise provided under the Plan, no Stock Option award may become exercisable in full until three years from the date such Stock Option was granted and no portion of a Stock Option award may become exercisable until one year from the date such Stock Option was granted. The limitations of the preceding sentence shall not apply in the case of a Stock Option that becomes exercisable as a result of the attainment of a specified Performance Measure or in the case of a Stock Option granted as an employee recognition award, a retention award, or to a newly hired employee; provided that except as provided for under the Plan no portion of any such Stock Option may become exercisable until six months from the date the Stock Option was granted. The exceptions in the preceding sentence to the general minimum vesting provisions of this subsection, other than the exception applying to a Stock Option that becomes exercisable as a result of the attainment of a specified Performance Measure, are intended to be applied only in special circumstances as determined by the Committee (or its delegate).

(e) Repricing and Discounting. Subject to Section 5.7, the repricing or discounting of Stock Options is expressly disallowed under this Plan.

2.2. Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. The base price of an SAR shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date such SAR is granted.

(b) Exercise Period and Exercisability. The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR shall be exercised later than ten years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates or other indicia of ownership representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR and shall have rights as a stockholder of the Company in accordance with Section 5.10.

(c) Method of Exercise. An SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request.

(d) Minimum Vesting Period. Except as provided in this subsection or as otherwise provided under the Plan, no SAR award may become exercisable in full until three years from the date such SAR was granted and no portion of a SAR award may become exercisable until one year from the date such SAR was granted. The limitations of the preceding sentence shall not apply in the case of a SAR that becomes exercisable as a result of the attainment of a specified Performance Measure or in the case of a SAR granted as an employee recognition award, a retention award, or to a newly hired employee; provided that except as provided for under the Plan no portion of any such SAR may become exercisable until six months from the date the SAR was granted. The exceptions in the preceding sentence to the general minimum vesting provisions of this subsection, other than the exception applying to a SAR that becomes exercisable as a result of the attainment of a specified Performance Measure, are intended to be applied only in special circumstances as determined by the Committee (or its delegate).

(e) Repricing and Discounting. Subject to Section 5.7, the repricing or discounting of SARs is expressly disallowed under this Plan.

2.3. Termination of Employment or Service.

(a) Disability. Unless otherwise specified in the Agreement, if the employment with or service to the Company of the holder of a Stock Option or SAR terminates by reason of Disability, each Stock Option and SAR held by such holder shall become fully vested and exercisable and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until the date which is one year after the effective date of such holder’s termination of employment or service, or if earlier, the expiration date of the term of such Stock Option or SAR.

(b) Retirement.

(i) Stock Options and SARs Granted on and after January 31, 2011. Effective for Stock Options and SARs granted under the Plan on and after January 31, 2011, unless otherwise specified in the Agreement, if the employment with or service to the Company of the holder of a Stock Option or SAR terminates by reason of Retirement, each Stock Option and SAR held by such holder, to the extent not already vested, shall vest on a prorated basis on the effective date of the holder’s termination of employment or service. Such prorated vesting shall be calculated on a grant-by-grant basis by multiplying the unvested portion of each such Stock Option and SAR award by a fraction, the numerator of which is the number of days that have elapsed between the grant date and the effective date of the holder’s termination of employment or service and the denominator of which is the number of days between the grant date and the date the Stock Option or SAR award would have become fully vested and exercisable had the holder not terminated his or her employment or service. Unless otherwise specified in the Agreement, a vested Stock Option and SAR held by such holder may be exercised by the holder (or such holder’s legal representative or similar person) until the date which is two years after the effective date of such holder’s termination of employment or service, or if earlier, the expiration date of the term of such Stock Option or SAR.

(ii) Stock Options and SARs Granted Prior to January 31, 2011. Effective for Stock Options and SARs granted under the Plan prior to January 31, 2011, unless otherwise specified in the Agreement, if the employment with or service to the Company of the holder of a Stock Option or SAR terminates by reason of Retirement, each Stock Option and SAR held by such holder shall continue to vest in accordance with its terms, and to the extent vested, may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until the date which is four years after the effective date of such holder’s termination of employment or service, or if earlier, the expiration date of the term of such Stock Option or SAR.

(c) Death. Unless otherwise specified in the Agreement, if the employment with or service to the Company of the holder of a Stock Option or SAR terminates by reason of death, each Stock Option and SAR held by such holder shall become fully vested and exercisable and may thereafter be exercised by such holder’s executor, administrator, legal representative, beneficiary or similar person until the date which is one year after the date of death, or if earlier, the expiration date of the term of such Stock Option or SAR.

(d) Involuntary Termination Without Cause. Unless otherwise specified in the Agreement, and except as provided in Section 5.8, if the employment with or service to the Company of the holder of a Stock Option or SAR is terminated by the Company, a Subsidiary or an Affiliate without Cause, each Stock Option and SAR held by such holder shall cease to vest, and to the extent already vested, may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until the date which is three months after such involuntary termination, or if earlier, the expiration date of the term of such Stock Option or SAR.

(e) Termination for Cause. If the employment with or service to the Company of the holder of a Stock Option or SAR is terminated for Cause, each Stock Option and SAR held by such holder shall cease to vest, and to the extent already vested, may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until the close of the New York Stock Exchange (if open) on the date of such holder’s termination of employment or service. If the New York Stock Exchange is closed at the time of such holder’s termination of employment, then such Stock Option or SAR shall be forfeited at the time such holder’s employment is terminated and shall be canceled by the Company.

(f) Other Termination. Unless otherwise specified in the Agreement, if the employment with or service to the Company of the holder of a Stock Option or SAR terminates for any reason other than Disability, Retirement, death, involuntary termination without Cause, or termination for Cause, each Stock Option and SAR held by such holder shall cease to vest, and to the extent already vested, may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until the close of the New York Stock Exchange (if open) on the date which is the thirtieth (30th) day following such holder’s termination of employment or service. If the New York Stock Exchange is closed on such date, then such Stock Option or SAR shall be forfeited and shall be canceled by the Company effective with the close of the New York Stock Exchange on the next following day in which the New York Stock Exchange is open.

(g) Death Following Termination of Employment or Service. Unless otherwise specified in the Agreement, if the holder of a Stock Option or SAR dies during the applicable Post-Termination Exercise Period, each Stock Option and SAR held by such holder shall be exercisable only to the extent that such Stock Option or SAR is exercisable on the date of such holder’s death and may thereafter be exercised by the holder’s executor, administrator, legal representative, beneficiary or similar person until the date which is one year after the date of death, or if earlier, the expiration date of the term of such Stock Option or SAR.

III. STOCK AWARDS

3.1. Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to the Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award, a Bonus Stock Award or a Bonus Stock Unit Award.

3.2. Terms of Stock Awards. Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Stock Award and the Performance Measures (if any) and the Restriction Period applicable to a Restricted Stock Award or a Restricted Stock Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award or Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award, in the case of a Restricted Stock Award, or for the vesting of the Restricted Stock Unit Award itself, in the case of Restricted Stock Unit Award, (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period, and for the forfeiture of all or a portion of the shares of Common Stock subject to such award in the case of a Restricted Stock Award, or for the forfeiture of the Restricted Stock Unit Award itself, in the case of a Restricted Stock Unit Award, (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (y) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period.

Bonus Stock Awards and Bonus Stock Unit Awards shall not be subject to any Performance Measures or Restriction Periods.

(c) Share Certificates/Indicia of Ownership. During the Restriction Period, a certificate or certificates or other indicia of ownership representing a Restricted Stock Award may be registered in the holder’s name or a nominee name at the discretion of the Company and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented thereby is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. As determined by the Committee, all certificates or other indicia of ownership registered in the holder’s name shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of any applicable Performance Measures), upon the grant of a Bonus Stock Award, or upon the settlement of a Bonus Stock Unit Award, in each case subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, a certificate or certificates evidencing ownership, or such other indicia of ownership as determined by the Committee, of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the Committee’s right to cause such Award to be cancelled pursuant to an adjustment under Section 5.7, the holder of such award shall have all rights as a stockholder of the Company, including voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that unless the Committee determines otherwise, a distribution with respect to shares of Common Stock, including a regular cash dividend, shall be deposited with the Company and replaced with additional Restricted Stock Awards with a Fair Market Value equal to such distribution and otherwise subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

(e) Rights and Provisions Applicable to Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Prior to the settlement of a Restricted Stock Unit Award, the holder thereof shall not have any rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award, except to the extent that the Committee, in its sole discretion, may grant dividend equivalents on Restricted Stock Unit Awards which are settled in shares of Common Stock. No shares of Common Stock and no certificates or other indicia of ownership representing shares of Common Stock that are subject to a Restricted Stock Unit Award shall be issued upon the grant of a Restricted Stock Unit Award. Instead, shares of Common Stock subject to Restricted Stock Unit Awards and the certificates or other indicia of ownership representing such shares of Common Stock shall only be distributed at the time of settlement of such Restricted Stock Unit Awards in accordance with the terms and conditions of this Plan and the Agreement relating to such Restricted Stock Unit Award.

(f) Minimum Restriction Period. Except as provided in this subsection or as otherwise provided under the Plan, the Restriction Period applicable to a Restricted Stock Award or Restricted Stock Unit Award may not lapse in full until three years from the date such award was granted and no portion of the Restriction Period applicable to a Restricted Stock Award or Restricted Stock Unit Award may lapse until one year from the date such award was granted. The limitations of the preceding sentence shall not apply in the case of a Restricted Stock Award or Restricted Stock Unit Award that vests as a result of the attainment of a specified Performance Measure or in the case of a Restricted Stock Award or Restricted Stock Unit Award granted as a founder’s grant, an employee recognition award, a retention award, or to a newly hired employee; provided that except as provided for under the Plan the minimum Restriction Period applicable to such award shall be six months. The exceptions in the preceding sentence to the general minimum vesting provisions of this subsection, other than the exception applying to a Restricted Stock Award or Restricted Stock Unit Award that vests as a result of the attainment of a specified Performance Measure, are intended to be applied only in special circumstances as determined by the Committee (or its delegate).

(g) Rights and Provisions Applicable to Bonus Stock Unit Awards. The Agreement relating to a Bonus Stock Unit Award shall specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Prior to the settlement of a Bonus Stock Unit Award, the holder thereof shall not have any rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award, except to the extent that the Committee, in its sole discretion, may grant dividend equivalents on Bonus Stock Unit Awards. No shares of Common Stock and no certificates or other indicia of ownership representing shares of Common Stock that are subject to a Bonus Stock Unit Award shall be issued upon the grant of a Bonus Stock Unit Award. Instead, shares of Common Stock subject to Bonus Stock Unit Awards and the certificates or other indicia of ownership representing such shares of Common Stock shall only be distributed at the time of settlement of such Bonus Stock Unit Awards in accordance with the terms and conditions of this Plan and the Agreement relating to such Bonus Stock Unit Award.

3.3. Termination of Employment or Service.

(a) Disability and Death. Unless otherwise set forth in the Agreement relating to a Stock Award, if the employment with or service to the Company of the holder of such award terminates by reason of Disability or death, the Restriction Period shall terminate as of the effective date of such holder’s termination of employment or service and all Performance Measures applicable to such award shall be deemed to have been satisfied at the maximum level.

(b) Retirement.

(i) In the case of Restricted Stock Unit Awards granted under the Plan on and after January 31, 2011 which are not subject to Performance Measures, unless otherwise set forth in the Agreement, if the employment with or service to the Company of the holder of such award terminates by reason of Retirement, a prorated portion of such Restricted Stock Unit Award shall vest and be settled on the date on which the holder’s employment with or service to the Company terminates, and the remaining portion of such award shall be forfeited by such holder and canceled by the Company. Such proration shall be calculated on a grant-by-grant basis by multiplying the number of Restricted Stock Units by a fraction, the numerator of which is the number of days that have elapsed between the grant date and the effective date of the holder’s termination of employment or service and the denominator of which is the number of days between the grant date and the date the Restriction Period applicable to the Restricted Stock Unit Award would have lapsed in full.

(ii) In the case of Restricted Stock Unit Awards granted under the Plan on and after January 31, 2011 which are subject to Performance Measures, unless otherwise set forth in the Agreement, if the employment with or service to the Company of the holder of such award terminates by reason of Retirement, a prorated portion of the amount of such Restricted Stock Unit Award which is actually earned, based upon satisfaction of the Performance Measures during the applicable performance period, shall vest and be settled on the later of (i) date on which the holder’s employment with or service to the Company terminates or (ii) as soon as practicable following the end of the applicable performance period, and in no event later than March 15 of the calendar year following the calendar year in which the applicable performance period ends, and the remaining portion of such award shall be forfeited by such holder and canceled by the Company. Such proration shall be calculated on a grant-by-grant basis by multiplying the number of Restricted Stock Units by a fraction, the numerator of which is the number of days that have elapsed between the grant date and the effective date of the holder’s termination of employment or service and the denominator of which is the number of days between the grant date and the date the Restriction Period applicable to the Restricted Stock Unit Award would have lapsed in full.

(c) Other Termination. Unless otherwise set forth in the Agreement relating to a Stock Award, and except as provided in Section 3.3(b) and Section 5.8, if the employment with or service to the Company of the holder of a Stock Award terminates for any reason other than Disability or death, the portion of such award which is subject to a Restriction Period on the effective date of such holder’s termination of employment or service shall be immediately forfeited by such holder and canceled by the Company.

IV. PERFORMANCE GRANTS

4.1. Performance Grants. The Committee may, in its discretion, make Performance Grants to such eligible persons as may be selected by the Committee.

4.2. Terms of Performance Grants. Performance Grants shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Amount of Performance Grant and Performance Measures. The Agreement shall set forth the amount of the Performance Grant and a description of the Performance Measures and the Performance Period applicable to such Performance Grant, as determined by the Committee in its discretion.

(b) Vesting and Forfeiture. The Agreement shall provide, in the manner determined by the Committee in its discretion, for the vesting of a Performance Grant, if specified Performance Measures are satisfied during the specified Performance Period, and for the forfeiture of all or a portion of such award, if specified Performance Measures are not satisfied during the specified Performance Period.

(c) Settlement of Vested Performance Grants. The Agreement (i) shall specify whether a Performance Grant may be settled in shares of Common Stock, Restricted Stock, Restricted Stock Units, cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award, if any. If a Performance Grant is settled in shares of Restricted Stock, a certificate or certificates or other indicia of ownership representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Grant in shares of Common Stock or Restricted Stock the holder of such award shall have no rights as a stockholder of the Company with respect to any shares of Common Stock subject to such award and shall have rights as a stockholder of the Company in accordance with Section 5.10.

(d) Minimum Performance Period. The minimum Performance Period for any Performance Grant is one year from the date such grant is made.

4.3. Termination of Employment or Service.

(a) Disability, Retirement and Death. Unless otherwise set forth in the Agreement, if the employment with or service to the Company of the holder of a Performance Grant terminates during the Performance Period by reason of Disability, Retirement or death, the Performance Period shall continue and the holder, or the holder’s executor, administrator, legal representative, beneficiary or similar person, as applicable, shall be entitled to a prorated award. Such prorated award shall be equal to the value of the award at the end of the Performance

Period multiplied by a fraction, the numerator of which shall equal the number of days such holder was employed with or performing services for the Company during the Performance Period and the denominator of which shall equal the number of days in the Performance Period; provided, however, that such holder, or such holder’s executor, administrator, legal representative, beneficiary or similar person, as applicable, shall not be entitled to payment or distribution of such Performance Grant earlier than the date set forth in the Agreement.

(b) Other Termination. Unless otherwise set forth in the Agreement, if the employment with or service to the Company of the holder of a Performance Grant terminates during the Performance Period for any reason other than Disability, Retirement or death, each Performance Grant that is not vested shall be immediately forfeited.

V. GENERAL

5.1. Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval and, if approved, shall become effective as of September 28, 2006, the date on which the 2006 LTIP was approved by First Data in its capacity as sole stockholder of the Company. This Plan shall terminate on the tenth anniversary of the date of approval of the Plan by the Board or Committee, or if earlier when shares of Common Stock are no longer available for the grant, exercise or settlement of awards, unless terminated earlier by the Board or the Committee. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. If this Plan is not approved by the stockholders of the Company, this Plan shall be null and void and the 2006 LTIP shall remain in full force and effect.

5.2. Amendments. The Board or the Committee may amend or terminate this Plan, and except as provided in Sections 2.1(e) and 2.2(e), the Committee may amend outstanding awards under this Plan in any manner as it shall deem advisable in its sole discretion, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code and the rules of the New York Stock Exchange; provided, however, that no amendment of the Plan shall be made without stockholder approval if such amendment would increase the maximum number of shares of Common Stock available under this Plan (subject to Section 5.7). No amendment of the Plan or an outstanding award may impair the rights of a holder (the determination of which shall be made by the Committee in its sole discretion) of an outstanding award without the consent of such holder.

5.3. Agreement. The Company may condition an award holder’s right (a) to exercise, vest or settle the award and (b) to receive delivery of shares, on the execution and delivery to the Company of the Agreement and the completion of other requirements, including, but not limited to, the execution of a nonsolicitation agreement by the recipient and delivery thereof to the Company. Notwithstanding anything contained herein to the contrary, the Committee may approve an Agreement that, upon the termination of an award holder’s employment or service, provides that, or may, in its sole discretion based on a review of all relevant facts and circumstances, otherwise take action regarding an Agreement such that (i) any or all outstanding Stock Options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Stock Award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Performance Grant shall lapse and (iv) the Performance Measures applicable to any outstanding award (if any) shall be deemed to be satisfied at the maximum or any other level.

5.4. Transferability of Stock Options. Stock Options may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the holder thereof, except by will or the laws of descent and distribution; provided, however, that unless otherwise specified in the Agreement, as long as the holder continues employment with or service to the Company, such holder may transfer Stock Options to a Family Member or Family Entity without consideration; provided, however, in the case of a transfer of Stock Options to a limited liability company or a partnership which is a Family Entity, such transfer may be for consideration consisting solely of an equity interest in the limited liability company or partnership to which the transfer is made. Any transfer of Stock Options shall be in a form acceptable to the Committee, shall be signed by the holder and shall be effective only upon written acknowledgement by the Committee of its receipt and acceptance of such notice. If a Stock Option is transferred to a Family Member or to a Family Entity, such Stock Option may not thereafter be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by such Family Member or Family Entity except by will or the laws of descent and distribution.

5.5. Tax Withholding. The Company shall have the right to require, as of the grant, vesting, or exercise of an award, the sale of any shares of Common Stock, the receipt of any dividends or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other income, social insurance, payroll or other tax-related items which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”) in the amount necessary to satisfy any such obligation, or withhold an amount of cash which would otherwise be payable to a holder, including withholding from wages or other cash compensation otherwise due to the holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) a cash payment to the Company by a broker-dealer acceptable to the Company to whom the holder has submitted an irrevocable notice of exercise (in the case of a Stock Option) or an irrevocable notice of sale (in the case of a Stock Award) , in each case to the extent set forth in the Agreement relating to an award, or (E) any combination of (A) and (B). Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate, provided that any fraction of a share of Common Stock which would be required to satisfy such an obligation may be rounded up to the nearest whole share.

5.6. Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting, exercise or settlement of such award or the delivery of shares thereunder, such award shall not vest, be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. In addition, the Committee may condition the grant of an award on compliance with certain listing, registration or other qualifications applicable to the award under any law or any obligation to obtain the consent or approval of a governmental body. The Company may require that certificates or other indicia of ownership evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7. Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number, class and kind of securities (including, for this purpose, securities of any other entity that is a party to any such transaction) available under this Plan, the maximum number of securities available for Stock Awards and Performance Grants, the number, class and kind of securities (including, for this purpose, securities of any other entity that is a party to any such transaction) subject to each outstanding Stock Option and the purchase price per security, the terms of each outstanding Stock Option, the maximum number of securities with respect to which Stock Options or SARs (or a combination thereof), or Stock Awards or Performance Grants may be made or granted during any calendar year to any person, the number, class and kind of securities (including, for this purpose, securities of any other entity that is a party to any such transaction) subject to each outstanding SAR and the base price per SAR, the terms of each outstanding SAR, the number, class and kind of securities (including, for this purpose, securities of any other entity that is a party to any such transaction) subject to each outstanding Stock Award or Performance Grant, and the terms of each outstanding Stock Award or Performance Grant shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Stock Options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the adjustment or first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, as the Committee may determine , an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

5.8. Change in Control.

(a) Awards Granted On and After February 17, 2009. Effective for awards granted under the Plan on and after February 17, 2009, if an award holder’s employment is terminated by the Company, a Subsidiary or an Affiliate without Cause (or otherwise terminates for an eligible reason according to the terms of the Company severance policy applicable to the holder as of the effective date of a Change in Control) during the period commencing on and ending twenty-four months after the effective date of the Change in Control, then effective on the holder’s date of termination of employment (i) each outstanding Stock Option and SAR held by such holder shall become fully vested and exercisable, and (ii) the Restriction Period applicable to each outstanding Stock Award held by such holder shall lapse; provided, however, that awards that will vest or become exercisable or payable only if specified Performance Measures are attained and awards that provide for a deferral of compensation within the meaning of Code § 409A shall vest or be exercisable or payable in accordance with the applicable Agreements, subject to the terms of the Plan. All other awards granted under the Plan to such holder, including Performance Grants, shall vest or be exercisable or payable, if at all, in accordance with the applicable Agreements, subject to the terms of the Plan. Notwithstanding any provision of this Plan to the contrary, each Stock Option or SAR granted to such holder shall remain exercisable by the holder (or his or her legal representative or similar person) until the earlier of (y) the end of the severance period applicable to the holder under the Company severance policy (if any) applicable to the holder as of the effective date of a Change in Control or, if later, the end of the otherwise applicable Post-Termination Exercise Period, or (z) the expiration date of the term of the Stock Option or SAR.

(b) Awards Granted Prior to February 17, 2009. Effective for awards granted under the Plan prior to February 17, 2009, as of the effective date of a Change in Control (i) each outstanding Stock Option and SAR shall become fully vested and exercisable, (ii) the Restriction Period applicable to each outstanding Stock Award shall lapse, (iii) the Performance Period applicable to any outstanding Performance Grant shall lapse, and (iv) the Performance Measures applicable to any outstanding award shall be deemed to be satisfied at the target level (or if greater, at the performance level actually attained). Notwithstanding any provision of this Plan to the contrary, each Stock Option or SAR granted to a holder whose employment is terminated for an eligible reason according to the terms of the Company severance policy applicable to the holder as of the effective date of a Change in Control during the period commencing on and ending twenty-four months after the effective date of the Change in Control shall remain exercisable by such holder (or his or her legal representative or similar person) until the earlier of (y) the end of the severance period applicable to the holder under such severance policy or, if later, the end of the otherwise applicable Post-Termination Exercise Period, or (z) the expiration date of the term of the Stock Option or SAR.

5.9. No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any Affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any Affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

5.10. Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.11. Designation of Beneficiary. If permitted by the Committee, the holder of an award may file with the Committee a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death. To the extent an outstanding Stock Option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such Stock Option or SAR to the extent permitted under local law.

Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding Stock Option and SAR hereunder held by such holder, to the extent exercisable, may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.12. Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.13. Replacement and Substitute Awards. Notwithstanding anything in this Plan to the contrary, any Stock Option or Stock Award that is intended to be a Replacement or Substitute Award granted in connection with the spin-off of the Company shall be subject to the same terms and conditions as the original First Data award to which it relates; provided, however that such awards shall be administered by the Committee.

5.14. Foreign Employees. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures and to foster and promote achievement of the purposes of this Plan. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, Disability or Retirement or on termination of employment; available methods of exercise or settlement of an award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries, Affiliates or locations. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Sections 1.5 and 5.2, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

5.15. Termination of Employment or Service. Unless otherwise determined by the Committee, an award holder employed by or providing service to an entity that is a Subsidiary or an Affiliate under this Plan shall be deemed to have terminated employment with or service to the Company for purposes of this Plan on the date that such entity ceases to be a Subsidiary or an Affiliate hereunder.

5.16 Code Section 409A. Notwithstanding anything in this Plan to the contrary (for purposes of this Section 5.16, “Plan” shall include all Agreements under the Plan), the Plan will be construed, administered or deemed amended as necessary to comply with the requirements of Section 409A of the Code to avoid taxation under Section 409A(a)(1) of the Code to the extent subject to Section 409A of the Code. The Committee, in its sole discretion, shall determine the requirements of Section 409A of the Code applicable to the Plan and shall interpret the terms of the Plan consistently therewith. Under no circumstances, however, shall the Company or any Subsidiary or Affiliate or any of its or their employees, officers, directors, service providers or agents have any liability to any person for any taxes, penalties or interest due on amounts paid or payable under the Plan, including any taxes, penalties or interest imposed under Section 409A of the Code. Any payments to award holders pursuant to this Plan are also intended to be exempt from Section 409A of the Code to the maximum extent possible, first, to the extent such payments are scheduled to be paid and are in fact paid during the short-term deferral period, as short-term deferrals pursuant to Treasury regulation §1.409A-1(b)(4), and then, if applicable, under the separation pay exemption pursuant to Treasury regulation §1.409A-1(b)(9)(iii), and for this purpose each payment shall be considered a separate payment such that the determination of whether a payment qualifies as a short-term deferral shall be made without regard to whether other payments so qualify and the determination of whether a payment qualifies under the separation pay exemption shall be made without regard to any payments which qualify as short-term deferrals. To the extent any amounts under this Plan are payable by reference to an award holder’s “termination of employment,” such term shall be deemed to refer to the award holder’s “separation from service,” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Plan, if an award holder is a “specified employee,” as defined in Section 409A of the Code, as of the date of the award holder’s separation from service, then to the extent any amount payable under this Plan (i) constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, (ii) is payable upon the award holder’s separation from service and (iii) under the terms of this Plan would be payable prior to the six-month anniversary of the award holder’s separation from service, such payment shall be delayed until the earlier to occur of (a) the six-month anniversary of the separation from service or (b) the date of the award holder’s death.

The Board of Directors Recommends a Vote FOR Items 1 through 7. Election of directors: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 1. Richard A. Goodman _ _ _ 3. Michael A. Miles, Jr. _ _ _ 2. Roberto G. Mendoza _ _ _ Other Matters: 4. Amendments to the Company’s Amended and Restated Certificate of Incorporation to Eliminate Classification of the Board of Directors _ For _ Against _ Abstain 5. Ratification of Selection of Auditors _ For _ Against _ Abstain 6. Advisory Vote on Executive Compensation _ For _ Against _ Abstain 7. Approval of Material Terms of the Expanded Performance Measures Under the Company’s 2006 Long-Term Incentive Plan _ For _ Against _ Abstain The Board of Directors Recommends a Vote AGAINST Items 8 and 9. 8. Stockholder Proposal Regarding Stockholder Proxy Access _ For _ Against _ Abstain 9. Stockholder Proposal Regarding an Advisory Vote on Political Contributions _ For _ Against _ Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 through 7, AND AGAINST ITEMS 8 and 9. For shares held in The Western Union Company Incentive Savings Plan (the Plan), the Plan’s Trustee will vote the shares as directed. If no direction is given on how to vote the shares to the Trustee by mail on or before May 18, 2012 or by internet or phone by 11:59 p.m. (CT) on May 20, 2012, the Plan’s Trustee will vote your shares held in the Plan in the same proportion as the shares for which it receives instructions from all other participants in the Plan. Date _____________________________________ Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. COMPANY # Please fold here – Do not separate TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. Address Change? Mark box, sign, and indicate changes below: _ Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

THE WESTERN UNION COMPANY ANNUAL MEETING OF STOCKHOLDERS May 23, 2012 8:00 a.m. 505 Fifth Avenue, 7th Floor New York, NY 10017 The Western Union Company 12500 East Belford Avenue Englewood, CO 80112 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 23, 2012. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Items 1 through 7 and “AGAINST” Items 8 and 9. By signing the proxy, you revoke all prior proxies and appoint Hikmet Ersek and John R. Dye, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. _ �� _ INTERNET PHONE MAIL www.eproxy.com/wu 1-800-560-1965 Mark, sign and date your proxy Use the Internet to vote your proxy Use a touch-tone telephone to card and return it in the until 12:00 p.m. (CT) on vote your proxy until 12:00 p.m. postage-paid envelope provided. May 22, 2012. (CT) on May 22, 2012. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.